AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

            Delaware                         3845                841474432
(State or Other Jurisdiction of       (Primary Standard        (IRS Employer
 Incorporation or Organization)   Industrial Classification  Identification No.)
                                         Code Number)

                               427 Riverview Plaza
                            Trenton, New Jersey 08611
          (Address and Telephone Number of Principal Executive Offices)

                               427 Riverview Plaza
                            Trenton, New Jersey 08611
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                                   COPIES TO:

                                                       THOMAS P. GALLAGHER, ESQ.
ROBERT PRUNETTI                                           BARBARA J. COMLY, ESQ.
PRESIDENT & CHIEF EXECUTIVE OFFICER                   GALLAGHER, BRIODY & BUTLER
PERFORMANCE HEALTH TECHNOLOGIES, INC.                      155 VILLAGE BOULEVARD
427 RIVERVIEW PLAZA                                         PRINCETON, NJ  08540
TRENTON, NEW JERSEY 08611                              TELEPHONE: (609) 452-6000
TELEPHONE:  609-656-0800                                     FAX: (609) 452-0090
(Name, Address and Telephone Number of Agent for Service)

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                              PROPOSED          PROPOSED
TITLE OF EACH                                 MAXIMUM           MAXIMUM              AMOUNT OF
CLASS OF SECURITIES        AMOUNT TO          OFFERING PRICE    AGGREGATE            REGISTRATION
TO BE REGISTERED           BE REGISTERED(1)   PER SHARE(2)      OFFERING PRICE(2)    FEE
-------------------------------------------------------------------------------------------------
Common Stock, par value    82,699,231         $0.25             $20,674,807.75       $2,212.21
$0.01 per share            shares

(1) Includes an indeterminate number of shares of common stock which may be issued with respect to such shares by way of a stock dividend, stock split, stock combination, recapitalization, merger, consolidation or other similar transaction in accordance with Rule 416.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used $0.25.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED NOVEMBER 13, 2006

                                   PROSPECTUS

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                        82,699,231 Shares of Common Stock

This prospectus relates to the resale of up to 82,699,231 shares of our common stock. Please refer to "Selling Stockholders" beginning on page 12. The shares of common stock are being offered for sale by the selling stockholders at $0.25 per share until such time as a market for our common stock develops. Once a market for our common stock develops, we intend to supplement this prospectus to reflect that the shares will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of the offering. There are no minimum purchase requirements.

We submitted an application for listing our common stock on the Over-the-Counter Bulletin Board in ________, 2006. Our common stock is presently not traded on any market or securities exchange.

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 5.

  NEITHER SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
     COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
      DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ________________, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary                                                             1
Risk Factors                                                                   5
Selling Stockholders                                                          12
Use of Proceeds                                                               33
Determination of Offering Price                                               34
Dilution                                                                      34
Plan of Distribution                                                          34
Market Price of and Dividends on the Registrant's Common Equity
  and Other Shareholder Matters                                               36
Description of Business                                                       39
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                                       45
Security Ownership of Certain Beneficial Owners and Management                57
Management                                                                    59
Executive Compensation                                                        63
Certain Relationships and Related Transactions                                68
Description of Capital Stock                                                  69
Legal Matters                                                                 73
Experts                                                                       73
How to Get More Information                                                   73
Index to Financial Statements                                                F-1

                           FORWARD LOOKING STATEMENTS

Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read the following summary together with the more detailed information regarding us and our common stock being sold in this offering, including our financial statements and the related notes, appearing elsewhere in this prospectus. Except as otherwise indicated by the context, in this prospectus "PHT," "we," "us," and "our" refer to Performance Health Technologies, Inc.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack(TM), our versatile proprietary technology platform. Our goal is to transform the way individuals exercise, train, and rehab from injuries by creating innovative products using MotionTrack(TM) that merges technology with exercise for more accurate and controlled therapy, injury recovery, and personal training and fitness.

Our principal executive office is located at 427 Riverview Plaza, Trenton, New Jersey 08611. Our telephone number is 609-656-0181 and our web site address is www.performancehealth.com. The information contained on our web site is not a part of this prospectus.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are our stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, L.P., which intends to sell up to 16,842,106 shares of common stock to be issued pursuant to a standby equity distribution agreement and 2,000,000 shares issued as a commitment fee pursuant to the standby equity distribution agreement;

      o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by us in connection with the standby equity distribution agreement, which intends to sell up to 40,000 shares of common stock issued as a placement agent fee pursuant to the standby equity distribution agreement;

      o First Allied Securities, Inc. who intends to sell up to 316,394 shares of common stock underlying warrants issued as a fee for serving as our placement agent in the private placements of our securities closed in 2001 and for consulting services;

      o North Coast Securities Corporation who intends to sell up to 71,350 shares of common stock underlying warrants issued as a fee for serving as our placement agent in the private placements of our securities closed in 2003 and 2005 and for consulting services;

      o Other selling stockholders who intend to sell up to 1,781,130 shares of common stock underlying warrants issued in connection with fees payable to First Allied for serving as our placement agent in the private placements of our securities closed in 2001 and for consulting services;

      o Other selling stockholders who intend to sell up to 4,400,000 shares of common stock underlying warrants issued in connection with fees payable to North Coast for serving as our placement agent in the private placements of our securities closed in 2003 and 2005 and for consulting services;

      o Other selling stockholders who intend to sell up to 200,000 shares of common stock underlying options issued for consulting services and up to 4,011,133 shares of common stock issued in connection with private placements of our securities or were issued securities for consulting services or for accrued salary; and

      o Other selling stockholders who intend to sell up to 35,521,929 shares of common stock issuable upon conversion of $8,619,200 of convertible notes and related interest payable in shares and up to 17,515,189 shares of common stock issuable upon the exercise of warrants, sold in private placements of our securities conducted from August 2001 through October 2006.

Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $10 million. Cornell Capital will purchase the shares of common stock for a 5% discount to the volume weighted average price of our common stock for the 5 days immediately following the notice date. We are registering 16,842,106 shares of common stock issuable pursuant to the standby equity distribution agreement. Assuming we sold all of such 16,842,106 shares to Cornell Capital at $0.2375 per share, we would draw down on approximately $4 million of the standby equity distribution agreement.

Cornell Capital intends to sell any shares it acquires pursuant to the standby equity distribution agreement at the then prevailing market price. Such sales may cause our stock price to decline. Cornell Capital may sell shares of our common stock subject to an advance notice from us at any time from and after its receipt of the notice, including during the applicable five day pricing period for determination of stock price and prior to our issuance of the shares to it. This could cause downward pressure on the price of our common stock and therefore reduce the purchase price that Cornell Capital pays for the common stock.

Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the standby equity distribution agreement. We will pay Cornell Capital a fee of 5% of the gross proceeds, in cash, raised under the standby equity distribution agreement.

COMMON STOCK OFFERED          82,699,231 shares by selling stockholders.

OFFERING PRICE

                              $0.25 per share. Once a market for our common stock develops, the shares will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of the offering.

COMMON STOCK OUTSTANDING      Our Certificate of Incorporation authorizes
BEFORE THE OFFERING           70,000,000 shares of our common stock, $0.01 par
                              value per share and 1,000,000 shares of our preferred stock, $0.01 par value per share. As of November 1, 2006, we have 45,481,726 shares of common stock outstanding and no shares of preferred stock outstanding.

                              Our Board of Directors has approved an amendment of our Certificate of Incorporation to increase our authorized shares of common stock to 500,000,000 shares and increase our authorized shares of preferred stock to 25,000,000. We intend to seek approval of this amendment by our stockholders prior to the effectiveness of the accompanying registration statement.

USE OF PROCEEDS               We will not receive any proceeds of the shares
                              offered by the selling stockholders. Any proceeds we receive from the sale of common stock to Cornell Capital under the standby equity distribution agreement or we receive from the exercise of warrants and options will be used for general working capital purposes. See "Use of Proceeds."

RISK FACTORS                  The securities offered hereby involve a high
                              degree of risk and immediate substantial dilution.
                              See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

We are providing the following summary financial information to aid you in your analysis of the financial aspects of an investment in us. The table includes summary historical financial data for us for the years ended December 31, 2005 and 2004 and for the six months ended June 30, 2006 and 2005. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes appearing elsewhere in this prospectus.

SUMMARY STATEMENT OF OPERATION DATA:

                               SIX MONTHS ENDED JUNE 30,         YEAR ENDED DECEMBER 31,
                                   2006            2005           2005            2004
                                   ----            ----           ----            ----
Sales, net                     $     3,935     $    21,977    $     26,810    $    106,350
Cost of sales                          500          13,289          28,595          82,000
Gross profit                         3,435           8,688           1,785          24,350
Operating expenses                 478,814         812,483       1,492,040       2,255,998
Loss from operations              (475,379)       (803,795)     (1,493,825)     (2,231,648)
Other income (expenses)         (1,082,998)       (505,344)     (1,337,637)       (693,501)
Net loss                        (1,559,178)     (1,309,939)     (2,832,262)     (2,926,724)
Net loss per share - basic     $     (0.04)    $     (0.04)   $      (0.08)   $      (0.08)

SUMMARY BALANCE SHEET DATA:

                                                                   JUNE 30, 2006
                                                                   -------------
            Working capital (deficit)                                (2,761,132)
            Current assets                                              352,059
            Total assets                                              1,684,072
            Current liabilities                                       3,113,191
            Convertible notes payable--long term                      4,900,000
            Stockholders' (deficit)                                  (6,329,119)

                                  RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to purchase our common stock.

                          BUSINESS AND OPERATING RISKS

WE HAVE HAD LIMITED PRODUCT SALES, A HISTORY OF OPERATING LOSSES AND HAVE BEEN UNPROFITABLE SINCE INCEPTION.

We have had limited sales of our products to date. We incurred net losses of approximately $1,559,178 during the six months ended June 30, 2006. We expect to incur substantial additional operating losses in the future. During the six months ended June 30, 2006 and 2005, we generated revenues from product sales in the amounts of approximately $3,935 and $21,977, respectively. We cannot assure you that we will continue to generate revenues from operations or achieve profitability in the near future or at all.

WE HAVE A WORKING CAPITAL LOSS, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2006 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES.

We had a working capital deficit of $1,332,013 at June 30, 2006, which means that our current liabilities exceeded our current assets on June 30, 2006 by $1,332,013. Current assets are assets that are expected to be converted to cash or otherwise utilized within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2006 were not sufficient to satisfy all of our current liabilities on that date.

THE REPORT OF OUR INDEPENDENT AUDITORS CONTAINS AN EXPLANATORY PARAGRAPH RELATING TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In its report dated March 9, 2006 our auditors, Moore Stephens, P.C., expressed an opinion that there is substantial doubt about our ability to continue as a going concern. Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several years. As of June 30, 2006, we had an accumulated deficit of approximately $16.2 million. Our accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have financed our operations since inception primarily through equity financings and we will continue to depend on external financing to fund our operations over the next several years. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all under the standby equity distribution agreement or otherwise. Continuing our operations over the next twelve months is dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern.

WE MAY NOT BE ABLE TO OBTAIN THE SIGNIFICANT FINANCING THAT WE NEED TO CONTINUE TO OPERATE.

We may not be able to obtain sufficient funds to continue to operate or implement our business plan. We estimate that we will need approximately $1.25 million to continue to operate over the next 12 months in order to implement our business plan. Our immediate financing needs are expected to be provided from privately placed bridge loans of approximately $1 million closed from June through October 2006. These bridge loan financings may not be sufficient to meet our needs until the standby equity distribution agreement is available for us to draw on.

Our long-term financing needs are expected to be provided from the standby equity distribution agreement we entered into in January 2006 with Cornell Capital. Pursuant to the standby equity distribution agreement we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital will pay us 95% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the standby equity distribution agreement. We are registering 16,842,106 shares of common stock issuable pursuant to the standby equity distribution agreement. Assuming we sold all of such 16,842,106 shares to Cornell Capital at $0.2375 per share, we would draw down on approximately $4 million of the standby equity distribution agreement. We will need to register the balance of the shares to be issued under the standby equity distribution agreement before such shares can be issued to Cornell Capital in the future.

We will not be in a position to access the capital under the standby equity distribution agreement until our securities are quoted on the NASD OTC Bulletin Board and sufficient demand exists for our equity securities. There can be no assurance that we will successfully list our securities for a quotation on the NASD OTC Bulletin Board, or that a market for our securities will develop in a manner that will allow us to receive financing under the standby equity distribution agreement. Furthermore, the amount of financing available under the standby equity distribution agreement will fluctuate with the price of our common stock. As the price declines, the number of shares Cornell Capital must purchase to satisfy an advance request from us will increase, resulting in additional dilution to existing stockholders.

RESTRICTIONS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT COULD SIGNIFICANTLY LIMIT OUR ABILITY TO ACCESS FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.

We may not request advances under the standby equity distribution agreement if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our then outstanding common stock. As of November 1, 2006, we had 45,481,726 shares outstanding so Cornell Capital could not own in excess of 4,997,437 shares. Giving effect to the 2,000,000 shares of our common stock currently held by Cornell Capital it could purchase 2,997,437 additional shares for approximately $712,000 under the standby equity distribution agreement (at an assumed purchase price of $0.2375 per share based upon 95% of an assumed lowest trading price of $0.25). We will be unable to sell additional shares of our common stock under the standby equity distribution agreement if Cornell Capital is unable to reduce its holdings so as to remain below the 9.9% threshold.

THE STANDBY EQUITY DISTRIBUTION AGREEMENT cONTAINS CERTAIN COVENANTS PROHIBITING US FROM RAISING CAPITAL AT LESS THAN THE MARKET PRICE.

The standby equity distribution agreement contains a covenant that restricts us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. The existence of this covenant may limit our ability to borrow money or raise capital from the sale of stock or convertible securities because purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.

WE CURRENTLY MARKET ONLY A LIMITED LINE OF PRODUCTS IN AN EMERGING MARKET.

We currently market only our Core:Tx(TM) system. We ceased marketing our SportsRAC(TM) System in 2004. To date we have had only limited sales of our SportsRAC(TM) System. If the Core:Tx(TM) system fails to achieve market acceptance and significant sales, we will not be able to generate revenue from the sale of this or other products and may not continue in business.

IF THE MARKET DOES NOT ACCEPT THE CORE:Tx(TM) SYSTEM, WE WILL NOT GENERATE REVENUES NECESSARY TO CONTINUE IN BUSINESS.

The Core:Tx(TM) system is being offered in an emerging market. Under our current marketing plan, the Core:Tx(TM) system is being marketed to physicians and physical therapists. We believe acceptance by physicians and physical therapists will benefit our marketing in the health and fitness club market and the fitness and recreation consumer market. To date, there is no widespread market acceptance by physicians and physical therapists or in any other market. We intend to redirect our marketing efforts and are currently developing a marketing plan for the health and fitness club market and the fitness and recreation consumer market. Once finalized, the marketing plan will be our first attempt to sell products in the consumer market with the inherent risks in any first time entry into a new market. We may be unable to produce or adapt our products to other uses, and even if we are able to successfully adapt Core:Tx(TM) (Motion TrackTM) to other formats, the adaptations might not achieve market acceptance. Absent adequate sales of these products, we may not be able to continue in business.

THERE IS CURRENTLY LIMITED COMPETITION FOR OUR PRODUCTS, BUT FUTURE COMPETITION MAY IMPACT SALES OF OUR PRODUCTS.

At present, the competition for our products is limited. In the future and if markets develop, competition may also develop. Potential competitors may have greater financial, marketing, and technical resources than we will have. To the extent that competitors achieve a performance or price advantage, we will be at a competitive disadvantage and our sales may decline.

THERE IS NO LONG TERM TESTING OF THE CORE:Tx(TM) SYSTEM AND THE ABSENCE OF TESTING MAY ADVERSELY IMPACT SALES.

There is no long term testing of the Core:Tx(TM) system. Although we have initiated studies of the Core:Tx(TM) system, at this time there are no studies or tests relating to the Core:Tx(TM) system for use in neuromuscular rehabilitation. The final results will not be available in the near future. The absence of any testing may adversely impact sales of the Core:Tx(TM) system.

OUR PRODUCTS ARE BASED UPON OUR NON-PATENTED PROPRIETARY TECHNOLOGY AND OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE LOSE OUR INTELLECTUAL PROPERTY RIGHTS.

Our products utilize non-patented proprietary hardware, software and data, and other proprietary technology and information which we developed over several years. We employ various methods to protect our proprietary technology and information, including confidentiality and proprietary information agreements with vendors, employees, consultants and others. Despite these precautions, our or substantially equivalent technology or information may become known to, or be independently developed by, our competitors, or our proprietary rights in intellectual property may be challenged. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We have three patents applications pending covering our MotionTrack motion sensing and position system technology, and our Core:Tx device and modes of operation. Patents based on these applications may not be granted and, even if granted, such patents may not effectively protect us from competitive products or otherwise give us a competitive advantage. Further, it is possible that our patent applications or any patents granted could become the subject of interference proceedings (i.e. proceedings declared by the U.S. Patent and Trademark Office, or USPTO, to determine the priority of inventions) that result in the loss of the associated patent rights or that any patents granted could be circumvented or invalidated. We may apply for additional patents in the course of our business as we deem appropriate. Although we generally seek patent protection when possible, we do not consider patent protection to be a significant competitive advantage in the marketplace for our products.

OUR OPERATING RESULTS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF WE BECOME INVOLVED IN LITIGATION REGARDING OUR INTELLECTUAL PROPERTY RIGHTS.

We, our products, our patent applications or any patents ultimately granted may become subject to infringement claims, litigation or interference proceedings declared by the U.S. Patent and Trademark Office, or USPTO, to determine the priority of inventions, either with or without merit. The defense and prosecution of intellectual property suits or USPTO interference proceedings can be both costly and time consuming. An adverse determination in any litigation or interference proceeding to which we may become a party could:

      o subject us to significant liabilities to third parties in the case of litigation;

      o require us to license disputed intellectual property rights from a third party for royalties that may be substantial; or

      o     require us to cease using such intellectual property.

Any of these outcomes could have a material adverse effect on us. We are currently not aware of any intellectual property infringement claims that may be brought against us.

PRODUCT LIABILITY CLAIMS MAY HARM OUR BUSINESS.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse effects. We currently do not carry product liability insurance and have no plans to purchase such insurance. In the event of any products liability claim, we would have to pay any amount awarded by a court which could have a material adverse effect on us. Even a meritless or unsuccessful product liability claim would be time consuming and expensive to defend and could result in the diversion of management's attention from business. In addition, if we ever elect to purchase product liability insurance, any product liability claim brought, with or without merit, could result in the increase of product liability insurance rates or the inability to secure coverage in the future.

REGULATION OF OUR PRODUCTS COULD INCREASE THE COST AND ADVERSELY AFFECT SALES.

Our products and operations are subject to regulation by the Food and Drug Administration, or FDA, and state authorities. The FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution and production of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended and indicated uses. In addition, the FDA regulates the export of medical devices manufactured in the United States to international markets.

Under the Federal Food, Drug, and Cosmetic Act, or FFDCA, medical devices are classified into one of three classes--Class I, Class II or Class III--depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Classification of a device is important because the class to which a device is assigned determines, among other things, the type of premarketing submission and application process required for FDA clearance to market the device. Class I includes devices with the lowest risk to the patient (and subject to the least regulatory control), while Class III includes devices with the greatest risk to the patient (and strictest regulatory control).

Our currently marketed products are Class I medical devices. Class I devices are low-risk devices subject to the least regulatory control. In general, a company can market a Class I device as long as it adheres to a set of guidelines called "General Controls," which sufficiently assure the safety and effectiveness of the device. General Control are the baseline requirements of the Food, Drug and Cosmetic Act, or FD&C, that apply to all classes of medical devices and include compliance with the applicable portions of the FDA's Quality System Regulation, or QSR, establishment registration, product listing, reporting of adverse medical events and certain product malfunctions, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process, although we believe that our products do not.

The FDA may disagree with our classification of our products, change its policies, adopt additional regulations, or revise existing regulations, any of which could impact our ability to market our products.

The FDA has broad regulatory and enforcement powers. If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure or recall of our products, total or partial shutdown of production, withdrawal of approvals or clearances already granted, and criminal prosecution. The FDA can also require us to repair, replace or refund the cost of devices that we manufactured or distributed. If any of these events were to occur, it could materially adversely affect our business, financial condition and results of operations.

WE MAY BE UNABLE TO MANAGE GROWTH AND HIRE AND RETAIN EMPLOYEES AS CONTEMPLATED IN OUR BUSINESS PLAN.

It is anticipated that our business plan will require us to expand services, hire additional employees, and expand our operational systems. We may not be able to effectively and cost-efficiently control our planned expansion. We may not be able to attract and retain qualified personnel required under our business plan.

                         RISKS RELATED TO THIS OFFERING

WE HAVE NOT BEEN SUBJECT TO THE PERIODIC FILING AND REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934.

Prior to the date of this prospectus, we have not been subject to the periodic filing and reporting requirements of the Securities Exchange Act of 1934, as amended. We do not have experience as a reporting company and may encounter difficulty meeting the various obligations imposed on us by the public reporting system.

FUTURE SALES OF SHARES OF OUR COMMON STOCK BY EXISTING SHAREHOLDERS IN THE PUBLIC MARKET, OR THE POSSIBILITY OR PERCEPTION OF SUCH FUTURE SALES, COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR STOCK.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell your shares of common stock at a time and at a price which we deem appropriate.

As of November 1, 2006, there were 45,481,726 shares of our common stock outstanding. Of these shares, 6,051,133 are "restricted securities" as defined in Rule 144 and 39,430,593 outstanding shares of our common stock were eligible for sale in the public market without restriction or registration (other than shares held by affiliates). This prospectus relates to the 6,051,133 outstanding restricted shares of common stock, all of which are being offered for the accounts of selling stockholders. This prospectus also relates to shares of common stock issuable upon exercise of outstanding warrants (24,084,063) and options (200,000), conversion of convertible notes (35,521,929) and shares of common stock issuable in connection with the standby equity distribution agreement (16,842,106). If all such shares were issued there will be an additional 76,648,098 shares of common stock outstanding. All of the shares included in this prospectus may be immediately resold in the public market upon the effectiveness of the accompanying registration statement.

After this offering and upon vesting, 5,788,670 shares will also be issuable upon the exercise of presently outstanding stock options and 6,211,330 shares have been reserved for future issuance under our existing stock option plans. Pursuant to Rule 701 of the Securities Act of 1933, as amended, as currently in effect, and subject to the lock-up agreements described herein, any of our employees, directors, consultants or advisors who purchase shares of our common stock from us pursuant to options granted prior to the completion of this offering under our existing stock option plans or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. Additionally, following the consummation of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register the sale of shares issued or issuable upon the exercise of all these stock options.

In the future, we may issue our securities in connection with financings, acquisitions or other investments. The amount of our common stock issued in connection with any financing, acquisition or other investment could constitute a material portion of our then outstanding common stock. Such issuances could result in dilution of our common shareholders.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH COULD CAUSE THE VALUE OF YOUR INVESTMENT TO DECLINE.

The market price of shares of our common stock is likely to be highly volatile. Factors that may have a significant effect on the market price of our common stock include the following:

      o sales of large numbers of shares of our common stocks in the open market, including shares issuable at a fluctuating conversion price at a discount to the market price of our common stock;

      o     our operating results;

      o     our need for additional financing;

      o announcements of technological innovations or new commercial products by us or our competitors;

      o developments in our patent or other proprietary rights or our competitors' developments;

      o     governmental regulation; and

      o     other factors and events beyond our control.

In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

As a result of potential stock price volatility, investors may be unable to resell their shares of our common stock at or above the cost of their purchase prices. In addition, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, this could result in substantial costs, a diversion of our management's attention and resources and harm to our business and financial condition.

BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS, SHAREHOLDERS WILL BENEFIT FROM AN INVESTMENT IN OUR COMMON STOCK ONLY IF IT APPRECIATES IN VALUE.

We currently intend to retain our future earnings, if any, to finance the further expansion and continued growth of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

CORNELL CAPITAL WILL PAY FIVE PERCENT LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK.

The common stock to be issued under the standby equity distribution agreement will be issued at a 5% discount to the volume weighted average price for the 5 days immediately following the notice date of an advance. In addition, Cornell Capital will retain a cash fee of 5% from the proceeds received by us for each advance under the standby equity distribution agreement for an effective total discount to the market price of our common stock of 10%. These discounted sales could cause the price of our common stock to decline. The sale of shares sold pursuant to the standby equity distribution agreement will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue under the standby equity distribution agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the standby equity distribution agreement could encourage short sales by third parties. In a short sale, a prospective seller borrows stock from a shareholder or broker and sells the borrowed stock. The prospective seller hopes that the stock price will decline, at which time the seller can purchase shares at a lower price to repay the lender. The seller profits when the stock price declines because it is purchasing shares at a price lower than the sale price of the borrowed stock. Such sales could place further downward pressure on the price of our common stock by increasing the number of shares being sold.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to the Company and how each selling shareholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                                                          PERCENTAGE
                                                                 SHARES                                    OF SHARES
                                                              BENEFICIALLY          SHARES TO BE         BENEFICIALLY
                     SELLING                                  OWNED BEFORE           SOLD IN THE          OWNED AFTER
                   STOCKHOLDER                                  OFFERING              OFFERING          THE OFFERING(a)
-----------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, L.P.                                44,105,263 (1)         18,842,106 (1)            *
Newbridge Securities Corporation                                  40,000 (2)             40,000 (2)           0%
Alfarraj, Kassim                                                 138,780 (3)             69,390 (3)            *
Alford, Steven                                                    59,925 (4)             57,000 (4)            *
Andalora, Michael J. and Janet C. JTWRS                           42,500 (5)             21,250 (5)            *
Angelo, Dr. Michael                                              127,500 (6)             42,500 (6)            *
Arena, Mario J.                                                  531,250 (7)            265,625 (7)            *
Atwal, Diane Lynn                                                 11,474 (8)              5,737 (8)            *
Austerman, John                                                  329,587 (9)            313,500 (9)            *
B.B. & R.G. Inc.                                                  66,560 (10)            42,500 (10)           *
Bailey, John D.                                                   68,000 (11)            34,000 (11)           *
Barnes, Rex D.                                                   114,000 (12)            57,000 (12)           *
Barr, Thomas A.                                                2,994,231 (13)         2,419,201 (13)           *
Bass, Tom                                                         50,000 (14)            50,000 (14)          0%
Beck, John & Lauren JTWRS                                        170,000 (15)            85,000 (15)           *
Bedenbaugh, David R.                                              17,000 (16)             8,500 (16)           *
Bennett, Bruce W. & Julie A.                                   1,377,500 (17)         1,267,750 (17)           *
Bennett, Bruce Ward                                              357,125 (18)           355,000 (18)           *
Bennett, Bruce W. & Bennett, Wayne                               390,000 (19)           390,000 (19)          0%
Bernitt, Wayne                                                 1,475,000 (20)           650,000 (20)           *
Bernitt, Wayne & Elisabeth A.                                  1,269,500 (21)         1,257,000 (21)           *
Bernitt, Wayne & Elisabeth A. Bernitt,
Trustees of the Wayne Bernitt Revocable
Living Trust U/A dated 11/23/04                                   58,907 (22)            50,000 (22)           *
Bleakley, Dorothy                                                802,995 (23)           763,800 (23)           *
Booth, Robert A.                                                  42,500 (24)            21,250 (24)           *
Boyer, Gordon A.                                                  60,350 (25)            57,000 (25)           *
Braswell, Curtis E.                                              510,000 (26)           255,000 (26)           *
Braswell, Keith E.                                               323,000 (27)           161,500 (27)           *
Brown, Brent & Anthonia                                           76,500 (28)            76,500 (28)          0%
Brown, Franklin L.                                               430,612 (29)           362,000 (29)           *
Brown, Kenneth                                                   250,000 (30)           250,000 (30)          0%
Brown, Ronald A.                                                  21,250 (31)            10,625 (31)           *
Bryant, Paul                                                     110,350 (32)            57,000 (32)           *
Burger, William H.                                               677,100 (33)           132,826 (33)           *
Burr, Clyde                                                       59,925 (34)            57,000 (34)           *
Burr, John                                                       122,401 (35)           101,438 (35)           *
Bush, Rodger IRA, BSSC                                            89,887 (36)            85,500 (36)           *
Capital Investing, LLC                                         1,923,400 (37)         1,923,400 (37)          0%

                                                                                                          PERCENTAGE
                                                                 SHARES                                    OF SHARES
                                                              BENEFICIALLY          SHARES TO BE         BENEFICIALLY
                     SELLING                                  OWNED BEFORE           SOLD IN THE          OWNED AFTER
                   STOCKHOLDER                                  OFFERING              OFFERING          THE OFFERING(a)
-----------------------------------------------------------------------------------------------------------------------
Capital Partners                                                 220,600 (38)           220,600 (38)          0%
Carithers, Pearl                                                 176,556 (39)            77,278 (39)           *
Carpenter, Kim A. & Herring, H. Dale JTWRS                        21,250 (40)            10,625 (40)           *
Carter, C. Alan Simple IRA, BSSC Custodian                        59,925 (41)            57,000 (41)           *
Cartmell, Paul                                                 4,731,275 (42)         3,639,125 (42)           *
Cauley, Terry J. & William C. JTWROS                              42,500 (43)            21,250 (43)           *
Chaney, Teresa                                                    10,626 (44)             5,313 (44)           *
Chapman, Alvin D.                                                 21,250 (45)            10,625 (45)           *
Chapman, Darryl A. Sr.                                           157,350 (46)           114,000 (46)           *
Chapman, Darryl IRA                                              161,500 (47)           156,500 (47)           *
Claire, Fred                                                     178,250 (48)            42,000 (48)           *
Clark, Michael D.                                                 12,500 (49)             4,250 (49)           *
Clark, William                                                    59,925 (50)            57,000 (50)           *
Cobb, Carrell E. & Dorothy L. JTWROS                              21,250 (51)            10,625 (51)           *
Coltman, Brett                                                    21,250 (52)            10,625 (52)           *
Cook, Donna J.                                                   119,850 (53)           114,000 (53)           *
Creel, Marion J. & Patricia                                      151,556 (54)            68,903 (54)           *
CustomTech Sales Inc.                                            106,250 (55)            53,125 (55)           *
Davis, Sandra H.                                               1,871,622 (56)         1,603,700 (56)           *
Deer Lakes Bowl                                                  106,250 (57)            53,125 (57)           *
Dell, Frederick E. and Marcy E. JTWRS                            127,500 (58)            63,750 (58)           *
Dew, James H. Jr., M.D.                                           68,000 (59)            34,000 (59)           *
Diment, Richard                                                1,230,000 (60)         1,092,500 (60)           *
Dixie Precast, Inc.                                              121,900 (61)            15,900 (61)           *
Duggan, Ashley IRA                                                29,962 (62)            28,500 (62)           *
Duggan, Ralph W.                                                 733,695 (63)           481,650 (63)           *
Eagle Consulting                                                 200,000 (64)           200,000 (64)          0%
Ellison, Ronald S.                                                17,000 (65)             8,500 (65)           *
Featherston, Roger A., Trustee-Wes K. Assoc.Pension               53,125 (66)            53,125 (66)          0%
Fender, Dana                                                     149,812 (67)           142,500 (67)           *
Ferguson, Eugene G.                                              214,626 (68)           107,313 (68)           *
First Allied Securities, Inc.                                    316,394 (69)           316,394 (69)           *
Florida JH Associates, Inc.                                      578,500 (70)           570,000 (70)           *
Franklin, Michael                                                290,912 (71)           256,500 (71)           *
Free, Anthony                                                     31,874 (72)            15,937 (72)           *
Free, Hank and Cynthia S., JTWROS                                 95,626 (73)            47,813 (73)           *
Freeman, Randall                                                 910,859 (74)           866,400 (74)           *
Fuller, James                                                     50,000 (75)            50,000 (75)          0%
Futch, Daryll W.                                                  59,500 (76)            29,750 (76)           *
Garnder, Kelvyn                                                  250,000 (77)           187,500 (77)           *
Gardner, Kelvyn & Michelle                                       322,787 (78)           180,320 (78)           *
Garson, Gregory S. and Despina K.                              2,271,000 (79)         2,271,000 (79)          0%
Gestewitz, Gary D.                                                42,500 (80)            21,250 (80)           *
Godwin, Jerry                                                    956,250 (81)           478,125 (81)           *
Gordon, Kenneth                                                  599,250 (82)           570,000 (82)           *

                                                                                                          PERCENTAGE
                                                                 SHARES                                    OF SHARES
                                                              BENEFICIALLY          SHARES TO BE         BENEFICIALLY
                     SELLING                                  OWNED BEFORE           SOLD IN THE          OWNED AFTER
                   STOCKHOLDER                                  OFFERING              OFFERING          THE OFFERING(a)
-----------------------------------------------------------------------------------------------------------------------
Gordon, Kenneth & Susan                                        5,274,725 (83)         5,187,000 (83)           *
Gordon, Kenneth and Susan, Tenants by the Entirety               163,300 (84)            44,350 (84)           *
Gordon, Susan                                                    476,000 (85)           456,000 (85)           *
Gowen, James D. Jr.                                               25,500 (86)            12,750 (86)           *
Gresham, Gary D. & Karen S. JTWROS                                25,500 (87)            12,750 (87)           *
Guthrie, Judiuth                                                 119,850 (88)           114,000 (88)           *
Hampton, David & Peggy Living Trust                              592,500 (89)           592,500 (89)          0%
Hampton, Timothy & Patricia JTWRS                                 59,925 (90)            57,000 (90)           *
Harkins, Gerry                                                   502,124 (91)           487,500 (91)           *
Harrison, Roger                                                   43,666 (92)            12,500 (92)           *
Hatfield, Joseph                                               3,104,874 (93)         2,319,375 (93)           *
Hauser, David G. & Maria A. JTWROS                                21,250 (94)            10,625 (94)           *
Hawthorne, Kevin E. & Tracy A. JTWRS                             102,425 (95)            78,250 (95)           *
Hobby, David                                                     239,700 (96)           228,000 (96)           *
Hoch, Walter K.                                                1,503,480 (97)         1,196,188 (97)           *
Hodges, Vernard                                                  449,437 (98)           427,500 (98)           *
Hood, William SEP IRA, BSSC                                       59,925 (99)            57,000 (99)           *
Hopkins, Donald F.                                               489,600 (100)          298,875 (100)          *
Hopkins, Theola IRA, BSSC                                        359,550 (101)          342,000 (101)          *
Hopkins, William                                                 198,906 (102)          198,906 (102)         0%
Hulion, Cubie V.                                                  93,925 (103)           74,000 (103)          *
Ireland, Lock W. & Anne F. Tenants by the Entirety                21,250 (104)           10,625 (104)          *
Janosek, Dan                                                     862,637 (105)          799,875 (105)          *
Joseph Fund Partners                                             420,000 (106)          420,000 (106)         0%
Kight, David                                                     106,250 (107)           53,125 (107)          *
Kingsley, Charles A. and Sharon K.                               484,925 (108)          269,500 (108)          *
Kohler, Michael S.                                                42,500 (109)           21,250 (109)          *
Kotos, Paul and Denise                                           430,630 (110)          430,630 (110)         0%
Kristofak, John                                                  106,250 (111)           53,125 (111)          *
Kuhl, Ross IRA, BSSC Custodian                                   203,745 (112)          193,800 (112)          *
Lawson, Andrew                                                    50,000 (113)           50,000 (113)         0%
Lee, James M. and Deborah K. JTWRS                                42,500 (114)           21,250 (114)          *
Lee, John J. & Shannon D. JTWROS                                  29,750 (115)           14,875 (115)          *
Lenihan, David                                                   255,000 (116)          255,000 (116)         0%
Litwin, Carl S.                                                   83,470 (117)           52,550 (117)          *
Lock, Robert A.                                                  726,000 (118)          330,000 (118)          *
Long, Camille                                                    143,820 (119)          136,800 (119)          *
Long, Jacson T.                                                4,304,135 (120)        3,511,150 (120)          *
Long, Jacson T. & Camille JTWRS                                  291,578 (121)          228,103 (121)          *
Long, Joseph Scott                                                37,000 (122)           17,000 (122)          *
Lubow, Nathan E.                                                 285,500 (123)          285,500 (123)         0%
Luna, Angela J.                                                   42,500 (124)           21,250 (124)          *
Marable Dental Center                                             51,000 (125)           25,500 (125)          *
Marable, Lawrence                                              2,712,095 (126)        2,264,300 (126)          *
Marable, Lawrence IRA, BSSC                                      390,405 (127)          368,450 (127)          *

                                                                                                          PERCENTAGE
                                                                 SHARES                                    OF SHARES
                                                              BENEFICIALLY          SHARES TO BE         BENEFICIALLY
                     SELLING                                  OWNED BEFORE           SOLD IN THE          OWNED AFTER
                   STOCKHOLDER                                  OFFERING              OFFERING          THE OFFERING(a)
-----------------------------------------------------------------------------------------------------------------------
Marable, Michael IRA, BSSC                                        59,925 (128)           57,000 (128)          *
Marable, Stanley B.                                               17,000 (129)            8,500 (129)          *
Marable, Stanley IRA, BSSC                                        89,887 (130)           85,500 (130)          *
Mark Wachs & Associates                                            7,500 (131)            7,500 (131)         0%
Markham, Grady D. & Carroll C. JTWRS                              42,500 (132)           21,250 (132)          *
McCullers, Charles E.                                             20,784 (133)            8,673 (133)          *
Mellman, Michael                                                  66,008 (134)           66,008 (134)         0%
Meyer, Fred and Phyllis                                          131,250 (135)           53,125 (135)          *
Michael, Alexander IRA, BSSC                                     273,218 (136)          262,103 (136)          *
Middlebrooks, Joe F.                                              25,500 (137)           12,750 (137)          *
Miles, David J.                                                  119,000 (138)           59,500 (138)          *
Montgomery Trust 4/22/02 Wayne J. &
Linda A. Montgomery TTEES                                        325,125 (139)          325,125 (139)         0%
Montgomery, Linda A. IRA                                         110,000 (140)          110,000 (140)         0%
Montgomery, Wayne & Linda JTWRS                                  425,000 (141)          212,500 (141)          *
Munden, Simon James                                              508,056 (142)          243,028 (142)          *
Nanton, Areatha & Ogden, Ervin JTWRS                              34,000 (143)           17,000 (143)          *
Nassos, Tassos                                                   212,500 (144)          212,500 (144)         0%
North Coast Securities                                            71,350 (145)           71,350 (145)         0%
North Louisiana Surgery Center                                    27,500 (146)            7,500 (146)          *
Norton, James H. & Alisha C. JTWROS                               32,300 (147)           16,150 (147)          *
Norton, James H. & Janice D. JTWRS                                17,000 (148)            8,500 (148)          *
O'Brien, Matthew D.                                              266,792 (149)          118,150 (149)          *
O'Brien, Matthew D. P/S Plan                                     338,086 (150)          150,874 (150)          *
O'Brien, Shane F.                                                 85,000 (151)           42,500 (151)          *
Orthopaedic MultiSpecialty                                       239,700 (152)          228,000 (152)          *
Paradise, Brian IRA, BSSC                                        119,850 (153)          114,000 (153)          *
Pastercyzk, Frank                                                250,000 (154)          250,000 (154)         0%
Patrick, Garin J.                                                222,476 (155)          124,553 (155)          *
Patrick, Gerald SEP IRA, BSSC                                    226,708 (156)          217,348 (156)          *
Perlman, Shirley IRA, BSSC                                       179,775 (157)          171,000 (157)          *
Pettit, Judy M. SEP IRA, BSSC Custodian                           59,925 (158)           57,000 (158)          *
Plaspohl, James D. IRA, BCCS Custodian                            89,887 (159)           85,500 (159)          *
Powell, James III                                                357,360 (160)          209,805 (160)          *
Prewett, Gerald                                                  897,277 (161)          537,364 (161)          *
Prewett, Hubert B.                                               809,063 (162)          432,315 (162)          *
Prewett, Neil C.                                                 223,107 (163)           98,100 (163)          *
Pruitt, James C.                                               1,286,956 (164)          609,003 (164)          *
Prunetti, Robert                                                  90,000 (165)           12,500 (165)          *
Qudsi, Mustafa                                                    42,500 (166)           21,250 (166)          *
San Juan, David                                                   25,500 (167)           12,750 (167)          *
Scheel, William B.                                               674,375 (168)          438,750 (168)          *
Setina, Joe Don                                                  106,050 (169)           10,000 (169)          *
Seufert, Bernard T.                                               42,500 (170)           21,250 (170)          *
Shear, Robert                                                    179,775 (171)          171,000 (171)          *

                                                                                                          PERCENTAGE
                                                                 SHARES                                    OF SHARES
                                                              BENEFICIALLY          SHARES TO BE         BENEFICIALLY
                     SELLING                                  OWNED BEFORE           SOLD IN THE          OWNED AFTER
                   STOCKHOLDER                                  OFFERING              OFFERING          THE OFFERING(a)
-----------------------------------------------------------------------------------------------------------------------
St. Claire Capital Management, Inc.                            2,146,429 (172)        2,146,429 (172)         0%
Stebbins, John                                                 1,086,715 (173)          548,420 (173)          *
Steigerwalt, Neil & Joan JTWRS                                   192,312 (174)          142,500 (174)          *
Stephens, Todd A.                                                 22,000 (175)            8,500 (175)          *
Stewart, Jack C.                                                 106,250 (176)           53,125 (176)          *
Strickland, Mark                                                  25,500 (177)           12,750 (177)          *
Structured Holdings, Inc.                                         73,500 (178)           73,500 (178)         0%
Swofford, Marlin L., Trustee-Swofford Family Trust               238,290 (179)          212,790 (179)          *
Swofford, Marlin Roth IRA Bear, Stearns
Securities Corp. Custodian                                     1,408,237 (180)        1,339,500 (180)          *
Taylor, Troy                                                      68,750 (181)           68,750 (181)         0%
Tharp, Tommy C. and Linda L. JTWRS                               318,750 (182)          159,375 (182)          *
The Holding Company                                           14,709,500 (183)        2,394,000 (183)        5.26%
Torres, Roy                                                       41,571 (184)           17,348 (184)          *
Troncalli, Thomas & Dianne                                       351,650 (185)          171,000 (185)          *
True, David W. & Judith N.                                     1,396,875 (186)        1,396,875 (186)         0%
Vaccaro, Ralph A. Jr.                                            112,063 (187)           95,063 (187)          *
Walters, Terry L. and Tia M. JTWRS                                42,500 (188)           21,250 (188)          *
Weaver's Lumber Sales Inc.                                        29,750 (189)           14,875 (189)          *
Whalen, Timothy M. P.                                            299,814 (190)          142,500 (190)          *
Wilkerson, James                                                  89,887 (191)           85,500 (191)          *
Williams, Terry O.                                               160,700 (192)          114,000 (192)          *
Williams, Terry O. and Yvonne JTWRS                              281,547 (193)          135,586 (193)          *
Williamson, Richard                                              250,000 (194)          250,000 (194)         0%

* Less than 1%

(a) Applicable percentage of ownership is based on 45,481,726 shares of common stock outstanding as of November 1, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of November 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 1, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(1) Cornell Capital may purchase up to $10.0 million worth of our common stock pursuant to the standby equity distribution agreement at a price equal to 95% of the lowest volume weighted average price of our common stock as quoted by Bloomberg, L.P. for the five consecutive trading days after the notice date. The shares beneficially owned assumes $10 million shares of common stock are sold to Cornell Capital at $0.2375, for a total of 42,105,263 shares. The figures in these columns also include 2,000,000 outstanding shares of common stock held by Cornell Capital. We are registering 16,842,106 shares of common stock issuable pursuant to the standby equity distribution agreement. Assuming we sold all of such 16,842,106 shares to Cornell Capital at $0.2375 per share, we would draw down on approximately $4 million of the standby equity distribution agreement. The terms of the standby equity distribution agreement prohibit Cornell Capital from acquiring such number of shares that would result in its holding in excess of 9.9% of our outstanding common stock. The figures in this column assume that this provision does not apply.

(2) Represents shares of common stock issued as a placement fee pursuant to the standby equity distribution agreement.

(3) Represents 69,390 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(4) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(5) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(6) Represents 42,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(7) Represents 265,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(8) Represents 5,737 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(9) Represents 313,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(10) Represents 42,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(11) Represents 34,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(12) Represents 57,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(13) Represents 826,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 71,500 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 600,000 shares of common stock issuable upon conversion of 2006 A Notes at an assumed conversion price of $0.175 per share, 321,201 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share and 600,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.50 acquired in a private placement.

(14) Represents 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(15) Represents 85,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(16) Represents 8,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(17) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 210,000 shares of common stock issuable upon conversion of 2006 B Notes at an assumed conversion price of $0.175, 300,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.50 per share and 300,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.00 acquired in a private placement. Includes 343,750 outstanding shares of common stock.

(18) Represents 142,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 212,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(19) Represents 90,000 shares of common stock issuable upon conversion of 2006 C Notes at an assumed conversion price of $0.175, 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.60 per share and 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.20 per share acquired in a private placement.

(20) Represents 300,000 shares of common stock issuable upon the conversion of shares of common stock issuable upon conversion of 2006 A Notes at an assumed conversion price of $0.175 per share, 350,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.50 per share acquired in a private placement.

(21) Represents 569,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 687,500 shares of common stock acquired in a private placement.

(22) Represents 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(23) Represents 763,800 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(24) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(25) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(26) Represents 255,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(27) Represents 161,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(28) Represents 76,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(29) Represents 342,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(30) Represents 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(31) Represents 10,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(32) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(33) Represents 132,826 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(34) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(35) Represents 85,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 15,938 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(36) Represents 85,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(37) Represents 1,923,400 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share issued for services rendered.

(38) Represents 220,600 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share issued for services rendered.

(39) Represents 77,278 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(40) Represents 10,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(41) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(42) Represents 313,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 489,500 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 600,000 shares of common stock issuable upon conversion of 2006 A Notes at an assumed conversion price of $0.175 per share, 776,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share, 600,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.50 and 859,375 outstanding shares of common stock issued upon conversion of 2005 A Notes acquired in a private placement.

(43) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(44) Represents 5,313 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(45) Represents 10,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(46) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(47) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 42,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(48) Represents shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share and 42,000 outstanding shares of common stock acquired in a private placement.

(49) Represents 4,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(50) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(51) Represents 10,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(52) Represents 10,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(53) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(54) Represents 68,903 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(55) Represents 53,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(56) Represents 1,516,200 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 55,000 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share and 32,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(57) Represents 53,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(58) Represents 63,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(59) Represents 34,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(60) Represents 137,500 shares of common stock issuable upon the conversion of shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 105,000 shares of common stock issuable upon conversion of 2006 B Notes at an assumed conversion price of $0.175, 150,000 shares of common stock issuable upon conversion of 2006 C Notes at an assumed conversion price of $0.175, 100,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share, 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.50, 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.60, 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.00 and 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.20 acquired in a private placement.

(61) Represents 15,900 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(62) Represents 28,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share.

(63) Represents 239,400 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 242,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(64) Represents 200,000 options to purchase common stock at $0.25 per share issued pursuant to a consulting agreement.

(65) Represents 8,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(66) Represents 53,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(67) Represents 142,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(68) Represents 107,313 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(69) Represents 316,394 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(70) Represents 570,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(71) Represents 256,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(72) Represents 15,937 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(73) Represents 47,813 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(74) Represents 866,400 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(75) Represents 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(76) Represents 29,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(77) Represents 137,500 shares of common stock issuable upon the conversion of 2005 B Notes at $0.20 per share and 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(78) Represents 39,900 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 140,420 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(79) Represents 2,271,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share issued for services rendered.

(80) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(81) Represents 478,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(82) Represents 570,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(83) Represents 5,187,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(84) Represents 44,350 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(85) Represents 456,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(86) Represents 12,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(87) Represents 12,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(88) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(89) Represents 137,500 shares of common stock issuable upon the conversion of shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 105,000 shares of common stock issuable upon conversion of 2006 B Notes at an assumed conversion price of $0.175, 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share, 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.50 and 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.00 acquired in a private placement.

(90) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(91) Represents 285,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 52,500 shares of common stock issuable upon conversion of 2006 B Notes at an assumed conversion price of $0.175 and 75,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.50 per share and 75,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.00 acquired in a private placement.

(92) Dr. Harrison beneficially owns 43,666 shares of common stock including currently exercisable options to purchase 31,166 shares of common stock. Share being sold in the offering consist of 12,500 outstanding shares of common stock issued for consulting services.

(93) Represents 570,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 456,500 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 150,000 shares of common stock issuable upon conversion of 2006 C Notes at an assumed conversion price of $0.175, 316,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share, 300,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.60 and 300,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.20 and 226,875 outstanding shares of common stock issued upon conversion of 2005 A Notes acquired in a private placement.

(94) Represents 10,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(95) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(96) Represents 228,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(97) Represents 421,800 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 203,500 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 300,000 shares of common stock issuable upon conversion of 2006 C Notes at an assumed conversion price of $0.175, 180,888 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share, 45,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.60 and 45,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.20 acquired in a private placement.

(98) Represents 427,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(99) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(100) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 184,875 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(101) Represents 342,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(102) Represents 198,906 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(103) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 17,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(104) Represents 10,625 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(105) Represents 228,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share 192,500 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 70,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share and 309,375 outstanding shares of common stock issued upon conversion of 2005 A Notes acquired in a private placement.

(106) Represents 308,000 shares of common stock issuable upon the conversion of shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share and 112,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(107) Represents 53,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(108) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 212,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(109) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(110) Represents 430,630 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share issued for services rendered.

(111) Represents 53,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(112) Represents 193,800 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share.

(113) Represents 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(114) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(115) Represents 14,875 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(116) Represents 105,000 shares of common stock issuable upon the conversion of a 15% convertible note at a conversion price of $0.30 and 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.30 per share acquired in a private placement.

(117) Represents 22,800 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 29,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(118) Represents 330,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(119) Represents 136,800 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(120) Represents 1,898,100 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 148,500 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share, 52,500 shares of common stock issuable upon conversion of 2006 B Notes at an assumed conversion price of $0.175, 600,000 shares of common stock issuable upon conversion of 2006 C Notes at an assumed conversion price of $0.175, 452,050 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share 75,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.50, 75,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.00, 105,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $.60, 105,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $1.20 acquired in a private placement.

(121) Represents 228,103 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(122) Represents 17,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(123) Represents 285,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share issued for services rendered.

(124) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(125) Represents 25,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(126) Represents 2,017,800 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 246,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(127) Represents 262,200 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 106,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(128) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(129) Represents 8,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(130) Represents 85,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(131) Represents 7,500 outstanding shares of common stock issued for consulting services.

(132) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(133) Represents 8,673 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(134) Represents 66,008 outstanding shares of common stock issued for compensation.

(135) Represents 53,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(136) Represents 216,600 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 45,503 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(137) Represents 12,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(138) Represents 59,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(139) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 268,125 outstanding shares of common stock issued upon conversion of 2005 A Notes acquired in a private placement.

(140) Represents 110,000 outstanding shares of common stock issued upon conversion of 2005 A Notes acquired in a private placement.

(141) Represents 212,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(142) Represents 243,028 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(143) Represents 17,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(144) Represents 212,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(145) Represents 71,350 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(146) Represents 7,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(147) Represents 16,150 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(148) Represents 8,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(149) Represents 118,150 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(150) Represents 150,874 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(151) Represents 42,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(152) Represents 228,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(153) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(154) Represents 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(155) Represents 68,400 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 56,153 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(156) Represents 182,400 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 34,948 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(157) Represents 171,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(158) Represents 57,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(159) Represents 85,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(160) Represents 209,850 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(161) Represents 342,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share and 195,364 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(162) Represents 432,315 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(163) Represents 45,600 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share, 38,500 shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share and 14,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(164) Represents 609,003 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(165) Represents 12,500 outstanding shares of common stock issued for consulting services.

(166) Mr. Prunetti beneficially owns 90,000 shares of commons tock including currently exercisable options to purchase 50,000 shares of common stock held by Mr. Prunetti and currently exercisable options to purchase 27,500 shares of common stock held by Phoenix Ventures, LLC, an entity controlled by Mr. Prunetti. Share being sold in the offering consist of 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(167) Represents 12,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(168) Represents 275,000 shares of common stock issuable upon the conversion of shares of common stock issuable upon conversion of 2005 B Notes at $0.20 per share and 163,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(169) Represents 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(170) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(171) Represents 171,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(172) Represents 1,521,429 shares of common stock issuable upon conversion of 2006 D Notes and 625,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.50 per share acquired in a private placement.

(173) Represents 548,420 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(174) Represents 142,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(175) Represents 8,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(176) Represents 53,125 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(177) Represents 12,750 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(178) Represents 73,500 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share issued for services rendered.

(179) Represents 212,790 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(180) Represents 1,339,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(181) Represents 68,750 outstanding shares of common stock issued upon conversion of 2005 A Notes acquired in a private placement.

(182) Represents 159,375 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(183) Represents 2,394,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(184) Represents 17,348 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(185) Represents 171,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(186) Represents 400,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share and 996,875 outstanding shares of common stock issued upon conversion of 2005 A Notes acquired in a private placement.

(187) Represents 95,063 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(188) Represents 21,250 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(189) Represents 14,875 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(190) Represents 142,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(191) Represents 85,500 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share.

(192) Represents 114,000 shares of common stock issuable upon the conversion of 2003 Notes at $0.25 per share acquired in a private placement.

(193) Represents 135,586 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

(194) Represents 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock at $0.25 per share acquired in a private placement.

The following information contains a description of the selling stockholders' relationship to us and how the selling stockholders acquired or will acquire the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with us, except as follows:

CORNELL CAPITAL PARTNERS, LP. Cornell Capital is the investor under the standby equity distribution agreement. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital acquired the shares being registered in this offering in a financing transaction with us. That transaction is explained below:

STANDBY EQUITY DISTRIBUTION AGREEMENT

On January 23, 2006, we entered into a standby equity distribution agreement with Cornell Capital pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital will pay us 95% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the standby equity distribution agreement. Further, Cornell Capital will retain a fee of 5% of each advance under the standby equity distribution agreement for a total effective discount to the market price of our common stock of 10%. This 10% discount is an underwriting discount. The volume weighted average price is calculated automatically by Bloomberg L.P., a reporting service, and is calculated by multiplying the number of our shares sold on a given day by the actual sales prices and adding up the totals.

Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors Management, LLC. Further, Cornell Capital will retain a fee of 5% of each advance under the standby equity distribution agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge received a fee of 40,000 shares of our common stock. In connection with the standby equity distribution agreement, Cornell Capital received a commitment fee of 2,000,000 shares of our common stock.

Pursuant to the standby equity distribution agreement, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount requested by us. The amount of each advance is limited to a maximum draw down of $500,000 every five trading days. The amount available under the standby equity distribution agreement is not dependent on the price or volume of our common stock.

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $10 million or 24 months after the effective date of the registration statement, whichever occurs first.

We may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our outstanding common stock. As of November 1, 2006, we had 45,481,726 shares outstanding so Cornell Capital could not own in excess of 4,997,437 shares. Giving effect to the 2,000,000 shares of our common stock currently held by Cornell Capital it could purchase 2,997,437 additional shares for approximately $712,000 under the standby equity distribution agreement (at an assumed purchase price of $0.2375 per share based upon 95% of an assumed lowest trading price of $0.25). We will be unable to sell additional shares of our common stock under the standby equity distribution agreement if Cornell Capital is unable to reduce its holdings so as to remain below the 9.9% threshold.

Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock issuable under the standby equity distribution agreement.

THERE ARE CERTAIN RISKS RELATED TO SALE BY CORNELL CAPITAL

There are certain risks related to sales by Cornell Capital, including:

      o The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price is at the time Cornell Capital is issued shares, the greater the chance that Cornell Capital will receive more shares. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Cornell Capital sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital to sell greater amounts of common stock, the sales of which would further depress our stock price.

      o The significant downward pressure on the price of our common stock as Cornell Capital sells material amounts of shares could encourage short sales by others to the extent permitted by applicable law. This could place further downward pressure on the price of our common stock.

For additional risks related to sales by Cornell Capital, see "Risk Factors - Risks Related to this Offering."

REGISTRATION AND ISSUANCE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

      o We are registering 16,842,106 shares of common stock for the standby equity distribution agreement pursuant to the registration statement of which this prospectus forms a part. The costs associated with this registration will be borne by us.

      o We cannot predict the actual number of shares of common stock that will be issued pursuant to the standby equity distribution agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions. Further, we have not determined the total amount of advances we intend to draw.

      o Assuming we issue $4 million in value of shares covered by the standby equity distribution agreement at a price of $0.25 per share less the 5% discount to the market price of our common stock, we would issue 16,842,106 shares of common stock to Cornell Capital. In addition, we would pay to Cornell Capital a cash fee of 5% of each advance under the standby equity distribution agreement. This represents an effective discount of 10% when taken together with the 5% discount to the market price of our common stock that Cornell Capital will pay to purchase shares under the standby equity distribution agreement.

      o Proceeds used under the standby equity distribution agreement will be used in the manner set forth in "Use of Proceeds." We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. We do not expect to currently draw down the full amount available under the standby equity distribution agreement. We currently expect the amount of our draw downs to be approximately $4 million.

NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is a registered broker-dealer that we engaged to advise us in connection with the standby equity distribution agreement. Guy Amico makes the investment decisions on behalf of Newbridge Securities Corporation. We paid Newbridge Securities Corporation a fee of 40,000 shares of common stock. We registered these shares in this offering.

FIRST ALLIED SECURITIES, INC. First Allied Securities, Inc., served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in these placements, we paid First Allied a fee of warrants consisting of the following.

      o Warrants to purchase up to 686,375 shares of common stock were issued to First Allied in connection with a private placement which closed in August 2001. Of such warrants, 103,275 are currently held by First Allied and 578,100 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 200,000 shares of common stock were issued pursuant to warrants issued to First Allied in connection with a consulting agreement. Of such warrants, 30,000 are currently held by First Allied and 170,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. The warrants may be exercised at $.25 per share and have no expiration date.

      o Warrants to purchase up to 162,731 shares of common stock were issued to First Allied for services rendered in connection with the solicitation of the conversion of certain loans in September 2001. Of such warrants, 24,441 are held by First Allied and 138,290 are currently held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. The warrants may be exercised at $.25 per share and have no expiration date.

      o Warrants to purchase up to 61,964 units were issued to First Allied in connection with a private placement which closed from October 2001 to February 2002. First Allied currently holds warrants to purchase an aggregate of 9,334 units and 52,630 are held by transferees who are selling stockholders. Each unit consists of 8.5 shares of common stock and warrants to purchase an additional 8.5 shares of common stock. Each unit warrant may be exercised at $2.125 per unit. Each unit warrant expires on December 31, 2010. If the unit warrant is exercised, the warrant to purchase an additional 8.5 shares of common stock may be exercised at $.25 per share within three years after the warrant is issued. Of the total number of warrants, 158,678 are held by First Allied and 894,710 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus.

NORTH COAST SECURITIES CORPORATION. North Coast Securities Corporation served as placement agent for us in our private placements of our securities. As partial consideration for services rendered as placement agent in the private placements, we paid North Coast a fee of warrants consisting of the following:

      o Warrants to purchase up to 336,000 shares of common stock were issued to North Coast in connection with a private placement which closed from December 2003 to July 2004. Of such warrants, 36,000 are currently held by North Coast and 300,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 87,500 shares of common stock were issued to North Coast in connection with a private placement which closed from March 2005 to May 2005. Of such warrants, 12,500 are currently held by North Coast and 75,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 47,850 shares of common stock were issued to North Coast in connection with a private placement which closed from August 2005 to January 2006. Of such warrants, 22,850 are currently held by North Coast and 25,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on January 11, 2013.

      o Warrants to purchase up to 4,000,000 shares of common stock were issued to North Coast under a financial advisory agreement dated July 1, 2006. Of such warrants, none are held by North Coast and 4,000,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on July 1, 2011.

We entered into a Financial Advisory and Investment Banking Agreement ("M&A Agreement") with North Coast in June 2004. Pursuant to this M&A Agreement, we paid to North Coast a fee of $120,000 in exchange for certain financial advisory services to be provided during the term of the M&A Agreement. In addition, the M&A Agreement provided for payment of a fee equal to 5% of the total consideration received by us either in a debt or equity financing arrangement with an investor introduced to us by North Coast, or in the event of a sale, merger or sale of a significant portion of our assets with an investor introduced to us by North Coast. We entered into an extension of this M&A Agreement through January 31, 2006. Pursuant to this extension, North Coast received $12,000 per month during a six-month extension period.

We entered into a second Financial Advisory and Investment Banking Agreement (the "Second M&A Agreement") with North Coast effective as of July 1, 2006 for a period of ten months. Pursuant to the Second M&A Agreement, we have paid to North Coast a fee of $15,000, and have agreed to pay an additional $10,000 per month for a period of 10 months in exchange for certain financial advisory services to be provided during the term of the Second M&A Agreement. In addition, the Second M&A Agreement provides for payment of a fee equal to 5% of the total consideration received by us in either in a debt or equity financing arrangement with an investor introduced to us by North Coast, or in the event of a sale, merger or sale of a significant portion of our assets with an investor introduced to us by North Coast. In further consideration for the services to be provided by North Coast, we granted North Coast warrants to purchase 4,000,000 shares of our common stock at an exercise price of $0.25 per share, exercisable until July 1, 2011. These warrants are included in this prospectus.

OTHER SELLING STOCKHOLDERS. Eagle Consulting Group, LLC, is the owner of 200,000 options, which may be exercised at $0.25 per share and expire on December 31, 2010. These options were granted in connection with consulting services to us and are included in this prospectus. All other selling stockholders included in the registration statement of which this prospectus forms a part were subscribers in private placements of our securities or were issued securities for consulting services or for accrued salary.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

We may receive proceeds upon the exercise of outstanding warrants and options covered by this prospectus, which will be used for working capital purposes and we will receive cash proceeds from the sale of shares of common stock to Cornell Capital under the standby equity distribution agreement. The purchase price of the shares purchased under the standby equity distribution agreement will be equal to 95% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded as quoted by Bloomberg, L.P. for the five trading days immediately following the date upon which we request an advance under the standby equity distribution agreement. In addition, Cornell Capital will retain a cash fee of 5% from the proceeds received by us for each advance under the standby equity distribution agreement for a total effective discount to the market price of our common stock of 10%. Cornell Capital will receive the proceeds from the sale of shares it purchases from us under the standby equity distribution agreement to the extent it chooses to sell those shares.

We do not currently expect to draw down the full dollar amount available under the standby equity distribution agreement, We currently expect the amount of our draw downs to be approximately $4 million. The table below illustrates our estimated use of the cash proceeds we receive from sale of shares to Cornell Capital under the standby equity distribution agreement assuming various levels of funding under the standby equity distribution agreement.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of proceeds indicated below assume to be received under the standby equity distribution agreement. The table assumes estimated offering expenses of $300,000 and commitment fees of 5% of the gross proceeds raised under the standby equity distribution agreement.

      Assumed Funding Level
      Under the Standby Equity
      Distribution Agreement:        $5,000,000    $4,000,000    $3,000,000

      Assumed Expenses:                $550,000      $500,000      $450,000

      Use Of Proceeds:

          General Working Capital    $4,450,000    $3,500,000    $2,550,000

The amounts listed above are estimates. Our Board of Directors has broad discretion to spend the proceeds for other business purposes if our Board of Directors determines it to be in our best interest. Thus, the actual amount expended to finance any category of expenses may be increased or decreased or reallocated to new uses by our Board of Directors, in its discretion. To the extent our expenditures are less than projected, the excess funds will be used for general working capital purposes.

                         DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at $0.25 per share until such time as a market for our common stock develops. Once a market for our common stock develops, we intend to supplement this prospectus to reflect that the shares will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of the offering. There are no minimum purchase requirements.

                                    DILUTION

The net tangible book value of the Company as of June 30, 2006 was $(6,329,119) or $(0.14) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total assets less total liabilities and intangible assets) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to the Company, our net tangible book value will be unaffected by this offering.

                              PLAN OF DISTRIBUTION

The shares of common stock are being offered for sale by the selling stockholders at $0.25 per share until such time as a market for our common stock develops. Once a market for our common stock develops, we intend to supplement this prospectus to reflect that the shares will be offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of the offering. There are no minimum purchase requirements. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders or their respective pledgees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

Cornell Capital and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholders has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

If a selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

INDEMNIFICATION. We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, including any untrue statement of a material fact contained in this prospectus or an omission to state any material fact necessary to make the statements in this prospectus not misleading.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

STATUTORY UNDERWRITER. Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the standby equity distribution agreement. Cornell Capital will pay us 5% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. Cornell Capital will retain 5% of the proceeds received by us under the standby equity distribution agreement and received a one-time commitment fee on January 23, 2006 in the form of 2,000,000 shares of common stock under the standby equity distribution agreement. The 5% retainage and commitment fee in the form of 2,000,000 shares of common stock are underwriting discounts. In addition, the Company engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge Securities Corporation received 40,000 shares of the Company's common stock on January 23, 2006 under the standby equity distribution agreement.

Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

BLUE SKY LAWS. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

COSTS OF REGISTRATION. We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $300,000, as well as retention of 5% of the gross proceeds received under the standby equity distribution agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge Securities Corporation received 40,000 shares of the Company's common stock under the Standby Distribution Equity Agreement. The offering expenses consist of: a Securities and Exchange Commission registration fee of $2,212, printing expenses of approximately $40,000, accounting fees of approximately $100,000.00, legal fees of approximately $150,000 and miscellaneous expenses of approximately $7,788. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the standby equity distribution agreement. In addition, we may receive proceeds upon the exercise of outstanding warrants and options covered by this prospectus.

REGULATION M. The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                          AND OTHER SHAREHOLDER MATTERS

MARKET

There currently is no principal market where our securities are traded. We submitted an application for listing on the Over-the-Counter Bulletin Board maintained by the National Association of Securities Dealers in ______, 2006. As of November 1, 2006, there were 323 holders of record of our common stock.

DIVIDENDS

We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for use in our business for an indefinite period. Payments of dividends in the future, if any, will depend on, among other things, our ability to generate earnings, our need for capital, and our financial condition. Our ability to pay dividends is limited by applicable state law. Declaration of dividends in the future will remain within the discretion of our Board of Directors, which will review the dividend policy from time to time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN.

The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2005.

                                                                                 NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES    WEIGHTED AVERAGE     FUTURE ISSUANCE UNDER
                                    TO BE ISSUED UPON      EXERCISE PRICE OF     EQUITY COMPENSATION
                                       EXERCISE OF            OUTSTANDING          PLANS (EXCLUDING
                                   OUTSTANDING OPTIONS,    OPTIONS, WARRANTS   SECURITIES REFLECTED IN
                                  WARRANTS AND RIGHTS(A)     AND RIGHTS(B)          COLUMN (A))(C)
Equity compensation plans         Options Under 1999
approved by security holders      Plan: 5,909,834               $0.25                   90,166

Equity compensation plans not     Warrants:
approved by security holders                686,375             $0.25
                                            200,000             $0.25
                                            162,731             $0.25
                                          1,053,388             $0.25
                                            336,000             $0.25
                                             87,500             $0.25
                                             47,850             $0.25
                                                                                             0
                                  Options:  200,000             $0.25
                                                                                             0
TOTAL:                                    8,683,678             $0.25                   90,166

WARRANTS

Warrants issued under equity compensation plans, which were outstanding as of December 31, 2005, include the following.

      o Warrants to purchase up to 686,375 shares of common stock were issued to First Allied in connection with a private placement which closed in August 2001. Of such warrants, 103,275 are currently held by First Allied and 578,100 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 200,000 shares of common stock were issued pursuant to warrants issued to First Allied in connection with a consulting agreement. Of such warrants, 30,000 are currently held by First Allied and 170,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. The warrants may be exercised at $.25 per share and have no expiration date.

      o Warrants to purchase up to 162,731 shares of common stock were issued to First Allied for services rendered in connection with the solicitation of the conversion of certain loans in September 2001. Of such warrants, 24,441 are held by First Allied and 138,290 are currently held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. The warrants may be exercised at $.25 per share and have no expiration date.

      o Warrants to purchase up to 61,964 units were issued to First Allied in connection with a private placement which closed from October 2001 to February 2002. First Allied currently holds warrants to purchase an aggregate of 9,334 units and 52,630 are held by transferees who are selling stockholders. Each unit consists of 8.5 shares of common stock and warrants to purchase an additional 8.5 shares of common stock. Each unit warrant may be exercised at $2.125 per unit. Each unit warrant expires on December 31, 2010. If the unit warrant is exercised, the warrant to purchase an additional 8.5 shares of common stock may be exercised at $.25 per share within three years after the warrant is issued. Of the total number of warrants, 158,678 are held by First Allied and 894,710 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus.

      o Warrants to purchase up to 336,000 shares of common stock were issued to North Coast in connection with a private placement which closed from December 2003 to July 2004. Of such warrants, 36,000 are currently held by North Coast and 300,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 87,500 shares of common stock were issued to North Coast in connection with a private placement which closed from March 2005 to May 2005. Of such warrants, 12,500 are currently held by North Coast and 75,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on December 31, 2010.

      o Warrants to purchase up to 47,850 shares of common stock were issued to North Coast in connection with a private placement which closed from August 2005 to January 2006. Of such warrants, 22,850 are currently held by North Coast and 25,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on January 11, 2013.

      o Warrants to purchase up to 4,000,000 shares of common stock were issued to North Coast under a financial advisory agreement dated July 1, 2006. Of such warrants, none are held by North Coast and 4,000,000 are held by transferees who are selling stockholders. All of the foregoing warrants are including in this prospectus. These warrants may be exercised at $0.25 per share and expire on July 1, 2011.

OTHER OPTIONS

Eagle Consulting Group, LLC, is the owner of 200,000 options, which may be exercised at $0.25 per share and expire on December 31, 2010. These options were granted in connection with consulting services to the Company.

                             DESCRIPTION OF BUSINESS

OVERVIEW

We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack(TM), our versatile proprietary technology platform. Our goal is to transform the way individuals exercise, train, and rehab from injuries by creating innovative products using MotionTrack(TM) that merges technology with exercise for more accurate and controlled therapy, injury recovery, and personal training and fitness.

Our products have been tested, accepted, and endorsed by leaders in the medical, rehabilitation and athletic communities. Our SportsRAC(R) Shoulder, Knee and Forearm systems are installed in physical therapy clinics, and university athletic departments and with professional sports teams throughout the United States and Canada.

In January 2005, we released Core:Tx(R) for Physical Therapists, the first product to incorporate MotionTrack(TM)(TM) technology, a wireless motion and positiON sensing system. This system is the culmination of several years of development effort, including three new patent applications. Core:Tx PT is being sold to the clinical physical therapy market. An enhanced and targeted version for stroke survivors was released directly to consumers in the fourth quarter of 2005. Since the launch of the Core:Tx for Stroke Survivors product, we have been evaluating other rehabilitation markets, as well as potential new market segments and plan to begin an intensive effort of marketing Core:Tx(R) products to athletes, health and fitness enthusiasts, fitness centers, rehabilitation patients and rehabilitation clinics. We expect to use a broad range of distribution networks designed to target specific categories of sports at differing skill levels and differing rehabilitation needs.

The inherent versatility designed into the MotionTrack(TM) technology affords the opportunity to explore numerous additional markets, including personal fitness, athletic training, and occupational health and safety. Accordingly, we intend to develop and market additional PC-based products that will function with an upgraded MotionTrack(TM) technology system and communicate with a higher performing Core:Tx(R) device. This new family of Core:Tx(R) productS will focus on training for the health & fitness consumer market, designed to be especially easy to understand and use, and will be manufactured at a lower price point. These products will be Internet ready, and include the ability to collect and distribute human motion data among multiple users.

Future development and successful brand identity will be linked to our ability to create high-performance exercise evaluation and monitoring products based on our MotionTrack(TM) technology platform. We intend to produce and market rehabilitation and fitness aids for both a clinical (rehabilitation or therapy) setting as well as for use in the home and gym. Additionally, we seek to license and distribute our MotionTrack(TM) technology in pre-existing fitness and rehabilitation products that currently lack the ability to track and monitor motion and position in real-time.

The Company was incorporated as a Delaware corporation in 1998 under the name Applied Sports Technologies, Inc. In December 1998 its name was changed to Sportstrac.com, Inc.; in May 1999 its name was changed to SportsTrac Systems, Inc.; and in September 2002 its name was changed to Performance Health Technologies, Inc. In March 1999 the Company acquired all of the assets of SportsTrac, Inc.

PRODUCTS

We design systems that are intuitive, stimulating, and gratifying. Our products provide varied exercise modes and assessment tools. Our clinical products allow clinicians to print reports for record keeping and compliance. Our systems encourage a user's active participation and do not provide resistance, but may be used in conjunction with resistive elements such as weights or resistive exercise bands. Our policy is to build systems compatible with existing equipment, protocols, and exercise patterns.

o     CORE:TX FOR PHYSICAL THERAPISTS

The key hardware in the Core:Tx(R) family of products is a small soap bar-sized device that can be attached anywhere on the body with adjustable straps. This device, utilizing MotionTrack(TM) technology, senses limb motion relative to the joint and continuously transmits that information wirelessly to personal computer software. The software provides motivating and informational feedback to the user by providing an entertaining and game-like interface. At the end of each session, the user is provided with a score. The system is particularly aimed at neuromuscular reeducation while strengthening muscles throughout an adjustable range of motion. Core:Tx PT is a versatile tool that is compatible with and enhances existing rehabilitative, preventative fitness and strengthening protocols and equipment.

o     CORE:TX FOR STROKE SURVIVORS

The Core:Tx for Stroke Survivors product is an enhanced and targeted version of Core:Tx PT focused on a specific type of user and intended for home use. It was launched in the fourth quarter of 2005. For stroke survivors, the benefits are:

      o Provides guidance for exercises specifically designed for stroke survivors
      o     Tracks progress and helps users recognize improvements
      o Can be used at home, making beneficial exercise more convenient, less expensive, and more time-efficient
      o Helps users feel empowered to continue making progress, even without direct clinical guidance
      o Encourages users to continue therapy at home well beyond prescribed sessions and insurance limitations
      o Assists at-home caregivers by providing the tools necessary to easily continue therapeutic sessions

o     OTHER CORE:TX DERIVATIVES: FOR ATHLETES, REHABILITATION, AND HEALTH &
      FITNESS

Our broader product rollout to select consumers groups will evolve from the latest Core:Tx for Stroke Survivors product. These products will be marketed to athletes and health & fitness enthusiasts that will benefit from a customized rehabilitation program. The benefits of these products are:

      o Provides guidance for exercises specifically designed for rehabilitation, strength, etc.
      o     Tracks progress and provides immediate feedback
      o     Can be used in training rooms or at home without direct guidance
      o Can be used at home, making beneficial exercise more convenient, less expensive, and more time-efficient
      o Helps users feel empowered to continue making progress, even without direct guidance
      o Encourages users to continue rehabilitation well beyond prescribed sessions and insurance limitations

o     "ANNAPURNA"

We commissioned a market research company to execute a quantitative market research effort in May 2005 to determine quantitatively the benefits most important to the target audience. The key features that Annapurna, a training-focused product, will provide for this market are:

      o     Immediate motivational feedback
      o Tracks range of motion, pacing, and repetitions during strengthening exercises
      o The ability to record progress over time and set goals for the next workout
      o     Can be used in the comfort of one's own home

MARKET OPPORTUNITY

Our strategy for accessing the consumer market is built on a foundation of credibility established within clinical, medical, and professional sports environments. We first penetrated the professional sports market, selling SportsRAC to professional sports teams, university athletic departments, and physical therapy clinics throughout the United States and Canada. Building on the credibility that our success with professional teams afforded us in the clinical market, we followed with Core:Tx PT, for physical therapists, shipping our first systems in January of 2005.

Core:Tx for Stroke Survivors will further establish us in the clinical market while helping us reach the at-home consumer market. The product represents the creation of a new business opportunity for us. This product is an enhanced and targeted Core:Tx PT product. It was launched on schedule in December of 2005. This innovative product guides stroke survivors through a rehabilitation program for hemiplegia (one sided muscular weakness) in the comfort of their own home.

Many stroke survivors continue to suffer from neuromuscular deficits after their formal therapy has ended. This product is targeted at stroke survivors who want to proactively continue to do things that will improve their quality of daily life even after their formal rehabilitation has been discontinued.

In 2007 we seek to launch several new products. We will seek partnerships that will include our MotionTrack(TM) technology in products launched by reputable companies, which will aid both; rehabilitation and general fitness. These products will likely include the upgraded technology and devices allowing users a more rewarding experience through internet-enabling, advanced data-mining, and the ability to model pre-programmed movements and exercises. Potential new markets include occupational health and safety, and fitness training, both at the gym and in the home. We will also penetrate further into existing markets such as neuromuscular rehabilitation, and physical and occupational safety with upgraded products that also include the previously mentioned key features.

Our vision is to leverage our MotionTrack(TM) platform and transform the way individuals exercise, train, and rehab from injuries. Our ability to use gyro-technology that wirelessly tracks and monitors motion and position in real-time is unique and can serve multiple industries, but will first greatly impact the physical health and fitness market. Current and future development will all work toward this goal.

MARKETING STRATEGY

Our core brand is built upon our ability to use gyro-technology to wirelessly monitor and track motion and position in real-time. Our strategy was initially built upon our success in the athletic training and rehabilitation market with our SportsRAC product. We will continue to build relationships in this area, and utilize the expertise of our Board of Directors and Advisory Board members to forge partnerships with key doctors, athletic and personal trainers, physical and occupational therapists, chiropractors and other clinicians and professionals to serve as our knowledge network. This network will help us establish our company among the key influencers for the purchase and distribution of our products. We have begun with a clinical market, and while we will continue to penetrate and build our brand in this market, we will concurrently seek entry opportunities for the consumer market. We have entered into distribution arrangements with StayHealthy, a distributor of diagnostic health and wellness products, to market and introduce two of our products, Core:Tx for Stroke Survivors and Core:Tx for Physical Therapists, to their line of health/wellness products. These arrangements will give our products exposure to a very large and growing network of health conscious-consumers.

RESEARCH AND DEVELOPMENT

Development of Core:Tx PT began with a need to create a versatile platform technology (MotionTrack(TM)) that would carry us beyond the clinical market, and an evaluation of SportsRAC sales [objections] experienced by our sales partners. (SportsRAC is our flagship system for precise evaluation and exercise of neuromuscular reeducation.) Based on the voice of the customer, we developed a concept for a product that built upon the benefits of SportsRAC while also avoiding those identified objections. We mocked-up our concept and created illustrations of our vision for the finished product. Armed with these tools, we interviewed several representative potential customers, including clinicians, coaches, trainers, athletes, and parents of young athletes. We also engaged researchers from Colorado State University as an objective third party to verify our basic market research.

Based on feedback from these sources, functional prototypes were built. Using these Core:Tx(R) prototypes, we demonstrated to and interviewed representative potential customers. We also placed a Core:Tx(R) prototype with a physical therapist at the Santa Monica Orthopedic and Sports Medicine Research Foundation, a prestigious clinic engaged in knee injury prevention research and clinical practice. After further refinement, we specified and built pre-production samples--functional and aesthetic prototypes based on a design ready for manufacturing. Beta testing of these samples in clinics began in July 2004. Initial manufacturing began in December 2004, with product launch following in January 2005.

Future product development is following much the same process. In addition to understanding SportsRAC and Core:Tx(R) sales objections, we have conducted - and will continue to conduct - quantitative and qualitative market research initiatives that use industry standard methodologies. This research will help us understand the voice of the customer, which will be a key force in identifying market needs and delivering product benefits.

MANUFACTURING

Performance Health will establish manufacturing guidelines and standards for each of its products complete with specifications for the integrated product, device hardware, and device software. The device and each variant will be manufactured in a cost-effective manner utilizing outside vendors and contractors.

PROPRIETARY TECHNOLOGY

THE CORE:TX(R). Core:Tx is a patent-pending wireless system built on our innovative MotionTrack platform. It combines hardware and software operating on a personal computer (PC). Its key hardware is a small soap bar-sized device that can be attached anywhere on a user's body with adjustable straps. This device, based on MotionTrack technology, uses a gyroscope to sense the user's limb motion relative to the user's joint and continuously transmits that information wirelessly to the PC software. The software provides motivating and informational feedback to the user utilizing an entertaining and game-like interface. At the end of each session, the user is provided with a score. The system is particularly aimed at aiding neuromuscular reeducation while strengthening muscles throughout an adjustable range of motion. Core:Tx is a versatile tool that is compatible with and enhances existing rehabilitative, preventative, and strengthening protocols and equipment.

THE MOTIONTRACK(TM) PLATFORM. MotionTrack technology is the platform technology designed to leverage the unique features of our proprietary software and algorithms. MotionTrack combines these algorithms with wireless inertial sensor technology to capture and output human motion data creating a broad spectrum of potential applications.

INTELLECTUAL PROPERTY

Our Core:Tx system, which uses MotionTrack technology, utilizes patent-pending innovative hardware and software products designed to leverage the unique features of our proprietary algorithms. In an effort to protect the market for the Core:Tx system and MotionTrack technology, we have filed three patent applications covering various features of these technologies. These patent applications cover, among other concepts, the idea of using wireless inertial sensor technology to monitor user movement, process information about that movement and provide feedback to the user in order to enhance exercise and rehabilitation. Although we generally seek patent protection when possible, we do not consider patent protection to be a significant competitive advantage in the marketplace for our products.

Patents based on these patent applications may not be granted, however, and even if granted, such patents may not effectively protect us from competitive products or otherwise give us a competitive advantage. Further, it is possible that our patent applications or any patents granted could become the subject of interference proceedings that result in the loss of the associated patent rights or that any patents granted could be circumvented or invalidated. In addition, our non-patented proprietary technology and information or substantially equivalent technology or information may become known to, or be independently developed by, our competitors, or our proprietary rights in intellectual property may be challenged. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We own the registered trademark Core:Tx(R) in the U.S. and have filed an application to register the trademark in Canada. We have also filed applications to register the MotionTrack(TM) trademark with the USPTO and in Canada.

COMPETITION

Our industry consists of major domestic and international companies, many of which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than ours. We believe that we compete based upon the effectiveness of our products and upon price. We minimize our product prices by minimizing our expenses. We intend to operate with minimal overhead costs by outsourcing our shipping, receiving, purchasing, and production functions.

The products described below constitute the closest known competitors to the Company's Core:Tx(TM) product. Management believes, however, that these products do not provide the innovation or benefits offered by the Core:Tx(TM) system.

FlexMonitor is sold by CDM Sport. FlexMonitor senses a patient's single-plane angular motion and transmits information over a cable connection to a personal computer. It is aimed at stretching exercises, which have not historically contained what the Company calls a "Fun Factor." The Company believes a Fun Factor is essential to progressing towards consumer sales. FlexMonitor also has a "techy" PC display and hardware that looks like a prototype rather than a finished product.

Monitored Rehab Systems are also sold by CDM Sport. The systems available are Functional Squat, Back Extension, Leg Extension, and Cable Column equipment. They are weight machines integrated with sensors and PCs that provide a game-like interface for NMR, strengthening exercises and evaluation. They are very expensive (the Functional Squat system retails for about $17,000). They are not portable or wireless. And in spite of their user interface complexity, they are not versatile--for example, the Leg Extension machine is for leg extensions only.

Balance System is made and sold by Biodex Medical Systems. It "evaluates neuromuscular control by quantifying the ability to maintain dynamic postural stability on an unstable surface." It is neither versatile nor portable.

Mentor is made by Kinetic Muscles Inc. It is Kinetic Muscles' first device and is aimed at hand rehabilitation for stroke patients and similar users. Mentor is an active range of motion device that engages a pneumatic actuator at the patient's maximum self extension, thereafter assisting the patient's motion to full extension. Described as a "very rigorous regimen", the Mentor does not appear to have a Fun Factor. It is quite clinical in appearance, lacks versatility, and is not wireless.

GOVERNMENT REGULATION

Our products and operations are subject to regulation by the Food and Drug Administration, or FDA, and state authorities. The FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution and production of medical devices in the United States to ensure that medical products distributed domestically are safe and effective for their intended and indicated uses. In addition, the FDA regulates the export of medical devices manufactured in the United States to international markets.

Under the Federal Food, Drug, and Cosmetic Act, or FFDCA, medical devices are classified into one of three classes--Class I, Class II or Class III--depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Classification of a device is important because the class to which a device is assigned determines, among other things, the type of premarketing submission and application process required for FDA clearance to market the device. Class I includes devices with the lowest risk to the patient (and subject to the least regulatory control), while Class III includes devices with the greatest risk to the patient (and strictest regulatory control).

Our currently marketed products are Class I medical devices. Class I devices are low-risk devices subject to the least regulatory control. In general, a company can market a Class I device as long as it adheres to a set of guidelines called "General Controls," which sufficiently assure the safety and effectiveness of the device. General Control are the baseline requirements of the Food, Drug and Cosmetic Act, or FD&C, that apply to all classes of medical devices and include compliance with the applicable portions of the FDA's Quality System Regulation, or QSR, establishment registration, product listing, reporting of adverse medical events and certain product malfunctions, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Some Class I devices also require premarket clearance by the FDA through the 510(k) premarket notification process, although we believe that our products do not.

The FDA may disagree with our classification of our products, change its policies, adopt additional regulations, or revise existing regulations, any of which could impact our ability to market our products.

The FDA has broad regulatory and enforcement powers. If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure or recall of our products, total or partial shutdown of production, withdrawal of approvals or clearances already granted, and criminal prosecution. The FDA can also require us to repair, replace or refund the cost of devices that we manufactured or distributed. If any of these events were to occur, it could materially adversely affect our business, financial condition and results of operations.

EMPLOYEES

We currently employ two full-time employees and one part-time employee. We contract with consultants to assist in certain areas of our operations. Additionally, we outsource key functions to control costs and keep our overhead low. We intend to hire additional full-time employees on an as needed basis. This will depend upon our receiving additional capital funding pursuant to the standby equity distribution agreement or otherwise.

FACILITIES

We lease a 1,909 square foot facility located at 427 Riverview Plaza, Trenton, New Jersey. The facility lease ends in December 2007. The base monthly rent under the lease is $3,989. While our current space accommodates our ongoing operations and business activities, it is expected that expansion of the business will eventually necessitate a move to a larger facility.

LEGAL PROCEEDINGS

We are currently not a party to any litigation or other judicial or arbitration proceeding and are not aware of any threatened litigation or judicial or arbitration proceeding.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with the financial statements and the accompanying notes thereto included elsewhere in this Report.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This prospectus contains certain forward-looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to management. The statements contained in this Report relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, the successful commercialization of our products, future demand for our products, general economic conditions, government and environmental regulation, competition and customer strategies, technological innovations, changes in our business strategy or development plans, capital deployment, business disruptions, our ability to consummate future financings and other risks and uncertainties, certain of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, estimated or expected.

Forward-looking statements are based on management's current views and assumptions and involve known and unknown risks that could cause actual results, performance or events to differ materially from those expressed or implied in those statements.

                                     GENERAL

We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack(TM), our versatile proprietary technology platform. Our goal is to enter into an emerging category of electronic personal training and therapeutic products using MotionTrack technology, developed initially for injury prevention and rehabilitation products.

                              RESULTS OF OPERATIONS


                   SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO
                         SIX MONTHS ENDED JUNE 30, 2005

REVENUES during the six months ended June 30, 2006 of $3,935 decreased by $18,042, or 82%, from $21,977 during the corresponding six months ended June 30, 2005 as a result of management's effort to develop a platform to bring a new product to market.

COST OF GOODS SOLD during the six months ended June 30, 2006 of $500 decreased by $12,789, or 96%, from $13,289 during the corresponding six months ended June 30, 2005 as a result of management's effort to develop a platform to bring a new product to the market.

RESEARCH AND DEVELOPMENT EXPENSES during the six months ended June 30, 2006 of $70,039 decreased by $186,863, or 73%, from $256,902 during the corresponding six months ended June 30, 2005. The decrease in research and development expenses is primarily attributed to management's strategy to conserve assets while developing a platform to bring a new product to the market. Management continues to invest aggressively in research and development of new products and technologies. The majority of research and development spending primarily related to our continued significant investment in the development of products that respond to real-time human motion.

GENERAL AND ADMINISTRATIVE EXPENSES during the six months ended June 30, 2006 of $340,381 decreased by $69,515, or 17%, from $409,896 during the corresponding six months ended June 30, 2005. The decrease in general and administrative expenses is a result of management's strategy to conserve assets while developing a platform to bring a new product to the market.

SALES AND MARKETING EXPENSES during the six months ended June 30, 2006 of $68,394 decreased by $77,291, or 53%, from $145,685 during the corresponding six months ended June 30, 2005. The decrease in sales and marketing expense is a result of management's strategy to conserve assets while developing a platform to bring a new product to the market.

AMORTIZATION during the six months ended June 30, 2006 of $394,365 increased by $159,808, or 68%, from $234,557 during the corresponding six months ended June 30, 2005. The increase is primarily attributable to amortization expense on the debt issuance costs associated with private placement offerings.

INTEREST EXPENSE, NET OF INTEREST INCOME AND INTEREST EXPENSE RELATED TO BENEFICIAL CONVERSION during the six months ended June 30, 2006 of $688,633 increased by $417,846, or 154%, from $270,787 during the corresponding six months ended June 30, 2005. The increase is a result of interest expense associated with the beneficial conversion feature embedded in the Company's 2005 private placement offering.

NET LOSS TO COMMON SHAREHOLDERS was $(1,559,178) or $(0.04) per share for the six months ended June 30, 2006 as compared to a net loss of $(1,309,939) or $(0.04) per share for the six months ended June 30, 2005. The increase in net loss in the period was principally due to management's strategy to conserve assets while developing a platform to bring a new product to the market offset by increased amortization expense associated with debt issuance costs and increased interest expense associated with the beneficial conversion features embedded in the Company's 2005 private placement offerings.

ACCUMULATED DEFICIT. Since inception, we have incurred substantial operating losses and expect to incur substantial additional operating losses over the next several years. As of June 30, 2006 our accumulated deficit was $(16,235,052).


                  THREE MONTHS ENDED JUNE 30, 2006 COMPARED TO
                        THREE MONTHS ENDED JUNE 30, 2005

REVENUES during the three months ended June 30, 2006 of $1,657 decreased by $7,105, or 81%, from $8,762 during the corresponding three months ended June 30, 2005 as a result of management's effort to develop a platform to bring a new product to market.

COST OF GOODS SOLD during the three months ended June 30, 2006 of $0 decreased by $2,225, or 100%, from $2,225 during the corresponding three months ended June 30, 2005 as a result of management's effort to develop a platform to bring a new product to the market.

RESEARCH AND DEVELOPMENT EXPENSES during the three months ended June 30, 2006 of $9,717 decreased by $101,476, or 91%, from $111,193 during the corresponding three months ended June 30, 2005. The decrease in research and development expenses is primarily attributed to management's strategy to conserve assets while developing a platform to bring a new product to the market. Management continues to invest aggressively in research and development of new products and technologies. The majority of research and development spending primarily related to our continued significant investment in the development of products that respond to real-time human motion.

GENERAL AND ADMINISTRATIVE EXPENSES during the three months ended June 30, 2006 of $158,239 decreased by $33,809, or 18%, from $192,048 during the corresponding three months ended June 30, 2005. The decrease in general and administrative expenses is a result of management's strategy to conserve assets while developing a platform to bring a new product to the market.

SALES AND MARKETING EXPENSES during the three months ended June 30, 2006 of $20,483 decreased by $63,861, or 76%, from $84,344 during the corresponding three months ended June 30, 2005. The decrease in sales and marketing expense is a result of management's strategy to conserve assets while developing a platform to bring a new product to the market.

AMORTIZATION during the three months ended June 30, 2006 of $189,007 increased by $56,256, or 42%, from $132,751 during the corresponding three months ended June 30, 2005. The increase is primarily attributable to amortization expense on the debt issuance costs associated with private placement offerings.

INTEREST EXPENSE, NET OF INTEREST INCOME AND INTEREST EXPENSE RELATED TO BENEFICIAL CONVERSION during the three months ended June 30, 2006 of $311,415 increased by $147,574, or 90%, from $163,841 during the corresponding three months ended June 30, 2005. The increase is a result of interest expense associated with the beneficial conversion feature embedded in the Company's 2005 private placement offering.

NET LOSS TO COMMON SHAREHOLDERS was $(687,204) or $(0.02) per share for the three months ended June 30, 2006 as compared to a net loss of $(677,640) or $(0.02) per share for the three months ended June 30, 2005. The increase in net loss in the period was principally due to management's strategy to conserve assets while developing a platform to bring a new product to the market offset by increased amortization expense associated with debt issuance costs and increased interest expense associated with the beneficial conversion features embedded in the Company's 2005 private placement offerings.

ACCUMULATED DEFICIT. Since inception, we have incurred substantial operating losses and expect to incur substantial additional operating losses over the next several years. As of June 30, 2006 our accumulated deficit was $(16,235,052).



                    YEAR ENDED DECEMBER 31, 2005 COMPARED TO
                          YEAR ENDED DECEMBER 31, 2004

REVENUES during the year ended in 2005 of $26,810 decreased by $79,540, or 75%, from $106,350 in 2004 as a result of management's effort to develop a platform to bring a new product to market.

COST OF GOODS SOLD in 2005 of $28,595 decreased by $53,405, or 65%, from $82,000 in 2004 as a result of management's effort to develop a platform to bring a new product to the market.

RESEARCH AND DEVELOPMENT EXPENSES during the year ended December 31, 2005 of $443,252 decreased by $191,645, or 30%, from $634,897 in 2004. The decrease in research and development expenses is primarily attributed to management's strategy to conserve assets while developing a platform to bring a new product to the market. Management continues to invest aggressively in research and development of new products and technologies. The majority of research and development spending primarily related to our continued significant investment in the development of products that respond to real-time human motion.

GENERAL AND ADMINISTRATIVE EXPENSES during the year ended December 31, 2005 of $835,722 decreased by $342,841, or 29%, from $1,178,563 in 2004. The decrease in general and administrative expenses is a result of management's strategy to conserve assets while developing a platform to bring a new product to the market.

SALES AND MARKETING EXPENSES during the year ending December 31, 2005 of $213,066 decreased by $229,472, or 52%, from $442,538 in 2004. The decrease in sales and marketing expense is a result of management's strategy to conserve assets while developing a platform to bring a new product to the market.

AMORTIZATION during the year ended December 31, 2005 of $592,719 increased by $350,411, or 145%, from $242,308 in 2004. The increase is primarily attributable to amortization expense on the debt issuance costs associated with private placement offerings.

INTEREST EXPENSE, NET OF INTEREST INCOME AND INTEREST EXPENSE RELATED TO BENEFICIAL CONVERSION during the year ended December 31, 2005 of $744,918 increased by $412,472, or 124%, from $332,446 in 2004. The increase is a result of interest expense associated with the beneficial conversion feature embedded in the Company's 2005 private placement offering.

LOSS ON ABANDONMENT OF INVENTORY AND LOSS ON DISPOSAL OF ASSETS during the year ended December 31, 2005 of $0 decreased by $118,747, or 100%, from $118,747 in 2004. The decrease is a result of management's strategy to bring a new product to the market. The existing products were written off in 2004.

NET LOSS TO COMMON SHAREHOLDERS was $(2,832,262) or $(0.08) per share for the year ended December 31, 2005 as compared to a net loss of $(2,926,724) or $(0.08) per share for the year ended December 31, 2004. The decrease in net loss in the period was principally due to management's strategy to conserve assets while developing a platform to bring a new product to the market offset by increased amortization expense associated with debt issuance costs and increased interest expense associated with the beneficial conversion features embedded in the Company's 2005 private placement offerings.

ACCUMULATED DEFICIT. Since inception, we have incurred substantial operating losses and expect to incur substantial additional operating losses over the next several years. As of December 31, 2005, our accumulated deficit was $(14,675,874).


                        LIQUIDITY AND FINANCIAL CONDITION

GENERAL

At June 30, 2006, cash and cash equivalents were $352,059. Total liabilities at June 30, 2006 were $8,013,191, consisting of current liabilities in the aggregate amount of $3,113,191 and long-term liabilities in the amount of $4,900,000. At June 30, 2006, assets included $14,862 in furniture and equipment, net of depreciation, 1,288,625 in debt issuance costs, net of amortization, and prepaid expenses and other assets of $28,526. As of June 30, 2006, our working capital deficit was $(2,761,132) as compared to $(1,982,143) at December 31, 2005. We expect to incur substantial operating losses as we continue our commercialization efforts.

Our debt at June 30, 2006 was as follows:

                                                               JUNE 30, 2006
        Short-term bridge loans                                  $2,447,674
        Convertible notes                                         4,900,000


For more detailed information on long-term liabilities, see Note 5 to our financial statements contained herein.




FINANCING TRANSACTIONS

We have financed our operations since inception primarily through equity and debt financings and, loans from shareholders and other related parties. In January 2006, we entered into a $10 million standby equity distribution agreement with Cornell Capital.

We have recently entered into a number of financing transactions and are continuing to seek other financing initiatives. We will need to raise additional capital to meet our working capital needs and to complete our product commercialization process. Such capital is expected to come from the sale of securities, including the sale of common stock under the standby equity distribution agreement described below. No assurances can be given that such financing will be available in sufficient amounts or at all.

The following is a general description of our most recent financing transactions. See also the Notes to Consolidated Financial Statements included with this Report.

PRIVATE PLACEMENTS

2003 - 2004 OFFERING. From December 2003 to July 2004, we sold $4,900,000 of equity units (the "2003 - 2004 Units") in a private placement including $3,976,000 for cash and $924,000 for the exchange of outstanding debt. Of such 2003 - 2004 Units, we issued $2,029,000 ($1,108,000 for cash and $921,000 for the exchange of outstanding debt) during the year ended December 31, 2003 and $2,871,000 for cash during the year ended December 31, 2004. Each 2003 - 2004 Unit, with a purchase price of $1,000 per unit consists of an 8.5% unsecured convertible note in the principal amount of $1,000 and 250 shares of our common stock. The principal balance of each convertible note, along with accrued and unpaid interest, is payable on the earlier of the fifth anniversary of the issuance of the convertible note or the occurrence of a Fundamental Change (as defined below).

The holder of each convertible note may elect to convert the principal balance of the convertible note into shares of our Common Stock at any time. The convertible notes were originally convertible at a price equal to $2.00, subject to antidilution adjustment (the "Conversion Price"). Upon the issuance of 2,000,000 compensation shares to Cornell Capital and 40,000 shares to Yorkville Advisors at a purchase price of $0.25 per share pursuant to the standby equity distribution agreement described below, the Conversion Price of the convertible notes was reduced to $0.25 per share as an anti-dilution adjustment. Each convertible note bears interest at 8.5% per annum payable at maturity in arrears, at our option, in cash, or Common Stock (at the Conversion Price, subject to adjustment), or a combination of cash and Common Stock.

2005 OFFERING A. From March 2005 to May 2005, we sold $750,000 of unsecured convertible notes in a private placement (the "10% A Notes"). The principal balance of each 10% A Note, along with accrued and unpaid interest, is payable on the earlier of the first anniversary of the issuance of the 10% A Note or the occurrence of a Fundamental Change.

The holder of each 10% A Note may elect to convert the principal balance of the 10% A Note into shares of our Common Stock on or after August 5, 2005. The 10% A Notes were convertible at a price equal to 80% of the price of Common Stock in the next equity offering conducted by us which closed by December 11, 2005 or, if no such offering occurred by December 11, 2005, at the rate of one share per $2.00 converted, subject to adjustment (the "Conversion Price"). We conducted an equity offering prior to December 11, 2005 of equity units described below in "2005 Offering B". Accordingly, the Conversion Price of the 10% A Notes was 80% of the price of the 10% B Notes. Upon the issuance of 2,000,000 compensation shares to Cornell Capital and 40,000 shares to Yorkville Advisors at a purchase price of $0.25 per share pursuant to the standby equity distribution agreement described below, the Conversion Price of the Notes issued in the 2005-B Offering was set at $.20 per share and the Conversion Price of the 10% A Notes was set at $.16 per share. Each 10% A Note bears interest at 10% per annum payable at maturity in arrears, at our option, in cash, or Common Stock (at the Conversion Price, subject to adjustment), or a combination of cash and Common Stock.

2005 OFFERING B. From August 2005 to January 2006, we sold $957,000 of equity units (the "2005 B Units") in a private placement. Of such 2005 B Units, we issued $852,000 in 2005 and $105,000 in 2006. Each 2005 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note in the principal amount of $1,000 and 2,000 warrants to purchase our common stock. The principal balance of each 10% B Note, along with accrued and unpaid interest, is payable on the earlier of the first anniversary of the issuance of the 10% B Note or the occurrence of a Fundamental Change.

The holder of each 10% B Note may elect to convert the principal balance of the 10% B Note into shares of our Common Stock on or after January 26, 2006. The 10% B Notes were convertible at a price equal to 80% of the price of Common Stock in the next equity offering conducted by us which closed by May 5, 2006 or, if no such offering occurs prior to May 5, 2006, at the rate of one share per $2.00 converted, subject to adjustment (the "Conversion Price"). We conducted an equity offering of shares to Cornell Capital in January 2006 in connection with the execution of the standby equity distribution agreement. Upon the issuance of the standby equity distribution agreement compensation shares, the Conversion Price of the 10% B Notes was set at $.20 per share. Each 10% B Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Price, subject to adjustment), or a combination of cash and Common Stock.

Each 2005 B Unit included a Warrant to purchase two shares of Common Stock for every $1 invested. The Warrants included in the 2005 B Units are exercisable commencing upon the first anniversary of the date of the issuance of the 10% B Note, and for a period of six years thereafter. The Warrants had an exercise price equal to the lesser of $2.20 per share or 110% of the Conversion Rate of the 10% B Note subject to adjustment for anti-dilution purposes. As of January 26, 2006, the Warrant Exercise Price was $.25.

PROVISIONS APPLICABLE TO THE NOTES ISSUED IN THE 2003 - 2004 OFFERING, THE 2005 OFFERING A AND 2005 OFFERING B (EACH, A "CONVERTIBLE NOTE").

A Fundamental Change is defined as (i) a sale or transfer of all or substantially all of our assets in any transaction or series of transactions (other than sales in the ordinary course of business); (ii) a merger or consolidation in which we are not the survivor; or (iii) the sale or exchange of all or substantially all of our outstanding shares of the Common Stock (including by way of merger, consolidation, or other business combination); or
(iv) the consummation by us of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by of our Common Stock under the Securities Act of 1933, as amended, with minimum gross proceeds to us of $7,500,000.

We may prepay all or a portion of any Convertible Note at any time without premium or penalty. Any prepayment must be accompanied by payment of any interest, which payment of interest may be in cash, Common Stock, or a combination of cash and Common Stock.

We may not grant a security interest in, pledge, or mortgage any of our assets except we may grant or incur liens, security interests, pledges, mortgages, and other encumbrances, voluntary or involuntary, covering our assets so long as the loans, borrowings, or other obligations secured thereby do not exceed $500,000 in the aggregate.

Pursuant to the terms of the Convertible Note, before we may amend our Certificate of Incorporation (other than a certificate setting forth designations and preferences with respect to any Preferred Stock) or Bylaws or may merge or consolidate with any other company and following such merger or consolidation we will be the survivor, must give notice of such action to each holder of a Convertible Note. The notice must contain a summary of the action to be taken, the date on which the action will be taken (the "Effective Date"), which will not be sooner than 30 days following the date the notice is given, a statement that the proposed action will be taken unless there is a Convertible
Note Veto), the United States address where a Convertible Note Veto must be sent, and such other information as we deem appropriate. If, prior to the Effective Date, we receive a Convertible Note Veto, we may not take the action described in the notice. A Convertible Note Veto shall be deemed to occur if, prior to the Effective Date of the action, we receive in writing an objection to the action from holders of Eligible Convertible Notes representing 66-2/3% of the principal of all Eligible Convertible Notes then outstanding. Eligible Convertible Notes are the Convertible Notes issued by us once a minimum of $450,000 in principal of Convertible Notes was sold in the offering, other than Convertible Notes held by any officer or director of Performance Health or any person or entity whom an officer or director of Performance Health possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policy of the person or entity, whether through the ownership of voting securities, by contract, or otherwise.

In the Convertible Notes, we granted to each holder of a Convertible Note the right to purchase a pro rata portion of any Preferred Stock issued by us at any time while any portion of the principal of the Convertible Note is outstanding.

2006 OFFERING A. On May 15, 2006, we sold $250,000 of equity unit (the "2006 A Units") in a private placement. Each 2006 A Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 A Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 A Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 A Note may elect to convert the principal balance of the 2006 A Note into shares of our Common Stock. The 2006 A Notes are convertible at a price equal to the lower of
(i) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 training days immediately preceding the day upon which we receive a conversion notice from the Noteholder or (ii) $.30 per share (the "Conversion Rate"). Each 2006 A Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

Each investor participating in the offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of the warrants is $.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

The Notes were secured by a pledge of Put Notices under the standby equity distribution agreement with Cornell Capital (described below) in a principal amount equal to the principal amount of Notes issued.

2006 OFFERING B. On May 24, 2006, we sold $250,000 of equity unit (the "2006 B Units") in a private placement. Each 2006 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 B Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 B Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 B Note may elect to convert the principal balance of the 2006 B Note into shares of our Common Stock. The 2006 B Notes are convertible at a price equal to the lesser of
(i) $0.60 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). Each 2006 B Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

Each investor participating in the offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.50 per share and the exercise price for 3000 warrants is $1.00 per share. The warrants are exercisable for a period of five years from the date of issuance.

The Notes were secured by a pledge of Put Notices under the standby equity distribution agreement with Cornell Capital (described below) in a principal amount equal to the principal amount of Notes issued.

2006 OFFERING C. On June 30, 2006, we sold $250,000 of equity unit (the "2006 C Units") in a private placement. Each 2006 C Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 C Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 C Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 C Note may elect to convert the principal balance of the Convertible Note into shares of our Common Stock. The 2006 C Notes are convertible at a price equal to the lesser of (i) $0.60 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). Each Convertible Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

Each investor participating in the offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.60 per share and the exercise price for 3,000 warrants is $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance.

The Notes were secured by a pledge of Put Notices under the standby equity distribution agreement with Cornell Capital (described below) in a principal amount equal to the principal amount of Notes issued.

STANDBY EQUITY DISTRIBUTION AGREEMENT (CORNELL CAPITAL). On January 23, 2006, we entered into a standby equity distribution agreement with Cornell Capital pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital will pay us 95% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the standby equity distribution agreement. Further, Cornell Capital will retain a fee of 5% of each advance under the standby equity distribution agreement for a total effective discount to the market price of our common stock of 10%. This 10% discount is an underwriting discount. The volume weighted average price is calculated automatically by Bloomberg L.P., a reporting service, and is calculated by multiplying the number of our shares sold on a given day by the actual sales prices and adding up the totals.

Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors Management, LLC. Further, Cornell Capital will retain a fee of 5% of each advance under the standby equity distribution agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge received a fee of 40,000 shares of our common stock. In connection with the standby equity distribution agreement, Cornell Capital received a commitment fee of 2,000,000 shares of our common stock.

Pursuant to the standby equity distribution agreement, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount requested by us.

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $10.0 million or 24 months after the effective date of the registration statement, whichever occurs first.

The amount of each advance is limited to a maximum draw down of $500,000 every five trading days. The amount available under the standby equity distribution agreement is not dependent on the price or volume of our common stock. We are registering 16,842,106 shares of common stock issuable pursuant to the standby equity distribution agreement. Assuming we sold all of such 16,842,106 shares to Cornell Capital at $0.2375 per share, we would draw down on approximately $4 million of the standby equity distribution agreement. We will need to register the balance of the shares to be issued under the standby equity distribution agreement before such shares can be issued to Cornell Capital in the future.

We will not be in a position to access the capital under the standby equity distribution agreement until our securities are quoted on the NASD OTC Bulletin Board and sufficient demand exists for our equity securities. There can be no assurance that we will successfully list our securities for a quotation on the NASD OTC Bulletin Board, or that a market for our securities will develop in a manner that will allow us to receive financing under the standby equity distribution agreement. Furthermore, the amount of financing available under the standby equity distribution agreement will fluctuate with the price of our common stock. As the price declines, the number of shares Cornell Capital must purchase to satisfy an advance request from us will increase, resulting in additional dilution to existing stockholders.

We may not request advances under the standby equity distribution agreement if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our then outstanding common stock. As of November 1, 2006, we had 45,481,726 shares outstanding so Cornell Capital could not own in excess of 4,997,437 shares. Giving effect to the 2,000,000 shares of our common stock currently held by Cornell Capital it could purchase 2,997,437 additional shares for approximately $712,000 under the standby equity distribution agreement (at an assumed purchase price of $0.2375 per share based upon 95% of an assumed lowest trading price of $0.25). We will be unable to sell additional shares of our common stock under the standby equity distribution agreement if Cornell Capital is unable to reduce its holdings so as to remain below the 9.9% threshold.

Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock issuable under the standby equity distribution agreement.

                  MANAGEMENT'S PLANS TO OVERCOME OPERATING AND
                             LIQUIDITY DIFFICULTIES

We develop and market performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Over the past nine years, our medical and computer experts have brought together advanced software and medical technology in order to create MotionTrack(TM), our versatile proprietary technology platform. Our goal is to enter into an emerging category of electronic personal training and therapeutic products using MotionTrack technology, developed initially for injury prevention and rehabilitation products.

Our operating plan seeks to minimize our capital requirements, but expansion of our production capacity to meet increasing sales and refinement of our manufacturing process and equipment will require additional capital. We expect that operating and production expenses will increase significantly as we continue to ramp up our production and continue our technology and develop, produce, sell and license products for commercial applications.

We have recently entered into a number of financing transactions (see Notes 5 and 16). We are continuing to seek other financing initiatives. We need to raise additional capital to meet our working capital needs, for the repayment of debt and for capital expenditures. Such capital is expected to come from the sale of securities, including the sale of common stock under the standby equity distribution agreement. (See Note 13) We believe that if we raise approximately $1.25 million in debt and equity financings, including, under the standby equity distribution agreement, we would have sufficient funds to meet our needs for working capital and repayment of debt and for capital expenditures over the next twelve months.

No assurance can be given that we will be successful in completing any financings at the minimum level necessary to fund our capital equipment, debt repayment or working capital requirements, or at all. If we are unsuccessful in completing these financings, we will not be able to meet our working capital, debt repayment or capital equipment needs or execute our business plan. In such case we will assess all available alternatives including a sale of our assets or merger, the suspension of operations and possibly liquidation, auction, bankruptcy, or other measures.

                              GOING CONCERN MATTERS

Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several years. As of June 30, 2006, we had an accumulated deficit of approximately $16.2 million.

We have financed our operations since inception primarily through equity financings and loans from our officers, directors and stockholders. We have recently entered into a standby equity distribution agreement. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all under the standby equity credit agreement or otherwise. Continuing our operations in 2006 is dependent upon obtaining such further financing.

Our accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          CRITICAL ACCOUNTING POLICIES

The Securities and Exchange Commission defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our significant accounting policies are described in Note 1 in the Notes to the Consolidated Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the Securities and Exchange Commission definition.

REVENUES

We recognize income and expenses on the accrual method of accounting. Revenue is recognized as services are rendered or products are delivered, the price to the buyer is fixed and determinable, and collectibility is reasonably assured.

USEFUL LIVES OF TANGIBLE AND INTANGIBLE ASSETS

Depreciation and amortization of tangible and intangible assets are based on estimates of the useful lives of the assets. We regularly review the useful life estimates established to determine their propriety. Changes in estimated useful lives could result in increased depreciation or amortization expense in the period of the change in estimate and in future periods that could materially impact our financial condition and results of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") SFAS No. 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. An impairment charge could materially impact our financial condition and results of operations.

INCOME TAXES

As part of the process of preparing our consolidated financial statements, we are required to estimate our taxes in each of the jurisdictions of operation. This process involves management estimating the actual current tax expense together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We then must assess the likelihood that the deferred tax assets will be recovered from future taxable income and, to the extent recovery is not likely, we must establish a valuation allowance. Future taxable income depends on the ability to generate income in excess of allowable deductions. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets. In the event that actual results differ from these estimates or we adjust these estimates in future periods, we may need to change our valuation allowance that could materially impact our financial condition and results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates, assumptions and methods used to estimate fair value of our financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." We have used available information to derive our estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts we could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts.

CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES

The Company accounts for debt with embedded conversion features and warrant issuances in accordance with EITF 98-5: Accounting for convertible securities with beneficial conversion features or contingency adjustable conversion and EITF No. 00-27: Application of issue No. 98-5 to certain convertible instruments. Conversion features determined to be beneficial to the holder are valued at fair value and recorded to additional paid in capital. The Company determines the fair values to be ascribed to detachable warrants issued with the convertible debentures utilizing the Black-Scholes method. Any discount derived from determining the fair value of the beneficial conversion features and the warrants is amortized to financing costs over the remaining life of the debenture. The unamortized discount, if any, upon the conversion of the debentures is expensed to financing cost on a pro-rata basis.

Debt issued with variable conversion features are considered to be embedded derivatives and are accounted for in accordance with FASB 133 "Accounting for Derivative Instruments and Hedging Activities." The fair value of the embedded derivative is recorded to a derivative liability. This liability is required to be marked to marked each reporting period. The resulting discount on the debt is amortized to interest expense over the life of the related debt.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), "Share-Based Payment", which is a revision of SFAS No. 123 and supersedes APB Opinion 25. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS No. 123(R) is effective for all stock-based awards granted on or after January 1, 2006 . In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provisions of SFAS No. 123.

The Company plans to adopt SFAS No. 123(R) on January 1, 2006. This change in accounting is not expected to materially impact our results of operations. We have not completed the calculation of this impact. However, because we currently account for share-based payments to our employees using the intrinsic value method, our results of operations have not included the recognition of compensation expense for the issuance of stock option awards.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", which is an amendment to APB Opinion No. 29. It states that the exchanges on nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, FSAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance". SFAS No. 153 is effective for financial statements for fiscal years beginning after June 15, 2005. The Company does not normally enter into exchanges that could be considered nonmonetary, accordingly, we do not expect the adoption of SFAS 153 to have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or a pronouncement includes specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This statement carries forward the guidance in APB Opinion No. 20, "Accounting Changes," for the reporting of the correction of an error and a change in accounting estimate. SFAS No. 154 is effective beginning January 1, 2006. SFAS No. 154 is not expected to have a significant impact on our financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140". SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets". SFAS No. 155 will become effective for the Company's fiscal year after September 15, 2006. The impact of SFAS No. 155 will depend upon the nature and extent of any new derivative instruments entered into after the effective date.

In June 2005, the FASB ratified Emerging Issues Task Force ("EITF") Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-2"), which addresses when a convertible debt instrument should be considered `conventional' for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument's economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF No. 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

EITF Issue No. 05-4 "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 05-4") addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized. The adoption of this pronouncement is not expected to have an impact on the Company's consolidated financial position, results of operations, or cash flows.

In September 2005, the FASB ratified the EITF's Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues" ("EITF 05-7"), which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated debt instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

In September 2005, the FASB ratified the following consensus reached in EITF Issue 05-8: a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 1, 2006, with respect to the beneficial ownership of the outstanding common stock by (i) each person known by us to own 5% or more of the outstanding shares of common stock,
(ii) each director, (iii) the executive officers, and (iv) all directors and officers as a group. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                            SHARES BENEFICIALLY     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER (a)          OWNED(b)           OF CLASS
--------------------------------------------------------------------------------
Roger G. Harrison ......................           43,666(1)               *
Robert Prunetti ........................           90,000(2)               *
James E. Bartolomei ....................                   0              --
Timothy Field Parshall .................           50,000(3)               *
Edward Sherman .........................           50,000(4)               *
Marc R. Silverman  .....................        3,933,156(5)            8.3%
Michael Mellman, M.D.  .................        2,725,953(6)            5.8%
The Holding Company ....................       12,315,500(7)           27.1%
Joshua S. Kanter  ......................       12,870,500(8)           28.0%
Joel Kanter  ...........................       12,480,500(9)           27.4%
All Officers and Directors (as a group)          208,666(10)               *

      *     Less than 1%.

      (a) The addresses for the above identified officers and directors are c/o Performance Health Technologies, Inc., 427 Riverview Plaza, Trenton, New Jersey 08611.

      (b) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns.

      (1) The shares held by Mr. Harrison, include currently exercisable options to purchase 31,166 shares of common stock.

      (2) The shares beneficially owned by Mr. Prunetti, include currently exercisable options to purchase 50,000 shares of common stock held by Mr. Prunetti and currently exercisable options to purchase 27,500 shares of common stock held by Phoenix Ventures, LLC, an entity controlled by Mr. Prunetti.

      (3) The shares held by Mr. Parshall include currently exercisable options to purchase 50,000 shares of common stock.

      (4) The shares held by Mr. Sherman include currently exercisable options to purchase 50,000 shares of common stock.

      (5) The shares held by Mr. Silverman include currently exercisable options to purchase 2,040,002 shares of common stock.

      (6) The shares held by Dr. Mellman, include currently exercisable options to purchase 1,278,332 shares of common stock.

      (7) Joshua S. Kanter is the President of The Holding Company and holds sole voting and investment control of the shares held by The Holding Company.

      (8) The shares include 20,000 shares and currently exercisable options to purchase 415,000 shares of common stock owned by Joshua Kanter. The shares also include 50,000 shares owned by the Kanter Family Foundation; 20,000 shares owned by Windy City, Inc.; 50,000 shares held by Jelsin Investments, Inc.; and 12,315,500 shares owned by The Holding Company. Mr. Kanter is a Vice President and Director of the Kanter Family Foundation, a charitable foundation established by Mr. Kanter's family. Sole voting and investment control of the shares held by the Foundation is held by Mr. Kanter's brother, Joel Kanter, the President of the Foundation. Mr. Kanter is a Vice President of Windy City. Sole voting and investment control of the shares held by Windy City is held by Mr. Kanter's brother, Joel Kanter, the President of Windy City. The shares held by Jelsin Investments are held for the benefit of various members of Mr. Kanter's family. Sole voting and investment control of the shares held by The Holding Company is held by Mr. Kanter, the President of The Holding Company. Joshua S. Kanter disclaims any and all beneficial interest in the shares owned by the Kanter Family Foundation, Windy City, Jelsin Investments, Inc., or The Holding Company.

      (9) The shares include 20,000 shares and currently exercisable options to purchase 25,000 shares of common stock. The shares also include 50,000 shares owned by the Kanter Family Foundation; 20,000 shares owned by Windy City, Inc.; 50,000 shares held by Jelsin Investments, Inc.; and 12,315,500 shares owned by The Holding Company. The Kanter Family Foundation is a charitable foundation established by Mr. Kanter's family. Sole voting and investment control of the shares held by the Foundation is held by Joel Kanter, the President of the Foundation. Sole voting and investment control of the shares held by Windy City is held by Joel Kanter, the President of Windy City. The shares held by Jelsin Investments are held for the benefit of various members of Mr. Kanter's family.

      (10) Includes currently exercisable options to purchase 236,666 shares of common stock.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning our directors and executive officers as of November 1, 2006.

NAME                              AGE     POSITION HELD
----                              ---     -------------
Roger G. Harrison, PhD.......     58      Chairman of the Board

Robert D. Prunetti...........     53      Chief Executive Officer, President
                                          and Director

James E. Bartolomei..........     47      Chief Financial Officer and Treasurer

Timothy F. Parshall..........     47      Director

Edward J. Sherman............     60      Director

Pursuant to our bylaws, each director serves for a term of one year and until his successor is duly qualified. Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

ROGER G. HARRISON, PHD., Chairman of the Board, has served as a director since January 16, 2005 and Chairman of the Board since March 7, 2006. Dr. Harrison has over 30 years of experience in the pharmaceutical industry. He received a PhD in Organic Chemistry from the University of Leeds, in England in 1971, and then conducted postdoctoral research at the University of Zurich in Switzerland. He joined Eli Lilly and Company in the United Kingdom in 1972 as a medicinal research scientist, subsequently transitioning into management, where he became responsible for research, product development, and regulatory affairs. In 1984 he moved to the headquarters of Lilly in Indianapolis, and remained with Lilly until early 2001. Some of the assignments held by Dr. Harrison in the United States were head of pharmaceutical research, director of organic and physical chemistry research, director of biochemistry research, director of infectious disease research, director of formulation development and technology planning, director of development projects management, global product team leader, and director of alliance management. Dr. Harrison became CEO and President, and member of the board, of Antares Pharma, Inc., a publicly traded specialty pharmaceutical company in March 2001, and led Antares Pharma through development of successful partnering programs and fund raising before leaving in September 2004. He has numerous publications and patents in diverse fields and has co-authored four books. He is recognized as knowledgeable in most areas of pharmaceutical research, product development, regulatory affairs, and development of medical devices. Currently, Dr Harrison is a consultant with Plexus Ventures, a member of the board of Macromed Inc., chairman of the board of Advanced Respiratory Technologies Inc., and a member of the board of Inyx Inc.

ROBERT D. PRUNETTI, President and Chief Executive Officer, has served as the President and Chief Executive Officer of the Company since February 21, 2006 and a director since January 19, 2005. Mr. Prunetti was sworn in as Mercer County Executive on January 1, 1992 and served three terms, concluding his tenure December 2003. He currently serves as President of Phoenix Ventures, LLC, a business development and public relations consulting firm since January 2004. In his nearly two decades of public service, he has served in a number of capacities, including Mercer County Budget Director, Director of Policy and Planning for the New Jersey Department of Human Services, Hopewell Township Administrator and Mercer County Freeholder. As County Executive, he concentrated his efforts on strengthening Mercer County's economy, revitalizing New Jersey's capital city. Some of his accomplishments are developing Mercer County Waterfront Park, Sovereign Bank Arena, Mercer County Open Space Preservation Trust Fund, and the establishment of a free trade Zone and International Trade Center located at Trenton-Mercer Airport. Mr. Prunetti is a graduate of the College of New Jersey and New York University.

JAMES E. BARTOLOMEI, Chief Financial Officer and Treasurer, has served as the Chief Financial Officer and Treasurer of the Company since September 20, 2006. Mr. Bartolomei, is the founding and managing partner of Bartolomei Pucciarelli LLC, an accounting firm located in Lawrenceville, New Jersey. In 1986, after five years in public accounting, Mr. Bartolomei opened Bartolomei Pucciarelli, where he continues to practice, providing accounting, tax and consulting services to clients. In addition, Mr. Bartolomei performs peer reviews of accounting firms to evaluate their compliance with the professional standards promulgated by the American Institute of Certified Public Accountants. Mr. Bartolomei divides his time between managing the day to day operations of Bartolomei Pucciarelli and working with clients. Mr. Bartolomei is a graduate of Rider University, Class of 1981, with a BS in Accounting and Computer Science. Mr. Bartolomei is a member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of Certified Public Accountants (NJSCPA) and serves on the Board of Trustees of the Mercer County Chapter of the NJ Society of CPA's. Mr. Bartolomei also serves as a member of the board of directors of Yardville National Bank (YANB), a public institution traded on NASDAQ as well as chairman of the Audit Committee of Yardville National Bank. He serves on the bank's Compliance Committee and Compensation Committee; is the Treasurer of School Monies for the Trenton and Hopewell Valley Boards of Education; and is Treasurer of the Board of Cerebral Palsy of New Jersey.

TIMOTHY PARSHALL has served as a director since September 20, 2006. Prior to joining Performance Health, Mr. Parshall was the Director of Corporate Marketing and Planning at Guidant Corporation, prior to it being acquired by Boston Scientific. He played an integral role in the marketing integration between the business units and creating new markets segments. Prior to Guidant, Tim spent 13 years at Eli Lilly & Company in sales and marketing, most notably as the Director of Global strategy for Zyprexa, a brand with annual sales in excess of $3 billion. Mr. Parshall also worked in Business Development where he was responsible for a number of successful licensing transactions. Mr. Parshall holds a Bachelors degree in Pharmacy from the University of Sydney, and a Master of Business Administration from AGSM in the University of New South Wales, Australia.

EDWARD J. SHERMAN has served as a director since August 7, 2006. Mr. Sherman served as Vice President of Infiniti East, a division of Nissan Motor Corporation. Mr. Sherman was employed by Nissan Motor Corporation from October 1976 until his retirement in November 2002. Before joining Nissan Motor Corporation, Mr. Sherman was a teacher in the City of Boston school district from 1970 to 1976. From 1967 to 1970, Mr. Sherman served as an Officer in The United States Marine Corps. Mr. Sherman held various positions in the USMC including Infantry Platoon Commander, Company Executive Officer and Battalion Intelligence Officer. He is a decorated Vietnam Veteran. Mr. Sherman is currently on the Board of Directors of U.S. Helicopter Corporation. Mr. Sherman holds a BS degree in Finance with a minor in Economics from Carroll School of Management; Boston College and a Masters in Education from Boston University.

COMPANY ADVISORY BOARD

The Company has an Advisory Board which advises and makes non-binding recommendations to the Board and the Corporation's President and Chief Executive Officer with respect to matters within the areas of the Advisory Board members' experience and expertise.

DR. GREGORY CORTINA brings Chiropractic and Physical Therapy experience to the Advisory Board. A graduate with a D.C. degree from Palmer Chiropractic School, Dr. Cortina started a private practice in 1981 where a multidisciplinary approach is used which includes Chiropractics and Physical Therapy. Dr. Cortina's non professional activities include sitting on the Board of Trustees for the Hun School of Princeton and working with the development office. Dr. Cortina graduated with a degree from the school of Arts and Sciences from University of Pennsylvania.

JOHN ALT is a member of the Advisory Board. Mr. Alt has over 8 years experience in the financial industry, a notable second career after 13 seasons as a left offensive tackle for the Kansas City Chiefs. Mr. Alt currently serves as Investment Consultant through Linsco/Private Ledger, the country's largest independent brokerage firm. Mr. Alt's primary responsibilities include working with professional football players to assist them with their investment and estate planning needs. Prior to serving in this capacity, Mr. Alt was an investment executive with US Bancorp/ Piper Jaffray, where he specialized in fixed income assets for athletes, as well as implementing asset allocation strategies for various clients. From 1984 - 1997, Mr. Alt was a member of the Kansas City Chiefs professional football organization, where he received a host of accolades including being elected to the Pro Bowl in 1993 and 1994. In addition to his professional achievements, Mr. Alt has involved himself in many non-profit and volunteer initiatives such as the Kansas City Union Mission Homeless Shelter, the Lighthouse Home for Unwed Mothers, NFL Athletes in Action, NFL Alumni-Caring for Kids, the Boy Scouts of America, and Paralyzed Veterans of America.

GENE REGOZO is a member of the Advisory Board. Mr. Regozo has been co-owner and President of Drugs Are Us, Inc., dba Hopewell Pharmacy and Warren County Pharmacy, for the past 20 years. A 1981 graduate of Philadelphia College of Pharmacy and Science, he has served as past president of the Garden State Pharmacy Owners association and is a current board member of the Independent Pharmacy Alliance. Also, he presently serves on the Board of Directors of the Hopewell Valley Community Bank and as Vice President of Millennium Nutritionals, LLC.

DANIEL DAVID is a member of the Advisory Board. Mr. David is currently the President of St. Claire Capital Management, Inc. In addition, he is a principal of Pacific Assets Management, LLC, which is the investment manager of JMG Triton Offshore Fund Ltd., a British Virgin Islands Corporation. From the year 2000 - 2005 Mr. David was a principal of Zola Capital Management, LLC, which was the investment manager of Zola Investments, LP, a California limited partnership and Zola International, Ltd., a British Virgin Islands Corporation. In March 1992, he organized St. Claire Investments, L.P., a California limited partnership, which ceased operating in June 2001. From 1986 to 1992, he was an independent options market maker and broker-dealer trading his own capital. Mr. David was a member of the Pacific Exchange from 1984-2001. Before entering the securities business, Mr. David was a financial analyst for UNOCAL at its corporate headquarters in Los Angeles. Mr. David received a Bachelors of Science degree in Chemical Engineering from the University of Pennsylvania in 1976, a Masters in Engineering from the University of Washington in 1979, and a Masters in Business Administration and Finance from the University of Southern California in 1983.

DR. JEFFREY ABRAMS is a member of the Advisory Board. Dr. Abrams is an Associate Director of Princeton Orthopaedic and Rehabilitative Associates for the past 20 years. He is an attending Orthopaedic Surgeon in the Department of Surgery at the University Medical Center at Princeton. He has served on the Board of the American Shoulder and Elbow Surgeons, written 40 chapters for textbooks, involved with editors of four orthopedic journals, edited a textbook on rotator cuff repairs, and has lectured and performed surgery internationally. He is an active member of the American Academy of Orthopaedic Surgeons and serves on the Education Board for the AAOS and Arthroscopy Association of North America.

AUDIT COMMITTEE

As of December 31, 2005, we did not have a separate audit committee. Rather, our entire Board of Directors performed all the functions that may be delegated to an audit committee. We plan to establish an audit committee during fiscal 2006 and are assessing which members of our Board are best qualified, based on their accounting or related financial management expertise, independence, time availability, corporate experience and other relevant factors, to serve on our audit committee. Based on our small size and limited financial and human resources, we did not believe that creating an audit committee separate and distinct from our full Board of Directors would have been cost-effective prior to fiscal 2006.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors sets all executive compensation. Presently, Roger G. Harrison and Edward J. Sherman are on the compensation committee.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer and Accounting Officers. The Code of Ethics was filed as an exhibit to our Registration Statement on Form SB-2 filed on November 13, 2006.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid by us during the year ended December 31, 2005 to our Chief Executive Officer and Named Officer. No other executive officers who were serving as executive officers on December 31, 2005 earned more than $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                              ----------------
                                    ANNUAL                       OTHER           SECURITIES
                                 COMPENSATION                    ANNUAL          UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR         SALARY      COMPENSATION    OPTIONS/SARS (#)
----------------------------------------------------------------------------------------------
Marc R. Silverman                    2005       $162,000(2)      $2,679              (3)
   President and Chief
   Executive Officer (1)

Michael Mellman, M.D.                2005       $118,000(5)                          (6)
   Chairman of the Board (4)

      (1)   President and Chief Executive Officer through February 21, 2006.
      (2) Includes $30,000 of salary payable to Mr. Silverman during 2005 which was deferred.
      (3)   During 2005 the following options were granted to Mr. Silverman:
            1,328,333 options to purchase 125,000 shares at $1.33 per share and 150,000 shares at $0.25. During 2005 840,002 options held by Mr. Silverman having exercise prices in excess of $0.25 were repriced to $0.25.
      (4)   Chairman of the Board through February 21, 2006.
      (5) Includes $66,000 of salary payable to Dr. Mellman during 2005 which was deferred.
      (6)   During 2005 the following options were granted to Dr. Mellman:
            Options to purchase 18,333 shares at $1.33 per share and 50,000 shares at $.025. During 2005 338,333 options having exercise prices in excess of $0.25 were repriced to $0.25.

                    AGGREGATE DECEMBER 31, 2005 OPTION VALUES

The following table sets forth information regarding options to purchase our common stock unexercised and outstanding as of December 31, 2005. Also included is the value and number of unexercised options held as of December 31, 2005 by our Chief Executive Officer and Named Officer. The value of the unexercised options is based on an assumed price of $0.25 per share.

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING             VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                      AT FY-END (#)               AT FY-END (#)
                                                EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-----------------------------------------------------------------------------------------------------
Marc R. Silverman                                   1,551,668/488,334                  0/0
   President and Chief Executive Officer (1)

Michael Mellman, M.D.                                1,240,000/88,333                  0/0
    Chairman of the Board (2)

      (1) President and Chief Executive Officer through February 21, 2006.
      (2) Chairman of the Board through February 21, 2006.

             LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                                 PERFORMANCE OR OTHER
                                NUMBER OF SHARES, UNITS                        PERIOD UNTIL MATURATION
            NAME                  OR OTHER RIGHTS (#)       EXERCISE PRICE          OR PAYOUT (3)
------------------------------------------------------------------------------------------------------
Marc R. Silverman                   Options Granted
  President & Chief                          41,666               1.33                01/01/2006
  Executive Officer (1)                      41,667               1.33                01/01/2007
                                             41,667               1.33                01/01/2008
                                             16,666               0.25                12/31/2006
                                             16,667               0.25                12/31/2007
                                             16,667               0.25                12/31/2008
                                             33,333               0.25                12/31/2006
                                             33,333               0.25                12/31/2007
                                             33,334               0.25                12/31/2008
                                             ------
                                    Total:  275,000

                                   Options Repriced
                                            160,000               0.50                03/01/1999
                                            100,000               0.50                12/31/1999
                                             35,000               1.00                05/03/1999
                                             16,666               1.00                12/30/2003
                                             16,667               1.00                12/30/2004
                                             16,667               1.00                12/30/2005
                                            106,667               1.00                01/25/2005
                                            106,667               1.25                01/26/2006
                                            106,667               1.50                01/26/2007
                                             41,666               1.33                01/01/2006
                                             41,667               1.33                01/01/2007
                                             41,667               1.33                01/01/2008
                                             ------
                                    Total:  790,001

Michael Mellman, M.D.               Options Granted
   Chairman of the Board (2)                 18,333               1.33                01/01/2006
                                             16,666               0.25                12/31/2006
                                             16,667               0.25                12/31/2007
                                             16,667               0.25                12/31/2008
                                             ------
                                     Total:  85,000

                                   Options Repriced
                                            160,000               0.50                03/01/1999
                                            100,000               0.50                12/31/1999
                                             35,000               1.00                05/03/1999
                                              8,333               1.00                12/30/2003
                                              8,333               1.00                12/30/2004
                                              8,334               1.00                12/30/2005
                                             20,000               1.00                01/26/2005
                                             20,000               1.23                01/26/2006
                                             18,333               1.33                01/01/2006
                                             ------
                                    Total:  378,333

      (1) President and Chief Executive Officer through February 28, 2006.
      (2) Chairman of the Board through February 21, 2006.
      (3) Vesting date.

                   OPTIONS GRANTED TO NAMED EXECUTIVE OFFICERS

During fiscal year 2005 the Company has granted options to the following individuals named in the Executive Compensation Table or repriced options held by such individuals:

                                                     PERCENT OF TOTAL OPTIONS
                                                     GRANTED TO EMPLOYEES IN
              NAME             NUMBER OF OPTIONS           FISCAL YEAR           EXERCISE PRICE
-----------------------------------------------------------------------------------------------
Marc Silverman                                                28.85%(5)              $0.25
  President and Chief              1,065,001(2)
  Executive Officer (1)

Michael Mellman                      463,333(4)               12.10%(5)              $0.25
  Chairman of the Board (3)
-----------------------------------------------------------------------------------------------

      (1)   President and Chief Executive Officer through February 21, 2006.
      (2) Includes 275,000 options granted in 2005 and 790,001 options having exercise prices in excess of $0.25 repriced to $0.25 in 2005.
      (3)   Chairman of the Board through February 21, 2006.
      (4) Includes 85,000 options granted in 2005 and 378,333 options having exercise prices in excess of $0.25 repriced to $0.25 in 2005.
      (5) Includes 1,360,831 options granted in 2005 and 2,330,676 options having exercise prices in excess of $0.25 repriced to $0.25 in 2005.

EMPLOYMENT AND CONSULTING ARRANGEMENTS

MARC SILVERMAN. The Company entered into an employment agreement with Marc Silverman effective as of January 1, 2005 pursuant to which Mr. Silverman was employed as the Company's Chief Executive Officer and President. Mr. Silverman resigned as the Company's Chief Executive Officer and President effective February 28, 2006. Pursuant to the employment agreement, Mr. Silverman was paid an annual salary of $162,000, of which $30,000 was deferred at the rate of $2,500 per month. The deferred portion of Mr. Silverman's salary accrues interest at 6% per annum and is payable as is mutually agreed upon by Mr. Silverman and the Compensation Committee of the Board of Directors.

Mr. Silverman's employment agreement contained a non-competition provision that remains effective for a period ending one year after the last to occur of (i) the end of the employment term, (ii) the end of the consulting term under the consulting agreement, or (iii) the final payment of any compensation due under either the employment agreement or consulting agreement, as applicable.

The Company entered into a two-year consulting agreement with Mr. Silverman effective March 1, 2006. Pursuant to the consulting agreement, Mr. Silverman is entitled to be paid $81,000 for the first six months of the agreement, $60,750 for the next six months of the agreement and $81,000 for the final 12 months of the Agreement. Upon the execution of the consulting agreement, all options held by Mr. Silverman were vested with the same terms and conditions other than the options were converted from incentive stock options to non-qualified stock options. Mr. Silverman holds options to purchase 2,040,002 shares with an exercise price of $0.25 per share with expiration dates ranging from May 2001 to January 2016. The Company may terminate the consulting agreement in the event of due cause as defined in the agreement.

MICHAEL MELLMAN, M.D. Michael Mellman, M.D., was the Chairman of the Board of the Company from 1998 to February 21, 2006. The Company paid Michael Mellman, M.D. a salary of $118,000 annual until August 15, 2005. Beginning in January 2005, $78,000 of the annual salary was deferred at a rate of $6,500 per month. Prior to January 2005, $18,000 was deferred at the rate of $1,500 per month. The deferred salary will be paid at such time and in such manner as is mutually agreed upon by the Compensation Committee of the Board of Directors and Dr. Mellman. Until paid, the deferred compensation accrues interest at the rate of 8.5% per annum.

ROGER HARRISON. Dr. Harrison was engaged as a consultant to the Company from August 1, 2005 through December 31, 2005, pursuant to which, on a monthly basis Dr. Harrison was paid $3,000 and 2,500 shares of common stock.

ROBERT D. PRUNETTI. Mr. Prunetti was engaged as a consultant to the Company from September 15, 2005 through March 15, 2006. Pursuant to the consulting arrangement from September 15, 2002 through December 31, 2005 on a monthly basis Mr. Prunetti was paid $4,500 and 2,500 shares of common stock. From January 1, 2006 to March 1, 2006, on a monthly basis Mr. Prunetti was paid $4,500. On February 21, 2006, Mr. Prunetti was appointed the Chief Executive Officer and President of the Company at a base annual salary of $162,000 of which fifty percent has been deferred by Mr. Prunetti.

On August 7, 2006 the Company entered into an Employment Agreement and related Incentive Program Agreement with Mr. Prunetti (together, the "Executive Agreements"). The Executive Agreements provide for an annual base salary of $162,000 through December 31, 2006 and thereafter at $175,000 per year. In addition, for each calendar year in which the Company employs Mr. Prunetti, Mr. Prunetti will be eligible to receive a target annual bonus of at least 30% with a maximum of 45% of his base salary for the calendar year, the exact amount to be established by the Compensation Committee. The annual bonus shall be payable based upon achieving business objectives to be determined by the Compensation Committee.

Pursuant to the terms of the Executive Agreements, on August 7, 2006, Mr. Prunetti was issued 200,000 shares of restricted common stock which vests on March 1, 2007 if Mr. Prunetti is employed as the Chief Executive Officer of the Company as of such date. Pursuant to the terms of the Executive Agreements, on March 1, 2007, Mr. Prunetti will be issued an additional 200,000 shares of common stock which shall be 100% vested on issuance.

Pursuant to the terms of the Executive Agreements, on August 7, 2006, Mr. Prunetti was granted an option to purchase 600,000 shares of stock at an option exercise price of $0.25 per share having a term of ten years. The option vests over a period of two years with 50% of the grant vesting on March 1, 2007, 25% on September 1, 2007 and 25% on March 1, 2008, if Mr. Prunetti is employed as the Chief Executive Officer of the Company as of such applicable vesting dates.

The Executive Agreements further provide that, subject to Mr. Prunetti's being in the employ of the Company as its Chief Executive Officer at the time of the applicable event listed below, the Company will grant to Mr. Prunetti the right to purchase the following number of shares of stock, at a price equal to the fair value of such stock on the date of grant as determined by the Board, on the following events, with such shares to be 100% vested on issuance: (i) on attainment of a public listing of the Company's common stock, Mr. Prunetti will be granted 250,000 shares; and/or (ii) on attainment of revenues in excess of $1 million for the Company's fiscal year, excluding extraordinary items, Mr. Prunetti will be granted 250,000 shares of Company common stock. In addition, on the first to occur of (i) attainment of profitability of the Company for four consecutive calendar quarters, or (ii) revenue in excess of $5 million for the Company's fiscal year, excluding extraordinary items, Mr. Prunetti will be granted 150,000 shares of Company common stock. The Executive Agreements further provide that, in the event that the Company obtains additional financing to support its long term business and strategic plan, during the period March 1, 2006 to December 31, 2006 Mr. Prunetti will be entitled to a performance bonus of 2.5% of the funds raised as a cash bonus.

GENERAL

All employees are bound by the terms of confidentiality and non-disclosure agreements. The Company has agreements with certain of its consultants. The Company has a 401(k) plan for its employees. All contributions to the plan by the Company are at the discretion of the Board of Directors.

COMPENSATION OF DIRECTORS

The Company's policy is to grant each non-employee director 10 year non-qualified stock options to purchase 150,000 shares of Company common stock at the time such director becomes a director of the Company. The options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant and vest one-third on the date the director joins the Company's Board and one-third on each of the first and second anniversaries of that date provided such person is serving as a director on such anniversary dates.

Directors receive $1,200 for each telephonic meeting of the Board attended and $2,500 for each in person meeting of the Board attended. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

COMPENSATION OF ADVISORY BOARD MEMBERS

The Company's policy is to grant to each member of the Advisory Board 10 year non-qualified stock options to purchase 100,000 shares of Company common stock at the time the advisor becomes a member of the Advisory Board. The options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant and vest one-third upon the date the member joins the Advisory Board and one-third on each of the first and second anniversaries of that date provided such person is serving as an advisor on such anniversary dates.

1999 STOCK INCENTIVE PLAN

GENERAL. The Company's Board of Directors adopted, and the Company's stockholders approved a 1999 Stock Incentive Plan as Amended (the "Plan"). The Plan terminates in 2009. The purpose of the Plan is:

      o To provide a means whereby key individuals may sustain a sense of proprietorship and personal involvement in the Company's continued development and financial success of the Company; and

      o To encourage key individuals to remain with and devote their best efforts to the business of the Company, thereby advancing its interests and the interests of its stockholders.

Under the Plan, directors, officers, employees, consultants, and advisors are eligible to acquire common stock or otherwise participate in the Company's financial success.

The maximum aggregate number of shares of common stock that may be awarded to individuals under the Plan is 6,000,000 shares. Any shares that remain unissued at the termination of the Plan will cease to be subject to the Plan. Until termination of the Plan, the Company will reserve sufficient shares to meet the requirements of the Plan.

The Compensation Committee of the Board of Directors administers the Plan. The Compensation Committee selects the individuals to whom awards will be made and establishes the amount of the award for each individual.

STOCK OPTIONS. Options granted under the Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options which are not incentive stock options. Whether or not options will be granted, the number of shares subject to each option granted, the prices at which options may be exercised (which may not be less than the fair market value of shares of the common stock on the date of grant), whether an option will be an incentive stock option or a non-incentive stock option, the time or times and the extent to which options may be exercised, and all other terms and conditions of the options are determined by the Compensation Committee.

Each incentive stock option terminates no later than 10 years after the date of grant, except with respect to incentive stock options granted to 10% stockholders. The exercise price at which shares of common stock may be purchased may not be less than the fair market value of shares of the common stock at the time the option is granted, except with respect to incentive stock options granted to 10% stockholders. The exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all shares of the stock of the Company may not be less than 110% of the fair market value of the shares of common stock on the date the incentive stock option is granted. The term of an incentive stock option granted to a 10% stockholder may not exceed five years from the date of grant.

The exercise price at which shares of common stock may be purchased must be paid in any one or a combination of cash, shares already owned, or plan awards which the optionee has an immediate right to exercise.

Under the Plan as of November 1, 2006 the Company had outstanding options to purchase 5,788,670 shares of common stock an exercise price of $0.25 per share.

RESTRICTED STOCK AWARDS. The Plan provides that restricted stock awards under the Plan will be in the form of shares of common stock, restricted as to transfer and subject to forfeiture.

No restricted stock awards have been granted under the Plan.

STOCK APPRECIATION RIGHTS. Stock appreciation rights are rights entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares from the date of grant, or in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of the related option to the date of exercise.

No stock appreciation rights have been granted under the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into agreements with certain of our executive officers and directors as described above in "Executive Compensation".

Phoenix Ventures, LLC, an entity controlled by Robert Prunetti, the Company's President and Chief Executive Officer, provides business management services to the Company including daily administrative operations, strategic planning assistance, finance and accounting assistance and general management services. For such services, the Company paid Phoenix Ventures a monthly fee of $3,000 from August 1, 2005 to May 1, 2006, $5,000 for the month of June 2006 and $6,000 from July 1, 2006 to October 1, 2006. The Company also compensated Phoenix Ventures with the following options to purchase shares of Company common stock:
2,500 ten year fully vested options exercisable at $0.25 per share were issued monthly from January 1, 2006 through October 1, 2006. On November 1, 2006, the Company entered into a new twelve month agreement with Phoenix Ventures pursuant to which the Company pays a monthly fee of $6,000. In addition, on November 1, 2006 Phoenix Ventures was granted 30,000 ten year options exercisable at $0.25 per share which vest 2,500 options per month commencing November 1, 2006.

The Company subleases approximately 150 sq. feet of its Trenton, New Jersey, office space to Phoenix Ventures, LLC for $750 per month.

The Company entered into a services agreement with Bartolomei Pucciarelli, LLC ("Bartolomei Pucciarelli") dated June 26, 2006 pursuant to which Bartolomei Pucciarelli performs financial reporting and related services. Effective September 20, 2006, the Board of Directors of the Company appointed James E. Bartolomei as the Chief Financial Officer and Treasurer of the Company. Mr. Bartolomei, is the founding and managing partner of Bartolomei Pucciarelli. As of November 1, 2006, we paid approximately $22,000 to Bartolomei Pucciarelli under the services agreement.

We believe that the transactions described above were fair to us and were as favorable to us as those that we might have obtained from non-affiliated third parties, given the circumstances under which such transactions were proposed and effectuated.

                          DESCRIPTION OF CAPITAL STOCK

We have summarized below the material provisions of our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), By-Laws and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See "Available Information" for information about how to obtain a copy of the documents described in this section.

GENERAL

Our Certificate of Incorporation authorizes 70,000,000 shares of our common stock, $0.01 par value per share and 1,000,000 shares of our preferred stock, $0.01 par value per share. As of November 1, 2006, we have 45,481,726 shares of common stock outstanding and no shares of preferred stock outstanding.

Our Board of Directors has approved an amendment of our Certificate of Incorporation to increase our authorized shares of common stock to 500,000,000 shares and increase our authorized shares of preferred stock to 25,000,000 (the "Amendment"). We intend to seek approval of the Amendment by our stockholders prior to the effectiveness of the accompanying registration statement.

COMMON STOCK

VOTING RIGHTS. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the shareholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, a holder of more than 50% of the shares of our common stock can, if it so chooses, elect all of our directors. In that event, the holders of the remaining shares will not be able to elect any directors.

DIVIDEND RIGHTS. All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock.

LIQUIDATION RIGHTS. Upon liquidation or dissolution of our company, whether voluntary or involuntary, all shares of our common stock are entitled to share equally in the assets available for distribution to shareholders after payment of all of our prior obligations, including any then-outstanding preferred stock.

OTHER MATTERS. The holders of our common stock have no preemptive or conversion rights, and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock, including the common stock offered in this offering, are fully paid and non-assessable.

PREFERRED STOCK

Our Certificate of Incorporation permit us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our Certificate of Incorporation authorize our board of directors to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may create and issue a series of shares with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have anti-takeover effects. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

STOCK OPTIONS

As of November 1, 2006, there were 5,788,670 shares of our common stock issuable upon exercise of outstanding stock options at $0.25 per share and 211,330 shares of our common stock reserved for future issuance under our stock option plan.

See the Notes to the Financial Statements included in this prospectus.

WARRANTS

As of November 1, 2006, there were outstanding warrants to purchase 22,314,033 shares of our common stock at prices ranging from $0.025 to $1.20 per share. See the Notes to the Financial Statements included in this prospectus.

CONVERTIBLE NOTES

As of November 1, 2006, there were outstanding promissory notes convertible into shares of our common stock as follows:

      PRINCIPAL & INTEREST THROUGH MATURITY                CONVERSION SHARES

      $6,982,500   2003 Notes                                  27,929,500
      $530,200     2005 B Notes                                 2,651,000
      $52,500      April 2006 Note                                105,000
      $262,500     2006 A Notes                                 1,500,000
      $262,500     2006 B Notes                                   525,000
      $262,500     2006 C Notes                                 1,290,000
      $266,500     2006 D Notes                                 1,521,429
      $8,619,200                                               35,521,929

See the Notes to the Financial Statements included in this prospectus.

DELAWARE ANTI-TAKEOVER LAW

As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested person" from engaging in a "business combination" with the Company for three years following the date the person became an interested person. In general, an interested person is a person owning 15% or more of the Company's common stock. Under Section 203, the Company may, however, engage in a business combination with the interested person in the following situations:

      o Before the person became an interested person, the Board of Directors approved the transaction in which the person became an interested person or approved the business combination;

      o Upon consummation of the transaction that resulted in the person becoming an interested person, the person owned at least 85% of the common stock at the time the transaction commenced (excluding stock held by the Directors who are also Officers of the corporation and by certain employee stock plans); or

      o Following the transaction in which the person became an interested person, the business combination is approved by the Board of Directors and is authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the common stock not owned by the interested person.

Under Section 203, the restrictions also do not apply to certain business combinations proposed by an interested person following the public announcement or notification of one of certain extraordinary transactions if:

      o The transaction involves the Company and a person who was not an interested person during the previous three years or who became an interested person with the approval of the Board of Directors and

      o The business combination is approved by a majority of the members of the Board of Directors who were Directors prior to any person's becoming an interested stockholder.

The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying, or preventing hostile takeovers including those that might result in the payment of a premium over the market price of the common stock or changes in control or the Company's management.

LIMITATION ON LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Certificate of Incorporation provides that our directors and officers will be indemnified to the fullest extent allowed by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers us to indemnify our directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The Delaware General Corporation Law provides that the indemnification permitted will not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Bylaws or any agreement, vote of stockholders, or otherwise.

The effect of the provision in our Certificate of Incorporation and the Delaware General Corporation Law is to require us to the extent permitted by law to indemnify the officers and directors for any claim arising against them in their official capacities. In order to be indemnified, an officer or director must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws also provide for this indemnification.

Our Certificate of Incorporation also eliminates the liability of directors for monetary damages for breach of fiduciary duties to the fullest extent permitted by Delaware General Corporation Law. Section 102 of the Delaware General Corporation Law does not limit liability for:

      o Any breach of the director's duty of loyalty to the Company or to its stockholders;

      o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o     Unlawful payment of dividends or stock purchases or redemptions; or

      o Any transaction from which a director derived an improper personal benefit.

All of the Company's directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

To date there has not been any public market for our common stock, and we cannot predict what effect, if any, market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock. Nevertheless, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding convertible, notes, warrants and options, in the public market, or the perception that these sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

As of November 1, 2006, we had 45,481,726 shares of common stock outstanding, without taking into account shares issuable upon conversion of outstanding convertible notes, outstanding warrants or outstanding options. Of the outstanding shares of common stock, as of November 1, 2006, 6,051,133 shares of our common stock are subject to restrictions on resale and approximately 39,430,593 outstanding shares of common stock are eligible for sale in the public market pursuant to Rule 144.

All of the outstanding shares, including the shares included in this prospectus, will be freely tradable without restriction or further registration under the Securities Act upon the effectiveness of the accompanying registration statement, except that any shares held by our "affiliates," as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations described below. In the future we may issue restricted securities in private placement transactions. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 144(k) or Rule 701 under the Securities Act, which we summarize below.

RULE 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

In general, under Rule 701 of the Securities Act as currently in effect, any of our employees, directors, consultants or advisors who purchase shares of our common stock from us pursuant to options granted prior to the completion of this offering under our existing stock option plans or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

LOCK-UP AGREEMENTS

Certain of our current and former executive officers and directors have entered into lock-up agreements under which they agreed not to transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for the period commencing on January 19, 2006 and ending on the termination of the standby equity distribution agreement without the prior written consent of Cornell Capital except in accordance with the volume limitations set forth in Rule 144(e) of the Securities Act.

REGISTRATION OF SHARES UNDER STOCK OPTION PLANS

Following this offering, we intend to file a registration statement on Form S-8 under the Securities Act covering approximately 6,000,000 shares of common stock issued or issuable upon the exercise of stock options, subject to outstanding options or reserved for issuance under our stock benefit plans. Accordingly, shares registered under the registration statement will, subject to Rule 144 provisions applicable to affiliates, be available for sale in the open market, except to the extent that the shares are subject to vesting restrictions or the contractual restrictions described above.

TRANSFER AGENT AND REGISTRAR

StockTrans, Inc. has been appointed as the transfer agent and registrar for our common stock.

                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby and other legal matters in connection with the offering contained herein will be passed upon for our company by Gallagher, Briody & Butler, Princeton, New Jersey.

                                     EXPERTS

The financial statements as of and for the years ended December 31, 2004 and December 31, 2005 and for the period from January 1, 2004 to December 31, 2005, included in the prospectus have been audited by Moore Stephens, P.C., independent registered public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 in connection with the securities offered under this prospectus. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. For further information you may read and copy documents at the public reference room of the Securities and Exchange Commission at 100 F Street, NE., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission charges a fee for copies. Copies of this material should also be available through the Internet at the Securities and Exchange Commission EDGAR Archive, the address of which is http://www.sec.gov.

We intend to distribute to our shareholders annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS
                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                                                                         PAGE(S)


   Report of Independent Public Accounting Firm .............................F-3

   Balance Sheet as of December 31, 2005.....................................F-4

   Statements of Operations for the years ended December 31, 2005 and 2004...F-5

   Statements of Cash Flows for the years ended December 31, 2005 and 2004...F-6

   Statements of Stockholders' Equity (Deficit) for the years ended
   December 31, 2005 and 2004................................................F-7

   Notes to Financial Statements......................................F-8 - F-22

FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 2006

   Balance Sheet as of June 30, 2006 (unaudited)............................F-24

   Statements of Operations for the three and six months ended June 30, 2006 and 2005 (unaudited).....................................................F-25

   Statements of Cash Flows for the six months ended June 30, 2006 and
   June 30, 2005 (unaudited)................................................F-26

   Statements of Stockholders' Equity (Deficit) for the six months ended
   June 30, 2006 (unaudited)................................................F-27

   Notes to Financial Statements (unaudited).........................F-28 - F-40

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Performance Health Technologies, Inc.

We have audited the accompanying balance sheet of Performance Health Technologies, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Health Technologies, Inc. as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ MOORE STEPHENS, P.C.
                                             Certified Public Accountants

Cranford, New Jersey
March 9, 2006

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                                  BALANCE SHEET

                                                                December 31,
                                                                    2005
                                                                    ----
                                            ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents                                           $151,458
Accounts Receivable, net                                                 830
                                                                ------------
Total Current Assets                                                 152,288
                                                                ------------
FURNITURE & EQUIPMENT, net                                            16,930
                                                                ------------
OTHER ASSETS:
Debt Issuance Costs, net                                           1,508,741
Security Deposits                                                      3,529
                                                                ------------
Total Other Assets                                                 1,512,270
                                                                ------------
TOTAL ASSETS                                                      $1,681,488
                                                                ============

                             LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable                                                     $33,158
Sales Tax Payable                                                        492
Accrued Salaries and Interest                                        111,530
Accrued Interest - Convertible Notes                                 224,756
Convertible Notes Payable; Net of Debt
  Discount of $500,622                                             1,101,378
Derivative Liability                                                 663,117
                                                                ------------
Total Current Liabilities                                          2,134,431
                                                                ------------

CONVERTIBLE NOTES PAYABLE                                          4,900,000
                                                                ------------
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 Par Value, 70,000,000 Shares Authorized,
35,400,227 Shares Issued and Outstanding                             354,002
Paid-in Capital                                                    8,968,929
Accumulated Deficit                                              (14,675,874)
                                                                ------------
Total Stockholders' Deficit                                       (5,352,943)
TOTAL LIABILITIES & STOCKHOLDERS'
DEFICIT                                                                   --
                                                                  $1,681,488
                                                                ============


                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF OPERATIONS

                                                    For the Years Ended
                                                December 31,    December 31,
                                                    2005            2004
                                                ------------    ------------
SALES, net                                      $     26,810    $    106,350
COST OF SALES                                         28,595          82,000
                                                ------------    ------------
GROSS (LOSS)PROFIT                                    (1,785)          24,350

OPERATING EXPENSES:
General and Administrative                           835,722       1,178,563
Sales and Marketing                                  213,066         442,538
Research and Development                             443,252         634,897
                                                ------------    ------------
TOTAL OPERATING EXPENSES                           1,492,040       2,255,998
                                                ------------    ------------
(LOSS) FROM OPERATIONS                            (1,493,825)     (2,231,648)

OTHER INCOME (EXPENSES):
Interest Income                                           30           3,992
Interest Expense                                    (744,948)       (336,438)
Loss on Abandonment of Inventory                          --         (96,520)
Loss on Disposal of Assets                                --         (22,227)
Amortization - Debt Issuance Costs                  (592,719)       (242,308)
                                                ------------    ------------
TOTAL OTHER INCOME (EXPENSES)                     (1,337,637)       (693,501)
                                                ------------    ------------
(LOSS) BEFORE PROVISION FOR TAXES                 (2,831,462)     (2,925,149)

PROVISION FOR TAXES                                     (800)         (1,575)
                                                ------------    ------------
NET (LOSS)                                      ($ 2,832,262)   ($ 2,926,724)
                                                ============    ============

NET (LOSS) PER COMMON SHARE -
  BASIC and DILUTED                             $      (0.08)          (0.08)
                                                ============    ============
Weighted Average Number
  of shares                                       35,155,985      34,562,315



                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF CASH FLOWS

                                                         For the Years Ended,
                                                             December 31,
                                                         2005            2004
                                                     ------------    ------------
Cash flows from operating activities
Net (loss)                                          ($ 2,832,262)   ($ 2,926,724)
                                                     ------------    ------------
Adjustments to reconcile net (loss) to net cash
used by operating activities:
Recovery of bad debt                                       (1,228)         (2,306)
Depreciation and amortization                             603,447         259,710
(Gain) loss on disposal of property                            --          22,227
(Increase) decrease in accounts receivable                  7,838           4,482
(Increase) decrease in inventories                             --         118,497
(Increase) decrease in other assets                           500              --
Increase (decrease) in accounts payable                    21,907         (30,776)
Increase (decrease) in accrued liabilities                 82,493          19,792
Increase (decrease) in interest payable                   496,640         317,635
Increase (decrease) in income taxes payable                  (775)            775
Non cash interest expense                                 248,308              --
Amortization of debt discount                              74,500         140,235
                                                     ------------    ------------
Total adjustments                                       1,533,630         850,271
                                                     ------------    ------------
Net cash provided (used) by operating activities       (1,298,632)     (2,076,453)
                                                     ------------    ------------
Cash flows from investing activities:
Cash payments for the purchase of equipment                (5,672)         (5,833)
                                                     ------------    ------------
Net cash provided (used) by investing activities           (5,672)         (5,833)

Cash flows from financing activities:
Net proceeds from issuance of convertible notes         1,145,089       2,096,597
Principal payments on convertible notes                        --        (312,000)
Stock issuance costs                                      (93,647)             --
                                                     ------------    ------------
Net cash provided (used) by financing activities        1,051,442       1,784,597

                                                     ------------    ------------
Net (decrease) in cash and equivalents                   (252,862)       (297,689)
Cash and equivalents, beginning of years                  404,320         702,009
                                                     ------------    ------------
Cash and equivalents, end of years                   $    151,458    $    404,320
                                                     ============    ============
Supplemental disclosures of cash flow information:
Cash paid during the years for:
Interest expense                                     $         --    $     23,302
Income tax                                           $      1,575    $        800


                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                                           TOTAL
                                                                                                           STOCK-
                                                  COMMON STOCK            ADDITIONAL                      HOLDERS'
                                                                           PAID-IN       ACCUMULATED       EQUITY
                                              SHARES         AMOUNT         CAPITAL         DEFICIT       (DEFICIT)
                                           ------------   ------------   ------------    ------------   ------------
BALANCE AT JANUARY 1, 2004                   34,144,561   $    341,446   $  7,146,576    $ (8,916,888)  $ (1,428,866)

ISSUANCE OF COMMON STOCK
TO 2003 CONVERTIBLE NOTE
HOLDERS                                         715,250          7,153        944,130                        951,283

STOCK-BASED COMPENSATION
RELATED TO ISSUANCE OF
STOCK FOR OUTSIDE SERVICES                      105,440          1,054        139,181                        140,235

PAYMENT OF INTEREST IN
COMMON STOCK                                     86,229            862        171,596                        172,458

NET LOSS                                                                                   (2,926,724)    (2,926,724)
                                           -------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2004                 35,051,480   $    350,515   $  8,401,483    $(11,843,612)    (3,091,614)

STOCK-BASED COMPENSATION
RELATED TO ISSUANCE OF
STOCK FOR OUTSIDE SERVICES                       74,500            745         73,755                         74,500

STOCK-BASED COMPENSATION
RELATED TO ISSUANCE OF
STOCK TO EMPLOYEES                               66,008            660         87,131                         87,791

STOCK ISSUANCE COSTS                                                          (93,647)                       (93,647)

PAYMENT OF INTEREST IN
COMMON STOCK                                    208,239          2,082        414,394                        416,476

INTRINSIC VALUE OF
WARRANTS ISSUED                                                     --         85,813                         85,813

NET LOSS                                                                                   (2,832,262)    (2,832,262)
                                           -------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2005                 35,400,227   $    354,002   $  8,968,929    $(14,675,874)  $ (5,352,943)
                                           =========================================================================


                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Organization

      Performance Health Technologies, Inc. ("PHT" or the "Company") was incorporated on June 15, 1998 in the state of Delaware. PHT develops and markets computer-based rehabilitation and health maintenance products. The Company is based in Boulder, Colorado.

      Revenue and Cost Recognition

      For financial reporting, the Company recognizes income and expenses on the accrual method of accounting. Under this method, revenue is recognized when earned and expenses when incurred.

      Income Taxes

      Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable and amortizable assets (use of different depreciation and amortization methods and lives for financial statement and income tax purposes) and allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income.

      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is provided utilizing both the straight-line and accelerated methods over the estimated useful lives of the assets as follows:

      Equipment                     3-5 years
      Computer equipment            3-5 years
      Furniture & fixtures          3-5 years

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Cash and Cash Equivalents

      For purposes of the Statement of Cash Flows, all highly liquid investments with a maturity of three months or less are included in cash equivalents. At December 31, 2005 cash and cash equivalents included $149,168 of cash held in commercial banks, petty cash fund of $250 and $2,040 of money market securities.

      Advertising

      The company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2005 and 2004 amounted to $22,015 and $13,869, respectively.

      Allowance for Doubtful Accounts

      The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on managements' evaluation of outstanding accounts receivable at the end of the year.

      Debt Issuance Costs

      Debt Issuance Costs are amortized using the straight-line method over the term of the notes.(See Note 3)

      Research and Development Costs

      Expenses for research and development are charged to expense when incurred. The total amount of research and development expenses incurred during the years ended December 31, 2005 and 2004 amounted to $443,252 and $634,897, respectively.

      Employee Stock Options

      The Company adopted a stock incentive plan in 1999 (Note 12). The Company accounted for the stock incentive plan using the intrinsic value method under the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company has elected to use the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      In December 2004, the FASB issued SFAS No. 123R which addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. It eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, and generally requires that such transactions be accounted for using a fair-value-based method. As permitted by the current SFAS No. 123, Accounting for Stock-Based Compensation, the Company has been accounting for share-based compensation to employees using APB Opinion No. 25's intrinsic value method and, as such, recognizes no compensation cost for employee stock options. Under the original guidance of SFAS No. 123R, the Company was to adopt the statement's provisions for the interim period beginning after June 15, 2005. However, in April 2005, as a result of an action by the Securities and Exchange Commission, companies were allowed to adopt the provisions of SFAS No. 123R at the beginning of their fiscal year that begins after June 15, 2005. Consequently, we adopted SFAS No. 123R on January 1, 2006. If we had adopted this standard in 2005, our net loss for 2005 would have been $(2,939,768) higher than reported in 2005. While we expect that the requirement to expense stock options and other equity interests that have been or will be granted pursuant to the equity incentive program will significantly increase our operating expenses and result in lower earnings per share, the amount of the increase in operating expenses will depend on the level of future grants, the terms and fair values of such grants, and expected volatilities, among other factors, present at the grant dates. The adoption of SFAS No. 123R will have no impact on our cash flows.

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment as of December 31, 2005 and 2004 are as follows:

                                         December 31,    December 31,
                                         ------------    ------------
                                             2005            2004
                                             ----            ----

        Equipment and Computers            $ 41,795        $ 34,523
        Furniture & Fixtures                     --           1,600
                                           --------        --------
                                             41,795          36,123
        Less: Accumulated depreciation      (24,865)        (14,137)
                                           --------        --------
                                           $ 16,930        $ 21,986
                                           ========        ========

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Depreciation expense charged to income for the years ended December 31, 2005 and 2004 amounted to $10,728 and $17,402, respectively.

NOTE 3 - INTANGIBLES:

      The intangible assets of the company as of December 31, 2005 and 2004 consist of the following:

                                December 31,
                                    2005
                                    ----

        Debt issuance costs     $ 2,343,768
        Less: Accumulated
              Amortization         (835,027)
                                -----------
                                $ 1,508,741
                                ===========

      Amortization expense charged to income for the years ended December 31, 2005 and 2004 amounted to $592,719 and $242,308, respectively.

NOTE 4 - ACCOUNTS RECEIVABLE:

      The balance of accounts receivable as of December 31, 2005 and 2004 was $830 and $7,440 net of an allowance for doubtful accounts of $0 and $1,228, respectively.

NOTE 5 - CONVERTIBLE NOTES:

      The Company accounts for the value of warrants and the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion rights that are in-the-money at the commitment date pursuant to EITF Issue. 98-5, EITF Issue No. 00-19 and EITF Issue No. 00-27. Such values are determined by first allocating an appropriate portion of the proceeds received from the debt instruments to the warrants or any other detachable instrument included in the exchange. The intrinsic value of the beneficial conversion rights at the commitment date may also be recorded as additional paid-in capital and debt discount as of that date or, if the terms of the debt instrument are contingently adjustable, may only be recorded if a triggering event occurs and the contingency is resolved. Since the conversion rights associated with the convertible notes were initially exercisable into an indeterminable number of common shares, the Company has determined that under the guidance of EITF 00-19, the Company could not conclude that it had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, as of December 31, 2005, the Company had classified the fair value of all vested warrants and options issued to non-employees as a liability.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      A convertible note in accordance with the Company's private placement memorandum dated July 27, 2005 of $852 thousand due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 5.31 million shares of common stock at an effective conversion price of the lower of 80% of the fair market value of the Company stock or $2 per share. The debentures are available for conversion into approximately 6,235 shares of the Company's common stock for each $1,000 debenture. Each debenture includes two warrants per $1.00 subscribed for, each warrant exercisable to purchase one share of common stock. The debentures are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the debenture into the Company's common stock. The convertible notes are unsecured obligations of the Company.

      A convertible note in accordance with the Company's private placement memorandum dated February 24, 2005 of $750 thousand due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 3.75 million shares of common stock at an effective conversion price of the lower of 80% of the fair market value of the Company stock or $2 per share. The debentures are available for conversion into approximately 5,000 shares of the Company's common stock for each $1,000 debenture. The debentures are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the debenture into the Company's common stock. The convertible notes are unsecured obligations of the Company.

      A convertible note in accordance with the Company's private placement memorandum dated October 24, 2003 of $4.9 million due on the earlier of the fifth anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 19.6 million shares of common stock at an effective conversion price of the lower of 80% of the fair market value of the Company stock or $2 per share.. The debentures are available for conversion into approximately 4,000 shares of the Company's common stock for each $1,000 debenture. The debentures are issued at par and pay interest of 8.5% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the debenture into the Company's common stock. The convertible notes are unsecured obligations of the Company.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Maturities of debt are as follows: =

      For the year ended December 31, 2006              $1,602,000
      For the year ended December 31, 2007                       0
      For the year ended December 31, 2008               2,029,000
      For the year ended December 31, 2009               2,871,000

NOTE 6 - ACCRUED SALARIES AND INTEREST:

      Accrued salaries and interest represents salaries due to officers of the Company. At December 31, 2005 the officers were due $98,000, in accrued salaries along with interest on the accrued salaries of $13,530. Interest is accrued at a rate of 8.500% per annum.

NOTE 7 - PROVISION FOR INCOME TAXES:

      At the end of 2005, non-current deferred tax liabilities for taxable temporary differences total $1,777. Non-current deferred tax assets recognized for deductible temporary differences total $5,199,748.

      The Company's deferred tax assets and liabilities consist of the following at December 31, 2005:

      Deferred tax assets:
        Net operating loss carryforwards               $4,940,420
        Excess of tax basis over financial statement
          of intangible assets                            259,329
      Deferred tax liabilities:
        Excess of financial statement over tax basis
          of property, plant and equipment                 (1,777)
      Valuation allowance for deferred tax assets      (5,197,972)
                                                       ----------
                                                       $        0
                                                       ==========

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      The Company's deferred tax assets and liabilities consist of the following at December 31, 2004:

      Deferred tax assets:
        Net operating loss carryforwards               $4,014,427
        Excess of tax basis over financial statement
          of intangible assets                            291,083
        Bad debt, due to allowance method                     417
      Deferred tax liabilities:
        Excess of financial statement over tax basis
          of property, plant and equipment                 (6,094)
      Valuation allowance for deferred tax assets      (4,299,833)
                                                       ----------
                                                       $        0
                                                       ==========

      A valuation allowance of $3,419,207 was established at December 31, 2003 to eliminate the net deferred tax benefit that existed at that time since it was uncertain if the tax benefits would be realized. This allowance was increased by $880,626 to $4,299,833 at December 31, 2004 and increased by $898,139 to $5,197,972 at December 31, 2005.

      Income tax expense for the years ended December 31, 2005 and 2004 consisted of the following:

                        December 31,   December 31,
                           2005           2004
                           ----           ----
      California          $  800         $  800
      Delaware                --            775
                          ------         ------
        Total Taxes       $  800         $1,575
                          ======         ======

      As of December 31, 2005, the Company had net operating loss carryforwards of $14,530,647 that can be deducted against future taxable income. These tax carryforward amounts expire as follows:

      Year Ending December 31,

      12/31/19                   $ 1,101,282
      12/31/20                     2,862,191
      12/31/21                     1,032,226
      12/31/22                     2,036,114
      12/31/23                     2,099,394
      12/31/24                     2,675,931
      12/31/25                     2,723,509
                                 -----------
                                 $14,530,647
                                 ===========

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 8 - CONCENTRATION OF CREDIT RISK:

      The company maintains its cash balances in two financial institutions. As of December 31, 2005 and 2004, the company's cash and cash equivalents exceeded federally insured limits by $10,761 and $338,063, respectively.

NOTE 9 - CASH FLOW DISCLOSURES:

      Non-cash investing and financing transactions for the year ended December 31, 2005 included the following:

            Accrued officer's salaries along with related interest in the amount of $87,791 was converted into common stock.

            Accrued interest payable on convertible notes in the amount of $416,476 was converted into common stock.

            Consulting fees in the amount of $74,500 were paid through the issuance of common stock.

      Non-cash investing and financing transactions for the year ended December 31, 2004 included the following:

            The Company removed $8,170 of equipment from its inventory and placed it in service.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

            The Company recorded a charge to debt issuance costs in the amount of $951,283 in exchange for common stock.

            Consulting fees in the amount of $140,235 were paid through the issuance of common stock.

            Accrued interest payable on convertible notes in the amount of $172,458 was converted into common stock.

NOTE 10 - 401K AND PROFIT SHARING PLAN:

      The Company maintains a 401K and Profit Sharing Plan. Contributions to the Profit Sharing Plan are at management's discretion. For the years ended December 31, 2005 and 2004, management did not contribute to the plan.

      Matching corporate contributions to the 401K plan are at management's discretion and only apply to those employees who choose to participate. Matching contributions to the 401K plan amounted to $5,838 and $0, respectively for the years ended December 31, 2005 and 2004.

NOTE 11 - RELATED PARTY TRANSACTIONS:

      Consulting

      In 2005 the Company entered into a consulting agreement with Phoenix Ventures, a related party. The agreement calls for monthly consulting fees of $3,000. Consulting fees of $15,000 relating to this agreement were incurred during the year ended December 31, 2005.

NOTE 12 - STOCK OPTION PLAN:

      The Company issued employee stock options through stock-based compensation plans. The Company accounts for these options under the measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123 to stock-based compensation.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

                                                     2005            2004
                                                     ----            ----
Net (loss) - as reported                           $ (2,832,262)   $ (2,926,724)
Stock-based compensation expense - as reported
Pro forma stock-based compensation                     (107,506)        (57,065)
                                                   ------------    ------------
    Net (loss) - pro forma                         $ (2,939,768)   $ (2,983,789)
                                                   ============    ============

NET LOSS PER COMMON SHARE - BASIC and DILUTED
    Net (loss) - as reported                       $       0.08    $       0.08
        Net (loss) per share - pro forma           $       0.08    $       0.08

      The Company granted 1,360,830 and 722,340 stock options in the years ended December 31, 2005 and December 31, 2004, respectively. The options granted expire between January 26, 2014 and December 31, 2015.

      No options were exercised in the years ended December 31, 2005 and December 31, 2004, respectively.

NOTE 13 - WARRANTS AND OPTIONS

      As of December 31, 2005, the Company had 8,683,678 warrants and options outstanding. The warrants and options are exercisable at $0.25 into a like number of shares of Company common stock.

NOTE 14 - LEASING ARRANGEMENTS:

      Colorado Facility

      On June 23, 2005, the Company renewed their lease for a period of six months for their facility in Boulder, CO. The lease requires a base rent of $3,271.04 per month and monthly common area maintenance charges of $1,099.07 beginning November 01, 2005. The term of this lease agreement expires April 30, 2006. The total rent paid for the years ended December 31, 2005 and 2004 amounted to $52,999 and $54,518, respectively.

      PHT also has various equipment leases that are treated as operating leases for financial reporting purposes.

      The following are future minimum rental payments required under above operating leases as December 31, 2005.

For the year ended December 31, 2006                                     $48,527

For the year ended December 31, 2007 & thereafter                        $   -0-

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 15 - GOING CONCERN

      As shown in the accompanying financial statements, the Company incurred a net loss of $2,832,262 during the year ended December 31, 2005, and as of that date, the Company's current liabilities exceeded its current assets by $1,982,143. Those factors create substantial doubt about the Company's ability to continue as a going concern. Management of the Company plans to raise additional capital through private placement offerings and a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partner's, LP (as discussed in Note 16). The ability of the Company to continue as a going concern is dependent on its ability to raise additional capital through private placement and other debt and/or equity offerings. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 16 - STANDBY EQUITY DISTRIBUTION AGREEMENT

      On January 23, 2006, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay the Company 95% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date.

      The total number of shares issued to Cornell Capital Partners, LP under each advance request will be equal to the total dollar amount of the advance request divided by the purchase price determined during the five day pricing period. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company maintaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $500,000 every five trading days. The amount and timing of all advances under the Standby Equity Distribution Agreement are at the discretion of the Company and the Company is not obligated to issue and sell any securities to Cornell Capital Partners, LP, unless and until it decides to do so. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital Partners, LP received 2,000,000 shares of the Company's common stock as a commitment fee under the Standby Equity Distribution Agreement. The Company also issued 40,000 shares of the Company's common stock to Newbridge Securities Corporation under a placement agent agreement relating to the Standby Equity Distribution Agreement.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 17 - SUBSEQUENT EVENTS - UNAUDITED

      (Events occurring subsequent to the date of the Report of the Independent Registered Public Accounting Firm)

      Short-term Note

      On March 10, 2006 the Company issued a note in the amount of $50,000. The note is due on the earlier of September 10, 2006 or the closing of a debt or equity financing for the Company having net proceeds of at least $250,000. Interest on the note is payable at 15.00% per annum.

      April 2006 Offering

      On April 4, 2006 we sold $50,000 of equity units (the "April 2006 Units") in a private placement. The April 2006 Units consist of a 15% convertible note (the "April 2006 Notes") in the principal amount of $50,000 and 150,000 five year warrants to purchase our common stock at an exercise price of $.30. The principal balance of the April 2006 Notes, along with accrued and unpaid interest, is payable on October 1, 2006. The holder of the April 2006 Notes may elect to convert the principal balance of the April 2006 Notes into shares of our common stock at a price equal to $0.50 (the "Conversion Rate"). The Note bears interest at 15% per annum payable at maturity in arrears, at the option of the Company, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. The Company paid a total of $2,666 in prepaid interest to the April 2006 Noteholders on the date of closing, representing 20 days' worth of interest on the April 2006 Notes. The April 2006 Notes are secured by a security interest in certain advance notices that may be issued pursuant to the standby equity distribution agreement.

      2006 Offering A.

      On May 15, 2006, the Company sold $250,000 of equity unit (the "2006 A Units") in a private placement. Each 2006 A Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 A Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 A Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 A Note may elect to convert the principal balance of the 2006 A Note into shares of Common Stock. The 2006 A Notes are convertible at a price equal to the lower of (i) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 training days immediately preceding the day upon which we receive a conversion notice from the Noteholder or (ii) $.30 per share (the "Conversion Rate"). Each 2006 A Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of the warrants is $.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

      2006 Offering B.

      On May 24, 2006, the Company sold $250,000 of equity unit (the "2006 B Units") in a private placement. Each 2006 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 B Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 B Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 B Note may elect to convert the principal balance of the 2006 B Note into shares of Common Stock. The 2006 B Notes are convertible at a price equal to the lesser of (i) $0.50 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). Each 2006 B Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.50 per share and the exercise price for 3000 warrants is $1.00 per share. The warrants are exercisable for a period of five years from the date of issuance.

      2006 Offering C.

      On June 30, 2006, The Company sold $250,000 of equity unit (the "2006 C Units") in a private placement. Each 2006 C Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 C Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 C Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 C Note may elect to convert the principal balance of the Convertible Note into shares of Common Stock. The 2006 C Notes are convertible at a price equal to the lesser of (i) $0.60 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). Each Convertible Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.60 per share and the exercise price for 3,000 warrants is $1.25 per share. The warrants are exercisable for a period of five years from the date of issuance.

      2006 Offering D

      On October 13, 2006 the Company sold $250,000 of equity units (the "2006 D Units") in a private placement. The 2006 D Units consist of a 13% convertible note (the "2006 D Notes") in the principal amount of $250,000 and 625,000 five year warrants to purchase our common stock at an exercise price of $.50. The principal balance of the 2006 D Note, along with accrued and unpaid interest, is payable on the earlier of (i) 30 days after the effective date of a registration statement filed by the Company that includes the warrant shares, or (ii) April 13, 2007. The holder of the 2006 D Note may elect to convert the principal balance of the 2006 D
      Note into shares of our common stock at a price equal to the lesser of (i) $0.50, or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the conversion notice, as reported by the exchange on which the Company's common stock is then traded (the "Conversion Rate"). The Note bears interest at 13% per annum payable at maturity in arrears, at the option of the Company, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. The Company paid a total of $8,125 in prepaid interest to the 2006 D noteholder on the date of closing, representing 90 days' worth of interest on the 2006 D Note. The 2006 D noteholder also received $12,500 at the closing as additional consideration. The 2006 D Notes are secured by a security interest in all of the assets of the Company, which the investor agreed to subordinate in favor of financing from a bank or other traditional lending institution.

      Sublease

      In June of 2006 the Company entered into a Sublease Agreement with a related party for 350 square feet of its new Trenton, NJ office facility. The lease calls for a base monthly rental payment of $750. The lease expires on September 15, 2006.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

      Consulting

      In 2006 the Company renegotiated its consulting agreement with Phoenix Ventures, a related party. The new agreement calls for monthly consulting fees of $6,000 along with 2,500 stock options being granted per month.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                             JUNE 30, 2006 AND 2005

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                                 BALANCE SHEET


                                                                 June 30,
                                                                   2006
                                                                   ----
                                                                (Unaudited)
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents                                      $    352,059
Accounts Receivable, net                                                 --
                                                               ------------
Total Current Assets                                                352,059
                                                               ------------
FURNITURE & EQUIPMENT, net                                           14,862
                                                               ------------
OTHER ASSETS:
Debt Issuance Costs, net                                          1,288,625
Security Deposits                                                     3,526
Prepaid Expenses                                                     25,000
                                                               ------------
Total Other Assets                                                1,317,151
                                                               ------------
TOTAL ASSETS                                                   $  1,684,072
                                                               ============

LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable                                               $     16,103
Sales Tax Payable                                                       492
Accrued Salaries and Interest                                       197,145
Accrued Interest - Convertible Notes                                451,777
Convertible Notes Payable,
  Net of Debt Discount of $181,549                                1,755,294
Derivative Liability                                                692,380
                                                               ------------
Total Current Liabilities                                         3,113,191
                                                               ------------
CONVERTIBLE NOTES PAYABLE                                         4,900,000
                                                               ------------
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 Par Value; 70,000,000 Shares Authorized,
41,310,852 Shares Issued and Outstanding                            413,108
Paid-in Capital                                                   9,492,825
Accumulated Deficit                                             (16,235,052)
                                                               ------------
Total Stockholders' Deficit                                      (6,329,119)
                                                               ------------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                      $  1,684,072
                                                               ============


                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                          Three Months Ended              Six Months Ended
                                               June 30,                        June 30,
                                         2006            2005            2006            2005
                                         ----            ----            ----            ----
SALES, net                           $      1,657    $      8,762    $      3,935    $     21,977

COST OF SALES                                  --           2,225             500          13,289
                                     ------------    ------------    ------------    ------------
GROSS PROFIT                                1,657           6,537           3,435           8,688

OPERATING EXPENSES:
General and Administrative                158,239         192,048         340,381         409,896
Sales and Marketing                        20,483          84,344          68,394         145,685
Research and Development                    9,717         111,193          70,039         256,902
                                     ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                  188,439         387,585         478,814         812,483
                                     ------------    ------------    ------------    ------------
(LOSS) FROM OPERATIONS                   (186,782)       (381,048)       (475,379)       (803,795)

OTHER INCOME (EXPENSES):
Interest Income                                 6               6              14              13
Interest Expense                         (311,421)       (163,847)       (688,647)       (270,800)
Amortization - Debt Issuance Costs       (189,007)       (132,751)       (394,365)       (234,557)
                                     ------------    ------------    ------------    ------------
TOTAL OTHER INCOME (EXPENSES)            (500,422)       (296,592)     (1,082,998)       (505,344)
                                     ------------    ------------    ------------    ------------
(LOSS) BEFORE PROVISION FOR TAXES        (687,204)       (677,640)     (1,558,377)     (1,309,139)

PROVISION FOR TAXES                            --              --              --            (800)
                                     ------------    ------------    ------------    ------------
NET (LOSS)                           $   (687,204)   $   (677,640)   $ (1,559,178)   $ (1,309,939)
                                     ============    ============    ============    ============
Net loss per common
  share-basic and diluted            $      (0.02)   $      (0.02)   $      (0.04)   $      (0.04)

Weighted Average Number
  of shares                            40,823,873      35,102,978      39,117,133      35,082,828




                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                           Six Months Ended
                                                               June 30,
                                                         2006            2005
                                                         ----            ----
Cash flows from operating activities
Net loss                                             $ (1,559,178)   $ (1,309,939)
                                                     ------------    ------------
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and amortization                             398,238         239,921
(Increase) decrease in accounts receivable                    830           6,279

Increase (decrease) in accounts payable                   (14,141)          8,249
Increase (decrease) in accrued liabilities                 76,619          58,492
Increase (decrease) in interest payable                   287,664         226,388
Increase (decrease) in income taxes payable                    --              25
Amortizaton of Debt Discount                              396,608          44,412
Non cash consulting expense                                    --          25,500

(Increase) decrease in prepaid expenses                   (25,000)             --
                                                     ------------    ------------
Total adjustments                                       1,120,818         609,266
                                                     ------------    ------------

Net cash provided (used) by operating activities         (438,360)       (700,673)
                                                     ------------    ------------
Cash flows from investing activities:

Cash payments for the purchase of equipment                (1,805)         (3,415)
                                                     ------------    ------------
Net cash provided (used) by investing activities           (1,805)         (3,415)

Cash flows from financing activities:
Net proceeds from issuance of convertible notes           728,250         552,451

Stock issuance costs                                      (87,484)             --

Principal payment on short term notes                     (50,000)             --
Net proceeds from short term notes                         50,000              --
                                                     ------------    ------------
Net cash provided (used) by financing activities          640,766         552,451
                                                     ------------    ------------
Net increase (decrease) in cash and equivalents           200,601        (151,637)
Cash and equivalents, beginning of period                 151,458         404,320
                                                     ------------    ------------
Cash and equivalents, end of period                  $    352,059    $    252,683
                                                     ============    ============
Supplemental disclosures of cash flow information:
Cash paid during the period  for:
Income tax                                           $        800    $        775
Interest expense                                     $      4,375    $         --


                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                      STATEMENTS OF STOCKHOLDERS' (DEFICIT)
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006


                                                         COMMON STOCK            ADDITIONAL                        TOTAL
                                                                                  PAID-IN-       ACCUMULATED    STOCKHOLDERS'
                                                     SHARES         AMOUNT         CAPITAL         DEFICIT       (DEFICIT)
                                                  ------------   ------------   ------------    ------------   ------------
BALANCE AT DECEMBER 31, 2005                        35,400,227   $    354,002   $  8,968,929    $(14,675,874)  $ (5,352,943)

CONVERSION OF NOTE AND
INTEREST INTO COMMON STOCK                           2,117,500         21,175        317,625                        338,800

STOCK ISSUANCE COSTS                                                                (541,572)                      (541,572)

ISSUANCE OF COMMON STOCK IN
ACCORDANCE WITH SEDA AGREEMENT                       2,040,000         20,400        489,600                        510,000

INTRINSIC VALUE OF WARRANTS                                                           39,422                         39,422

NET LOSS                                                                                            (842,765)      (842,765)
                                                  ------------   ------------   ------------    ------------   ------------

BALANCE AT MARCH 31, 2006                           39,557,727   $    395,577   $  9,274,004    $(15,518,639)  $ (5,849,058)

CONVERSION OF NOTE AND
INTEREST INTO COMMON STOCK                           1,753,125         17,531        262,971                        280,502

STOCK ISSUANCE COSTS                                                                 (53,000)                       (53,000)

INTRINSIC VALUE OF WARRANTS
ISSUED                                                                     --          8,850                          8,850

NET LOSS                                                                                            (716,413)      (716,413)

                                                  ------------   ------------   ------------    ------------   ------------
BALANCE AT JUNE 30, 2006                            41,310,852   $    413,108   $  9,492,825    $(16,235,052)  $ (6,329,119)
                                                  ============   ============   ============    ============   ============


                        See Notes to Financial Statements

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Organization

      Performance Health Technologies, Inc. ("PHT" or the "Company") was incorporated on June 15, 1998 in the state of Delaware. PHT develops and markets computer-based rehabilitation and health maintenance products. The Company is based in Boulder, Colorado.

      The accompanying unaudited financial statements of Performance Health Technologies, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the interim financial statements not misleading have been included. Results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. These interim financial statements should be read in conjunction with the financial statements and footnotes thereto of the Company and management's discussion and analysis of financial condition and results of operations included in the Company's Form SB-2. Prior year amounts have in some cases been reclassified to conform to the current year's presentation.

      Revenue and Cost Recognition

      For financial reporting, the Company recognizes income and expenses on the accrual method of accounting. Under this method, revenue is recognized when earned and expenses when incurred.

      Income Taxes

      Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable and amortizable assets (use of different depreciation and amortization methods and lives for financial statement and income tax purposes) and allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income.

      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is provided utilizing both the straight-line and accelerated methods over the estimated useful lives of the assets as follows:

      Equipment                     3-5 years
      Computer equipment            3-5 years
      Furniture & fixtures          3-5 years

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)


      Cash and Cash Equivalents

      For purposes of the Statement of Cash Flows, all highly liquid investments with a maturity of three months or less are included in cash equivalents. As of June 30, 2006 cash and cash equivalents included $349,754 of cash held in commercial banks, petty cash fund of $250 and $2,055 of money market securities.

      Advertising

      The company expenses advertising costs as they are incurred. Advertising expense for the three and six months ended June 30, 2006 amounted to $0 and $11,666, respectively. Advertising expense for the three and six months ended June 30, 2005 amounted to $6,252 and $15,152, respectively

      Allowance for Doubtful Accounts

      The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on managements' evaluation of outstanding accounts receivable at the end of the period.

      Debt Issuance Costs

      Debt Issuance Costs are amortized using the straight-line method over the term of the notes. (See Note 3)

      Research and Development Costs

      Expenses for research and development are charged to expense when incurred. The total amount of research and development expenses incurred during the three and six months ended June 30, 2006 amounted to $9,717 and $70,039, respectively. The total amount of research and development expenses incurred during the three and six months ended June 30, 2005 amounted to $111,193 and $256,902, respectively.

      Employee Stock Options

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share Based Payment". SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation", and supercedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. On January 1, 2006, the Company adopted SFAS 123R. The provisions of SFAS

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)

      123R became effective the first annual reporting period beginning after December 15, 2005. SFAS 123R requires companies to adopt its requirements using a "modified prospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123R for all share-based payments granted after that date, based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R.

      Beginning in the 2006 calendar year, with the adoption of SFAS 123R, the Company included stock-based compensation in general and administrative for the cost of stock options. Stock based compensation expense for the three and six months ended June 30, 2006 was $0.


NOTE 2 - PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment as of June 30, 2006 and December 31, 2005 are as follows:

                                            June 30,
                                              2006
                                              ----
        Equipment and Computers             $43,600

        Less: Accumulated depreciation      (28,738)
                                            -------
                                            $14,862

      Depreciation expense charged to income for the three and six months ended June 30, 2006 amounted to $1,944 and $3,873, respectively.

      Depreciation expense charged to income for the three and six months ended June 30, 2005 amounted to $2,682 and $5,364, respectively.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)


NOTE 3 - INTANGIBLES:

      The intangible assets of the company as of June 30, 2006 consist of the following:

                                              June 30,
                                                2006
                                                ----
        Debt issuance costs                  $2,515,518
        Less: Accumulated
              Amortization                   (1,226,893)
                                             ----------
                                             $1,288,625
                                             ==========

      Amortization expense charged to income for the three and six months ended June 30, 2006 amounted to $189,007 and $394,365, respectively.

      Amortization expense charged to income for the three and six months ended June 30, 2005 amounted to $132,751 and $234,557, respectively.

NOTE 4 - ACCOUNTS RECEIVABLE:

      The balance of accounts receivable as of June 30, 2006 and December 31, 2005 was $0 and $830 net of an allowance for doubtful accounts of $0 and $0, respectively.

NOTE 5 - CONVERTIBLE NOTES:

      The Company accounts for the value of warrants and the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion rights that are in-the-money at the commitment date pursuant to EITF Issue. 98-5, EITF Issue No. 00-19 and EITF Issue No. 00-27. Such values are determined by first allocating an appropriate portion of the proceeds received from the debt instruments to the warrants or any other detachable instrument included in the exchange.

      The intrinsic value of the beneficial conversion rights at the commitment date may also be recorded as additional paid-in capital and debt discount as of that date or, if the terms of the debt instrument are contingently adjustable, may only be recorded if a triggering event occurs and the contingency is resolved. Since the conversion rights associated with the convertible notes were initially exercisable into an indeterminable number of common shares, the Company has determined that under the guidance of EITF 00-19, the Company could not conclude that it had sufficient authorized and unissued shares to net-share settle any warrants or options issued to non-employees. Therefore, as of June 30, 2006, the Company had classified the fair value of all vested warrants and options issued to non-employees as a liability.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)

      On May 15, 2006, the Company sold $250,000 of equity unit (the "2006 A Units") in a private placement. Each 2006 A Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 A Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 A Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance.

      The holder of each 2006 A Note may elect to convert the principal balance of the 2006 A Note into shares of Common Stock.

      The 2006 A Notes are convertible at a price equal to the lower of (i) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 training days immediately preceding the day upon which we receive a conversion notice from the Noteholder or (ii) $.30 per share (the "Conversion Rate").

      Each 2006 A Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of the warrants is $.50 per share. The warrants are exercisable for a period of five years from the date of issuance.

      On May 24, 2006, the Company sold $250,000 of equity unit (the "2006 B Units") in a private placement. Each 2006 B Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 B Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 B Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance. The holder of each 2006 B Note may elect to convert the principal balance of the 2006 B Note into shares of Common Stock. The 2006 B Notes are convertible at a price equal to the lesser of (i) $0.50 (the "Conversion Price") or (ii) 70% of the average of the closing bid price for the Company's Common Stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which the Company's Common Stock is then traded (the "Conversion Rate"). Each 2006 B Note bears interest at 10% per annum payable at maturity in arrears, at the option of Performance Health, in cash, or Common Stock (at the Conversion Rate, subject to adjustment), or a combination of cash and Common Stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

      Each investor participating in the Offering received a Warrant to purchase 6,000 shares of Common Stock for every $1,000 invested. The exercise price of 3,000 of the warrants is $.50 per share and the exercise price for 3000 warrants is $1.00 per share. The warrants are exercisable for a period of five years from the date of issuance.

      On June 30, 2006, The Company sold $250,000 of equity unit (the "2006 C Units") in a private placement. Each 2006 C Unit, with a purchase price of $1,000 per unit consists of a 10% convertible note (the "2006 C Notes") in the principal amount of $1,000 and 6,000 warrants to purchase our common stock. The principal balance of each 2006 C Note, along with accrued and unpaid interest, is payable 6 months after the date of issuance.

      A convertible note in accordance with the Company's private placement memorandum dated July 27, 2005 of $852 thousand due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 5.31 million shares of common stock at an effective conversion price of the lower of 80% of the fair market value of the Company stock or $2 per share. The debentures are available for conversion into approximately 6,235 shares of the Company's common stock for each $1,000 debenture. Each debenture includes two warrants per $1.00 subscribed for, each warrant exercisable to purchase one share of common stock. The debentures are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to mturity or redemption to convert the debenture into the Company's common stock. The convertible notes are unsecured obligations of the Company.

      A convertible note in accordance with the Company's private placement memorandum dated February 24, 2005 of $750 thousand due on the earlier of the first anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 3.75 million shares of common stock at an effective c conversion price of the lower of 80% of the fair market value of the Company stock or $2 per share. The debentures are available for conversion into approximately 5,000 shares of the Company's common stock for each $1,000 debenture. The debentures are issued at par and pay interest of 10% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the debenture into the Company's common stock. The convertible notes are unsecured obligations of the Company.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

      A convertible note in accordance with the Company's private placement memorandum dated October 24, 2003 of $4.9 million due on the earlier of the fifth anniversary of the closing for the convertible note or the occurrence of a fundamental change in capital structure. The convertible note is convertible into approximately 19.6 million shares of common stock at an effective c conversion price of the lower of 80% of the fair market value of the Company stock or $2 per share. The debentures are available for conversion into approximately 4,000 shares of the Company's common stock for each $1,000 debenture. The debentures are issued at par and pay interest of 8.5% annually. The interest is payable at the option of the Company, in cash, or common stock, or a combination of cash and common stock. The holder may elect at any time after purchase prior to maturity or redemption to convert the debenture into the Company's common stock. The convertible notes are unsecured obligations of the Company.


NOTE 6 - ACCRUED SALARIES AND INTEREST:

      Accrued salaries and interest represents salaries due to officers of the Company. At June 30, 2006 the officers were due $174,615 in accrued salaries along with interest on the accrued salaries of $22,530. Interest is accrued at a rate of 8.500% per annum.

NOTE 7 - PROVISION FOR INCOME TAXES:

      As of June 30, 2006, non-current deferred tax liabilities for taxable temporary differences total $1,280. Non-current deferred tax assets recognized for deductible temporary differences total $5,684,870.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)


      The Company's deferred tax assets and liabilities consist of the following at June 30, 2006:

      Deferred tax assets:
        Net operating loss carryforwards               $5,441,419
        Excess of tax basis over financial statement
          of intangible assets                            243,451
      Deferred tax liabilities:
        Excess of financial statement over tax basis
          of property, plant and equipment                 (1,280)
      Valuation allowance for deferred tax assets      (5,683,590)
                                                       ----------
                                                       $        0
                                                       ==========

      A valuation allowance of $3,419,207 was established at December 31, 2003 to eliminate the net deferred tax benefit that existed at that time since it was uncertain if the tax benefits would be realized. This allowance was increased by $880,626 to $4,299,833 at December 31, 2004, increased by $885,475 to $5,185,308 at December 31, 2005 and increased by $182,412 to
      $5,367,720 at March 31, 2006 and increased by $315,870 to $5,683,590 at
      June 30, 2006.

      Income tax expense for the six months ended June 30, 2006 and 2005 consisted of the following:

                             June 30,    June 30,
                               2006        2005
                               ----        ----
      California              $  800      $  800

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)


      As of June 30, 2006, the Company had net operating loss carryforwards of $14,493,500 that can be deducted against future taxable income. These tax carryforward amounts expire as follows:

      Year Ending
      December 31,

      12/31/19                   $ 1,101,282
      12/31/20                     2,862,191
      12/31/21                     1,032,226
      12/31/22                     2,036,114
      12/31/23                     2,099,394
      12/31/24                     2,675,931
      12/31/25                     2,686,362
                                 -----------
                                 $14,493,500
                                 ===========

NOTE 8 - CONCENTRATION OF CREDIT RISK:

      The company maintains its cash balances in two financial institutions. As of June 30, 2006, the Company's cash and cash equivalents exceeded federally insured limits by $252,872.

NOTE 9 - CASH FLOW DISCLOSURES:

      Non-cash investing and financing transactions for the six months ended June 30, 2006 included the following:

            Convertible notes along with accrued interest totaling $619,302 were converted into common stock.

            The Company recorded a charge to stock issuance costs in the amount of $510,000 in exchange for common stock.

      Non-cash investing and financing transactions for the six months ended June 30, 2005 included the following:

            Accrued officer's salaries along with related interest in the amount of $87,791 was converted into common stock.

            Accrued interest payable on convertible notes in the amount of $200,830 was converted into common stock.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)

            Consulting fees in the amount of $25,500 were paid through the issuance of common stock.

NOTE 10 - 401K AND PROFIT SHARING PLAN:

      The Company maintains a 401K and Profit Sharing Plan. Contributions to the Profit Sharing Plan are at management's discretion. For the three and six months ended June 30, 2006, management has committed to contribute $0 and $0, respectively to the plan. For the three and six months ended June 30, 2005, management has committed to contribute $0 and $0, respectively to the plan.

      Matching corporate contributions to the 401K plan are at management's discretion and only apply to those employees who choose to participate. Matching contributions to the 401K plan amounted to $0 and $0 for the three and six months ended June 30, 2006. Matching contributions to the 401K plan amounted to $0 and $0 for the three and six months ended June 30, 2005.

NOTE 11 - RELATED PARTY TRANSACTIONS:

      Consulting

      In August 2005 the Company entered into a consulting agreement with Phoenix Ventures, a related party. The agreement calls for monthly consulting fees of $3,000 along with 2,500 stock options (options starting January 01, 2006) being granted per month. Consulting fees of $11,000 and $20,000 relating to this agreement were incurred during the three and six months ended June 30, 2006 along with 15,000 stock options granted.

      In June 2006 the Company renegotiated its consulting agreement with Phoenix Ventures, a related party. The new agreement calls for monthly consulting fees of $6,000.

      Sublease

      In June of 2006 the Company entered into a Sublease Agreement with a related party for 350 square feet of its new Trenton, NJ office facility. The lease calls for a base monthly rental payment of $750. The lease expires on September 15, 2006.

NOTE 12 - STOCKHOLDERS' EQUITY:

      On January 23, 2006, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay the Company 95% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)

      The total number of shares issued to Cornell Capital Partners, LP under each advance request will be equal to the total dollar amount of the advance request divided by the purchase price determined during the five day pricing period. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company maintaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $500,000 every five trading days. The amount and timing of all advances under the Standby Equity Distribution Agreement are at the discretion of the Company and the Company is not obligated to issue and sell any securities to Cornell Capital Partners, LP, unless and until it decides to do so. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital Partners, LP received 2,000,000 shares of the Company's common stock as a commitment fee under the Standby Equity Distribution Agreement. The Company also issued 40,000 shares of the Company's common stock to Newbridge Securities Corporation under a placement agent agreement relating to the Standby Equity Distribution Agreement.

NOTE 13 - LEASING ARRANGEMENTS:

      Colorado Facility

      On February 03, 2006, the Company renewed their lease for a period of six months for their facility in Boulder, CO. The lease requires a base rent of $3,271.04 per month and monthly common area maintenance charges of $1,099.07 beginning May 01, 2006. The term of this lease agreement expires October 31, 2006. The total rent paid for the three and six months ended June 30, 2006 was $13,110 and $26,221, respectively.

      The total rent paid for the three and six months ended June 30, 2005 was $13,110 and $26,779, respectively.

      PHT also has various equipment leases that are treated as operating leases for financial reporting purposes.

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)

      The following are future minimum rental payments required under above operating leases as June 30, 2006.

      For the year ended June 30, 2007                        $21,250

      For the year ended June 30, 2008 & thereafter           $   -0-

NOTE 14 - OFFICERS AND DIRECTORS:

      In February of 2006 Robert Prunetti was elected CEO and President of the Company.

NOTE 15 - GOING CONCERN

      As shown in the accompanying financial statements, the Company incurred a net loss of $1,559,178 during the six months ended June 30, 2006, and as of that date, the Company's current liabilities exceeded its current assets by $2,761,132. Those factors raise substantial doubt about the Company's ability to continue as a going concern. Management of the Company plans to raise additional capital through private placement offerings and a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partner's, LP (as discussed in note 12). The ability of the Company to continue as a going concern is dependent on the company timely registering with the Securities and Exchange Commission and entering into the SEDA with Cornell Capital Partner's, LP and raising additional capital through private placement offerings. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 16 - SUBSEQUENT EVENTS:

      2006 Offering D

      On October 13, 2006 the Company sold $250,000 of equity units (the "2006 D Units") in a private placement. The 2006 D Units consist of a 13% convertible note (the "2006 D Notes") in the principal amount of $250,000 and 625,000 five year warrants to purchase our common stock at an exercise price of $.50. The principal balance of the 2006 D Note, along with accrued and unpaid interest, is payable on the earlier of (i) 30 days after the effective date of a registration statement filed by the Company that includes the warrant shares, or (ii) April 13, 2007. The holder of the 2006 D Note may elect to convert the principal balance of the 2006 D
      Note into shares of our common stock at a price equal to the lesser of (i)

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                  (UNAUDITED)

      $0.50, or (ii) 70% of the average of the closing bid price for the Company's common stock for the 20 days preceding the conversion notice, as reported by the exchange on which the Company's common stock is then traded (the "Conversion Rate"). The Note bears interest at 13% per annum payable at maturity in arrears, at the option of the Company, in cash, or common stock (at the Conversion Rate), or a combination of cash and common stock. The Company paid a total of $8,125 in prepaid interest to the 2006 D noteholder on the date of closing, representing 90 days' worth of interest on the 2006 D Note. The 2006 D noteholder also received $12,500 at the closing as additional consideration. The 2006 D Notes are secured by a security interest in all of the assets of the Company, which the investor agreed to subordinate in favor of financing from a bank or other traditional lending institution.

                                   PROSPECTUS

                        82,704,231 Shares of Common Stock

                      PERFORMANCE HEALTH TECHNOLOGIES, INC.

                              _______________, 2006

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Performance Health Technologies, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      o to any person to whom it is unlawful to make the offer or solicitation; or

      o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      o there have been no changes in the affairs of Performance Health Technologies, Inc. after the date of this prospectus; or

      o the information contained in this prospectus is correct after the date of this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), Article v of the Company's By-laws provides for the indemnification of an "authorized representative" of the Company (a) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, by reason of the fact that such person was or is an authorized representative of the Company, in connection with a threatened, pending or completed third party proceeding, whether civil or criminal, administrative or investigative, if such individual acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, if the action was a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful; and (b) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of a threatened, pending or completed corporate proceeding, by reason of the fact such person was or is an authorized representative of the Company, if such person acted under the standards set forth in section (a) above and if such person was not found liable to the Company (or if found liable, if a proper court found such person to be fairly and reasonably entitled to indemnification). the Company 's By-laws further provide for mandatory indemnification of authorized representatives of the Company who have been successful in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred in connection with such defense. An "authorized representative" of the Company includes a director, employee or agent of the Company, or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, Article Ninth of the Company 's Amended and Restated Certificate of Incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors or officers of a corporation, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of the duty of care by such director. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

The Company carries directors' and officers' liability insurance covering losses up to $3,000,000 (subject to certain deductible amounts).

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)

Registration Fee - Securities and Exchange Commission .............  $  2,212.21
Printing of Registration Statement, Prospectus, etc. (2) ..........  $ 40,000.00
Accounting Fees and Expenses (2) ..................................  $100,000.00
Legal Fees and Expenses (2) .......................................  $150,000.00
Miscellaneous (2) .................................................  $  7,787.79
                                                                     -----------
     Total ........................................................  $300,000.00

----------
(1) No portion of these expenses will be borne by selling stockholders.
(2) Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

                                      PRINCIPAL
                                        AMOUNT
                                      OR NUMBER
                                          OF         PRICE PER                                 EXEMPTION
  DATE OF SALE          TITLE         SECURITIES     SECURITY      NATURE OF TRANSACTION       CLAIMED(1)
  ------------          -----         ----------     --------      ---------------------       ----------
October 31, 2006    Units               $250,000     $250,000      Units issued to an       ss.4(2) of the
                    consisting of                    per Unit      accredited investor      Securities Act
                    $250,000 of                                    in a private
                    13%                                            placement for cash.
                    Convertible D
                    Notes with
                    625,000
                    attached
                    warrants

July 1, 2006        Warrants           4,000,000     N/A           Warrants issued to       ss.4(2) of the
                                                                   North Coast              Securities Act
                                                                   Securities
                                                                   Corporation and its
                                                                   designees as
                                                                   compensation for
                                                                   services rendered
                                                                   under financial
                                                                   consulting agreement.

June 30, 2006       Units               $250,000     $1,000 per    Units issued to          ss.4(2) of the
                    consisting of                    Unit          accredited investors     Securities Act
                    $1,000 of 10%                                  in a private
                    Convertible C                                  placement for cash.
                    Notes with
                    6,000
                    attached
                    warrants

May 24, 2006        Units               $250,000     $1,000 per    Units issued to          ss.4(2) of the
                    consisting of                    Unit          accredited investors     Securities Act
                    $1,000 of 10%                                  in a private
                    Convertible B                                  placement for cash.
                    Notes with
                    6,000
                    attached
                    warrants

May 15, 2006        Units               $250,000     $1,000 per    Units issued to          ss.4(2) of the
                    consisting of                    Unit          accredited investors     Securities Act
                    $1,000 of 10%                                  in a private
                    Convertible A                                  placement for cash.
                    Notes with
                    6,000
                    attached
                    warrants

April 4, 2006       Units                $50,000     $50,000       Units issued to an       ss.4(2) of the
                    consisting of                    per Unit      accredited investor      Securities Act
                    $50,000 of                                     in a private
                    10%                                            placement for cash.
                    Convertible
                    Notes with
                    150,000
                    attached
                    warrants

January 23, 2006    Common Stock       2,000,000     $0.25         Shares issued to         ss.4(2) of the
                                                                   Cornell Capital          Securities Act
                                                                   Partners, LP as a
                                                                   commitment fee under
                                                                   standby equity
                                                                   distribution
                                                                   agreement.

                                      PRINCIPAL
                                        AMOUNT
                                      OR NUMBER
                                          OF         PRICE PER                                 EXEMPTION
  DATE OF SALE          TITLE         SECURITIES     SECURITY      NATURE OF TRANSACTION       CLAIMED(1)
  ------------          -----         ----------     --------      ---------------------       ----------
January 23, 2006    Common Stock          40,000     $0.25         Shares issued to         ss.4(2) of the
                                                                   Newbridge Securities     Securities Act
                                                                   Corporation as
                                                                   compensation under
                                                                   standby equity
                                                                   distribution
                                                                   agreement.

December 31, 2005   Common Stock         140,508     $0.25         Shares issued to         ss.4(2) of the
                                                                   employees,               Securities Act
                                                                   consultants, and
                                                                   directors as
                                                                   compensation.

December 31, 2005   Common Stock         537,500     N/A           Options issued to        ss.4(2) of the
                    Options                                        employees,               Securities Act
                                                                   consultants,
                                                                   directors and
                                                                   advisory board
                                                                   members pursuant
                                                                   to incentive stock
                                                                   option plan.

December 1, 2005    Common Stock          10,000     N/A           Options issued to        ss.4(2) of the
                    Options                                        employees pursuant       Securities Act
                                                                   to incentive stock
                                                                   option plan.

October 1, 2005     Common Stock         100,000     N/A           Options issued to        ss.4(2) of the
                    Options                                        employees pursuant       Securities Act
                                                                   to incentive stock
                                                                   option plan.

August 2005 -       Warrants              47,850     N/A           Warrants issued to       ss.4(2) of the
January 2006                                                       North Coast              Securities Act
                                                                   Securities
                                                                   Corporation and
                                                                   its designees as
                                                                   compensation in
                                                                   connection with
                                                                   2005-B private
                                                                   placement.

August 2005 -       Units               $957,000     $1,000 per    Units issued to          ss.4(2) of the
January 2006        consisting of                    Unit          accredited investors     Securities Act
                    $1,000 of 10%                                  in 2005-B private
                    Convertible B                                  placement for cash.
                    Notes with
                    2,000
                    attached
                    warrants

May 19, 2005        Common Stock           8,000     N/A           Options issued to        ss.4(2) of the
                    Options                                        consultant pursuant      Securities Act
                                                                   to incentive stock
                                                                   option plan.

March 2005 - May    Warrants              87,500     N/A           Warrants issued to       ss.4(2) of the
2005                                                               North Coast              Securities Act
                                                                   Securities
                                                                   Corporation and
                                                                   its designees as
                                                                   compensation in
                                                                   connection with
                                                                   2005-A private
                                                                   placement.

                                      PRINCIPAL
                                        AMOUNT
                                      OR NUMBER
                                          OF         PRICE PER                                 EXEMPTION
  DATE OF SALE          TITLE         SECURITIES     SECURITY      NATURE OF TRANSACTION       CLAIMED(1)
  ------------          -----         ----------     --------      ---------------------       ----------
March 2005 - May    10%                 $750,000     $1,000        Notes issued to          ss.4(2) of the
2005                Convertible A                    Principal     accredited investors     Securities Act
                    Notes                            of Notes      in 2005-A private
                                                                   placement for cash.

January 25, 2005    Common Stock         705,331     N/A           Options issued to        ss.4(2) of the
                    Options                                        employees,               Securities Act
                                                                   consultants,
                                                                   directors and
                                                                   advisory board
                                                                   members pursuant
                                                                   to incentive stock
                                                                   option plan.

December 30, 2004   Common Stock         105,440     N/A           Shares issued to         ss.4(2) of the
                                                                   employees,               Securities Act
                                                                   consultants,
                                                                   directors and
                                                                   advisory board
                                                                   members.

July 15, 2004       Common Stock         132,668     N/A           Options issued to        ss.4(2) of the
                    Options                                        employees,               Securities Act
                                                                   consultants,
                                                                   directors and
                                                                   advisory board
                                                                   members pursuant
                                                                   to incentive stock
                                                                   option plan.

January 29, 2004    Common Stock         589,669     N/A           Options issued to        ss.4(2) of the
                    Options                                        employees,               Securities Act
                                                                   consultants,
                                                                   directors and
                                                                   advisory board
                                                                   members pursuant
                                                                   to incentive stock
                                                                   option plan.

December 2003-      Warrants             336,000     N/A           Warrants issued to       ss.4(2) of the
July 2004                                                          North Coast              Securities Act
                                                                   Securities
                                                                   Corporation and
                                                                   its designees as
                                                                   compensation in
                                                                   connection with
                                                                   2003 private
                                                                   placement.

December 2003-      Units             $4,900,000     $1,000 per    Units issued to          ss.4(2) of the
July 2004           consisting of                    Unit          accredited investors     Securities Act
                    $1,000 of                                      in 2003 private
                    8.5%                                           placement for
                    Convertible                                    $3,976,000 in cash
                    Notes and 250                                  and $924,000 for
                    Shares of                                      exchange of
                    Common Stock                                   outstanding debt.

All transactions described in Item 26 were, in the opinion of the Company, exempt from registration under the Securities Act by reason of Section 4(2) thereof, since the sale of such securities did not involve any public offering. Each person who purchased such securities represented that such shares were purchased for investment and not with a view to any distribution thereof. The purchasers of these securities were officers or directors of the Company or persons who were sophisticated in financial matters and had access to information about the Company and an opportunity to ask questions of the directors and officers of the Company.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT
------      -----------------------

3.1         Amended and Restated Certificate of Incorporation, as of October 26,
            2005 +

3.2         By-Laws +

5.0 Legal Opinion of Gallagher, Briody & Butler [to be filed by amendment]

10.1 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2001 A private placement+

10.2 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. in 2001 A private placement in 2001+

10.3 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. under 2001 consulting agreement+

10.4 Form of Amended and Restated Common Stock Purchase Warrant issued to bridge loan converters in 2001 private placement +

10.5 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities in 2001 A private placement +

10.6 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2001 B private placement+

10.7 Form of Amended and Restated Common Stock Purchase Warrant issued to First Allied Securities, Inc. in 2001 B private placement+

10.8 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2003 private placement+

10.9 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2005 A private placement+

10.10 Form of Amended and Restated Common Stock Purchase Warrant issued to North Coast Securities Corporation in 2005 B private placement+

10.11 Form of Amended and Restated Common Stock Purchase Warrant issued to investors in 2005 B private placement+

10.12 Form of $.30 Common Stock Purchase Warrant issued to investor on April 4, 2006+

10.13 Form of $.50 Common Stock Purchase Warrant issued to investors in 2006 A private placement+

10.14 Form of $0.50 Common Stock Purchase Warrant issued to investors in 2006 B private placement+

10.15 Form of $1.00 Common Stock Purchase Warrant issued to investors in 2006 B private placement+

10.16 Form of $0.60 Common Stock Purchase Warrant issued to investors in 2006 C private placement.+

10.17 Form of $1.20 Common Stock Purchase Warrant issued to investors in 2006 C private placement+

10.18 Form of Common Stock Purchase Warrant issued to North Coast Securities Corporation dated July 1, 2006+

10.19 Form of $.50 Common Stock Purchase Warrant issued to investor in 2006 D private placement+

10.20 Form of Amended and Restated 8.5% Convertible Note issued in 2003 private placement +

10.21 Form of Amended and Restated 10% Convertible Note issued in 2005-B private placement +

10.22       Form of 15% Convertible Note dated April 4 , 2006 +

10.23       Form of 10% Convertible Note dated May 15, 2006+

10.24       Form of 10% Convertible Note dated May 24, 2006 +

10.25       Form of 10% Convertible Note dated June 30, 2006 +

10.26       Form of 13% Convertible Note dated October 13, 2006 +

10.27       Amended and Restated 1999 Stock Incentive Plan +

10.28 Form of Stock Option Agreement relating to the Company's 1999 Stock Incentive Plan +

10.29 Standby Equity Distribution Agreement dated as of January 23, 2006 between Performance Health Technologies, Inc. and Cornell Capital Partners, L.P. +

10.30 Registration Rights Agreement dated January 23, 2006 by and between Performance Health Technologies, Inc. and Cornell Capital Partners, LP in connection with the Standby Equity Distribution Agreement +

10.31 Placement Agent Agreement dated as of January 23, 2006 by and among Performance Health Technologies, Inc., and Newbridge Securities Corporation in connection with the Standby Equity Distribution Agreement +

10.32 Consulting Agreement between Performance Health Technologies, Inc. and Marc R. Silverman dated as of March 1, 2006+

10.33 Employment Agreement between Performance Health Technologies, Inc. and Robert D. Prunetti dated as of August 7, 2006+

10.34 Assignment and Assumption of Lease by and between Tecker Consultants, LLC, Performance Health Technologies, Inc. and BOI, L.L.C. dated August 1, 2006 [to be filed by amendment]

10.35 Lease dated as of October 31, 1994 between The Flynn Company, as Receiver for River View Executive Park, Inc., on behalf of Colony NYRO Partners, L.P. and Tenant [to be filed by amendment]

10.36 First Amendment to Lease dated November 24, 1999 [to be filed by amendment]

10.37 Second Amendment to Lease dated January 13, 2003 [to be filed by amendment]

10.38 Services Agreement between Performance Health Technologies, Inc. and Phoenix Ventures, LLC dated November 1, 2006 +

10.39       Form of Business Advisory Services Agreement with Advisory Board
            Members +

10.40 Consulting Agreement dated November 9, 2006 between Performance Health Technologies, Inc. and Montgomery Strategic Partners, LLC +

14.1        Code of Ethics +

21.1        Subsidiaries: None

23.1        Consent of Moore Stephens, P.C. +

23.2        Consent of Gallagher, Briody & Butler (included in Exhibit 5.0)

24          Powers of Attorney (included on the signature pages hereof) +

99.1        Advisory Board Charter +

+     Filed herewith.

ITEM 28. UNDERTAKINGS

      The undersigned registrant will:

      (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) Include any addition or changed material on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      (5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)   If the registrant is relying on Rule 430B:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
                        (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Trenton, New Jersey, on November 13, 2006.

                             PERFORMANCE HEALTH
                             TECHNOLOGIES, INC.


                             By:    /s/ Robert D. Prunetti
                                ------------------------------------------------
                                    Robert D. Prunetti
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)


                             By:    /s/ James E. Bartolomei
                                ------------------------------------------------
                                    James E. Bartolomei
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      Each person, in so signing, also makes, constitutes and appoints Robert D. Prunetti or James E. Bartolomei his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments (including post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 13th day of November, 2006 by the following persons in the capacities indicated.

SIGNATURE                           TITLE
---------                           -----


/s/ Robert D. Prunetti              President, Chief Executive Officer and
-------------------------------     Director (Principal Executive Officer)
Robert D. Prunetti


/s/ James E. Bartolomei             Chief Financial Officer and Director
-------------------------------     (Principal Financial and Accounting Officer)
James E. Bartolomei


/s/ Roger G. Harrison               Director
-------------------------------
Roger G. Harrison


/s/ Timothy F. Parshall             Director
-------------------------------
Timothy F. Parshall


/s/ Edward J. Sherman               Director
-------------------------------
Edward J. Sherman